UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Atlantic Coast Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of Atlantic Coast Financial Corporation

2)	Aggregate number of securities to which transaction applies:

2,629,061 shares of common stock currently outstanding

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for the purpose of determining the filing fee: The filing fee was determined based on 2,629,061 shares of common stock multiplied by $5.00 per share (which represents the possible amount of the per share merger consideration). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00013640 by the number calculated in the preceding sentence.

4)	Proposed maximum aggregate value of transaction:

$13,145,305

5)	Total fee paid:

$1,793

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

___________, 2013

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholder:

We cordially invite you to attend a special meeting of stockholders of Atlantic Coast Financial Corporation (“Atlantic Coast Financial”). The special meeting will be held at _____________ located at ____________, Jacksonville, Florida _____, on ______, 2013, at _____, local time.

On February 25, 2013, Atlantic Coast Financial entered into an Agreement and Plan of Merger with Bond Street Holdings, Inc. (“Bond Street”). If the merger is completed, your shares of Atlantic Coast Financial common stock will be converted into the right to receive $5.00 in cash at closing for each share. Upon completion of the merger, you will no longer own any stock or have any other interest in Atlantic Coast Financial.

At the special meeting, you will be asked to approve: (i) the Agreement and Plan of Merger, dated as of February 25, 2013 and as amended on April 22, 2013, by and among Atlantic Coast Financial, Atlantic Coast Bank, Bond Street and Florida Community Bank, N.A. (the “Merger Agreement”); (ii) a non-binding proposal regarding the compensation paid to the named executive officers of Atlantic Coast Financial in connection with the transactions contemplated by the Merger Agreement (the “Merger-Related Executive Compensation Arrangements”); and (iii) any adjournment or postponement of the special meeting, if deemed necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes represented in person or by proxy at the time of the special meeting to approve the Merger Agreement. The affirmative vote of a majority of the total number of shares of Atlantic Coast Financial common stock outstanding and entitled to vote must be voted for approval of the Merger Agreement for the merger to be completed. If the Merger Agreement is so approved, and all other conditions described in the Merger Agreement have been met or waived, the merger is expected to close during the second quarter of 2013.

Your exchange of shares of Atlantic Coast Financial common stock for cash generally will cause you to recognize income or loss for federal, and possibly state, local and foreign, tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

Your Board of Directors recommends that you vote FOR approval of the Merger Agreement, the Merger-Related Executive Compensation Arrangements proposal and the adjournment of the special meeting, if necessary, in order to solicit additional proxies to approve the Merger Agreement, because your Board believes that the merger is advisable and in the best interests of Atlantic Coast Financial’s stockholders. Your Board of Directors has received the written opinion of Stifel, Nicolaus & Company, Incorporated (an affiliate of Keefe, Bruyette & Woods, a Stifel Company) and referred to herein as KBW, that the consideration to be received by Atlantic Coast Financial’s stockholders in the merger is fair from a financial point of view.

This proxy statement provides you with detailed information about the proposed merger and includes, as Appendix A, a copy of the Merger Agreement, as Appendix B, a copy of Amendment No. 1 to the Merger Agreement and, as Appendix C, a copy of the opinion of KBW. We urge you to read the enclosed materials carefully for a complete description of the merger.

Your vote is important. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope we have provided. You may also vote your shares by telephone or the Internet using the instructions on the enclosed proxy or voting instruction card. If your shares are held in an account at a bank, broker or other nominee, you should instruct your broker, bank or nominee how to vote your shares using the separate voting instruction form furnished by your broker, bank or nominee. Failing to vote will have the same effect as voting against the merger.

If you have any questions concerning the merger or need assistance in voting, please contact Atlantic Coast Financial’s proxy solicitor D.F. King & Co, Inc. by calling toll-free, 1-(800) 431-9643 or 1-(212) 269-5550 (collect).

On behalf of the Board, we thank you for your prompt attention to this important matter.

Sincerely,

John J. Linfante	G. Thomas Frankland
Chairman of the Board	President and Chief Executive Officer

This proxy statement is dated ______, 2013 and is first being mailed to stockholders on or about _____, 2013.

Atlantic Coast Financial Corporation

10151 Deerwood Park Blvd.

Building 200, Suite 100

Jacksonville, Florida 32256

(800) 342-2824

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON ___________, 2013

Notice is hereby given that a special meeting of stockholders of Atlantic Coast Financial Corporation will be held ________________ located at _______________, Jacksonville, Florida _____, on ___________, 2013, commencing at _:00 _.m., local time, and thereafter as it may from time to time be adjourned.

A proxy card and a proxy statement for the special meeting are enclosed. The meeting is being held for the following purposes:

1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 25, 2013 and as amended on April 22, 2013, by and among Atlantic Coast Financial Corporation, Atlantic Coast Bank, Bond Street Holdings, Inc. and Florida Community Bank, N.A., pursuant to which Atlantic Coast Financial Corporation will merge with and into Bond Street Holdings, Inc., and Atlantic Coast Bank will merge with and into Florida Community Bank, N.A., and each of the outstanding shares of Atlantic Coast Financial Corporation common stock will be converted into the right to receive $5.00 in cash at closing, as more fully described in the accompanying proxy statement;

2.	To consider and vote upon a non-binding, advisory proposal to approve the compensation to be paid to the named executive officers of Atlantic Coast Financial Corporation in connection with the merger that will be implemented if the Merger Agreement is consummated (the “Merger-Related Executive Compensation Arrangements”);

3.	The adjournment of the special meeting of stockholders if necessary or appropriate to solicit additional proxies; and

To transact such other business as properly may come before the meeting and any adjournment or adjournments thereof. We are not aware of any other business to come before the special meeting. Any action may be taken on Proposals No. 1 and No. 2 at the special meeting or on any date or dates to which the special meeting may be adjourned or postponed. You can vote at the meeting if you owned Atlantic Coast Financial Corporation common stock at the close of business on May 6, 2013.

Your vote is very important. We cannot complete the merger unless Atlantic Coast Financial Corporation’s stockholders representing a majority of the total outstanding shares of Atlantic Coast Financial Corporation common stock approve the Merger Agreement. Failure to vote will have the same effect as voting against the merger.

Regardless of whether you plan to attend the special meeting, please vote as soon as possible. If you hold stock in your name as a stockholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope, or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card or voting instruction card. If you hold your stock in “street name” through a bank, broker or other nominee, please direct your bank, broker or other nominee to vote in accordance with the instructions you have received from your bank, broker or other nominee. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any recordholder of Atlantic Coast Financial Corporation common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked as more fully described in the accompanying proxy statement at any time before it is voted.

The enclosed document provides a detailed description of the merger, the Merger Agreement and related matters. We urge you to read carefully the document, including any documents incorporated in the document by reference, and its appendices in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Atlantic Coast Financial Corporation common stock, please contact Atlantic Coast Financial Corporation’s proxy solicitor:

D. F. King,& Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

(212) 269-5550

acfc@dfking.com

The Atlantic Coast Financial Corporation Board of Directors has approved the Merger Agreement and the merger and recommends that Atlantic Coast Financial Corporation stockholders vote “FOR” approval of the Merger Agreement, “FOR” the Merger-Related Executive Compensation Arrangements proposal and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the Merger Agreement.

By Order of the Board of Directors

G. Thomas Frankland
President and Chief Executive Officer

Jacksonville, Florida

___________, 2013

Important: The prompt return of proxies will save Atlantic Coast Financial Corporation the expense of further requests for proxies to ensure a quorum at the meeting. Please complete, sign and date the enclosed proxy card and promptly mail it in the enclosed envelope. You may also be able to vote your shares by telephone or over the Internet. If telephone or Internet voting is available to you, voting instructions are printed on the proxy card or voting instruction card sent to you. You may revoke your proxy in the manner described in the proxy statement at any time before it is voted.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING	1
SUMMARY TERM SHEET	4
ATLANTIC COAST FINANCIAL CORPORATION SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA	9
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	11
THE SPECIAL MEETING	12
Place, Date and Time	12
Purpose of the Meeting	12
How To Vote	12
Record Date; Vote Required	13
Beneficial Ownership of Atlantic Coast Financial Common Stock	13
Proxies; Revocation	13
Recommendation of the Atlantic Coast Financial Board of Directors Relating to the Merger	14
Attending the Atlantic Coast Financial Special Meeting	15
Participants in Atlantic Coast Financial Benefit Plans	15
MARKET PRICE AND DIVIDEND DATA FOR ATLANTIC COAST FINANCIAL CORPORATION COMMON STOCK	16
INFORMATION ABOUT THE COMPANIES	16
PROPOSAL I — APPROVAL OF THE MERGER AGREEMENT	18
General	19
Background of the Merger	19
Atlantic Coast Financial’s Reasons for the Merger and Recommendation of the Board of Directors that Atlantic Coast Financial Stockholders Vote “FOR” Approval of the Merger Agreement	24
Opinion of Atlantic Coast Financial’s Financial Advisor	26
Surrender of Certificates; Payment of Merger Consideration	31
Certain Federal Income Tax Consequences to U.S. Holders	32
Certain Effects of the Merger	33
Effects on Atlantic Coast Financial and Our Stockholders if the Merger is Not Completed	34
Appraisal Rights	34
Financial Interests of Directors and Executive Officers in the Merger	34
Regulatory Approvals	37
Accounting Treatment	38
Current Litigation Relating to the Merger	38
Terms of the Merger Agreement	39
Surviving Corporation, Governing Documents and Directors	39
Treatment of Atlantic Coast Financial Stock Options and Other Equity-Based Awards	39
Closing and Effective Time of the Merger	40
Representations and Warranties	40
Covenants and Agreements	42
Atlantic Coast Financial’s Stockholder Meeting and Recommendation of Atlantic Coast Financial’s Board of Directors	43
Agreement Not to Solicit Other Offers	43
Conditions to Complete the Merger	45
Termination of the Merger Agreement	46
Effect of Termination	47
Termination Fee	47
Expenses and Fees	47
Amendment, Waiver and Extension of the Merger Agreement	47
Independent Public Accountants	48
OWNERSHIP OF ATLANTIC COAST FINANCIAL CORPORATION COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	48
PROPOSAL II — APPROVAL OF THE MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS	50
PROPOSAL III—ADJOURNMENT OF THE SPECIAL MEETING	50
OTHER MATTERS	51
STOCKHOLDER PROPOSALS	51

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING	51
WHERE YOU CAN FIND MORE INFORMATION	52

Appendix A – Agreement and Plan of Merger (excluding certain exhibits)	A-1
Appendix B – Amendment No. 1 to the Agreement and Plan of Merger	B-1
Appendix C – Opinion of Keefe, Bruyette & Woods, a Stifel Company	C-1

QUESTIONS AND ANSWERS
ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING

Q:	Why am I receiving this proxy statement and proxy card?

A:	You are being asked to approve the Agreement and Plan of Merger, dated as of February 25, 2013 and as amended on April 22, 2013 (the “Merger Agreement”), by and among Atlantic Coast Financial Corporation (“Atlantic Coast Financial”), Atlantic Coast Bank, Bond Street Holdings, Inc. (“Bond Street”) and Florida Community Bank, N.A. A copy of the Merger Agreement is attached to this proxy statement as Appendix A and Amendment No. 1 to the Merger Agreement is attached to this proxy statement as Appendix B. Pursuant to the terms and conditions of the Merger Agreement, Atlantic Coast Financial will merge with and into Bond Street, and Atlantic Coast Bank will merge with and into Florida Community Bank, N.A. and each outstanding common share of Atlantic Coast Financial, other than common shares owned by Atlantic Coast Financial and its subsidiaries or Bond Street and its subsidiaries, will be converted into the right to receive $5.00 in cash at closing. As a result of the merger, Atlantic Coast Financial and Atlantic Coast Bank will no longer exist as separate legal entities, and Atlantic Coast Financial’s common stock will be deregistered under the Securities Exchange Act of 1934, as amended.

Additionally, you are being asked to provide a non-binding vote with respect to certain payments that may be made to Atlantic Coast Financial’s named executive officers in connection with the merger.

You are also being asked to approve the adjournment of the special meeting of stockholders if necessary or appropriate to solicit additional proxies.

Q:	What do I need to do now?

A:	After you have carefully read this proxy statement, including the appendices, and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the special meeting.

If you hold stock in your name as a stockholder of record, indicate on your proxy card how you want your shares to be voted or, if you prefer, you can vote by using the telephone or Internet. If you choose not to vote by telephone or Internet, then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting.

If you hold your stock in “street name” through a bank, broker or other nominee, you must direct your bank, broker or other nominee to vote in accordance with the instructions you have received from your bank, broker or other nominee. “Street name” stockholders who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares.

If you are a participant in the Atlantic Coast Bank Employees’ Savings & Profit Sharing Plan and Trust (“401(k) plan”) or the Atlantic Coast Financial Corporation Employee Stock Ownership Plan, or any other benefit plans through which you can own shares of Atlantic Coast Financial common stock, you will have received with this proxy statement voting instruction forms that reflect all shares you may direct the voting under these plans. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Atlantic Coast Financial common stock allocated to his or her plan account. If you own shares through any of these plans and do not provide instructions on how to vote, the respective plan trustees or administrators will vote the shares in accordance with the terms of the respective plans. The deadline for returning your voting instructions may be prior to _______, 2013.

Q:	What is the vote required to approve the Merger Agreement?

A:	Approval of the Merger Agreement requires the affirmative vote of a majority of the total outstanding shares of Atlantic Coast Financial common stock as of the close of business on May 6, 2013, the record date for the special meeting. Failing to vote will have the same effect as voting against the merger.

1

Q:	Why are Atlantic Coast Financial stockholders being asked to approve, on a non-binding basis, Merger-Related Executive Compensation Arrangements?

A:	The Securities and Exchange Commission (“SEC”) has adopted rules that require Atlantic Coast Financial to seek a non-binding vote with respect to certain payments that may be made to Atlantic Coast Financial’s named executive officers in connection with the merger.

Q:	What will happen if Atlantic Coast Financial Stockholders do not approve the Merger-Related Executive Compensation Arrangements proposal at the special meeting?

A:	Approval of the Merger-Related Executive Compensation Arrangements pursuant to which certain Atlantic Coast Financial named executive officers may receive compensation in connection with the merger is not a condition to the completion of the merger. The vote with respect to the Merger-Related Executive Compensation Arrangements is an advisory vote and will not be binding on Atlantic Coast Financial. Therefore, if the Merger Agreement is approved by Atlantic Coast Financial’s stockholders, the compensation may still be paid pursuant to the Merger-Related Executive Compensation Arrangements to the Atlantic Coast Financial named executive officers if and to the extent required or allowed under applicable law.

Q: Why is my vote important?

A:	If you do not return your proxy card or vote by telephone, Internet or in person at the special meeting or fail to instruct your bank, broker or nominee how to vote, it will be more difficult for us to obtain the necessary quorum to hold our special meeting. In addition, your failure to vote or failure to instruct your bank, broker or other nominee how to vote will have the same effect as a vote against approval of the Merger Agreement. The Merger Agreement must be approved by the affirmative vote of a majority of the total number of shares of Atlantic Coast Financial common stock outstanding and entitled to vote at the special meeting. The Atlantic Coast Financial Board of Directors recommends that you vote to approve the Merger Agreement.

Q:	If my broker holds my shares in street name, will my broker automatically vote my shares for me?

A:	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures your broker provides to you.

Q:	What if I abstain from voting or fail to instruct my broker?

A:	If you abstain from voting or fail to instruct your broker to vote your shares, the abstention will be counted toward a quorum at the special meeting, but it will have the same effect as a vote against the Merger Agreement.

Q:	Can I attend the special meeting and vote my shares in person?

A:	Yes. All stockholders are invited to attend the special meeting. Stockholders of record can vote in person at the special meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the special meeting.

Q:	Can I change my vote?

A:	Yes, you can change your vote at any time before your proxy is voted at the special meeting. If you have not voted through your bank, broker or other nominee, there are three ways you can change your vote after you have sent in your proxy card.

•	First, you may send a written notice to our Corporate Secretary, stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy card. Any earlier proxies will be revoked automatically.

•	Third, you may attend the special meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have directed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or nominee to change your vote.

If you voted using the Internet, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until ____ a.m., Eastern Time, on ________, 2013.

If you voted by telephone, you can change your vote by using the toll free telephone number shown on your proxy card. The telephone voting system is

2

available 24 hours a day in the United States until _____a.m., Eastern Time, on ________, 2013.

Q:	Will I have the right to have my shares appraised if I dissent from the merger?

A:	No, you will not have appraisal rights. Under Maryland law (the law under which Atlantic Coast Financial is incorporated), appraisal rights are generally not available to stockholders of companies whose shares of stock trade on a national exchange. Atlantic Coast Financial’s shares of common stock trade on the NASDAQ Global Market.

Q:	Should I send in my stock certificates now?

A:	No. Instructions for surrendering your Atlantic Coast Financial stock certificates in exchange for the cash purchase price will be sent to you later. Please do not send any stock certificates with your proxy.

Q:	Will I owe taxes as a result of the merger?

A:	Only if you recognize taxable gain. The receipt of the merger consideration in exchange for shares of Atlantic Coast Financial common stock will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign income or other tax laws). In general, you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and the aggregate adjusted tax basis of your Atlantic Coast Financial common shares. See “Proposal I—Approval of the Merger Agreement—Certain Federal Income Tax Consequences to U.S. Holders.” You are urged to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of the merger consideration in exchange for Atlantic Coast Financial common shares pursuant to the merger.

Q:	Who should I call with questions about the Merger?

A:	You may contact D. F. King, & Co., Inc., our proxy solicitation agent, toll-free, at 1-(800) 431-9643 or 1-(212) 269-5550 (collect). You can also email them at acfc@dfking.com. If your bank, broker or other nominee holds your shares, you should also call your bank, broker or other nominee for additional information. You may also contact Atlantic Coast Financial at (904) 565-8570.

3

ATLANTIC COAST FINANCIAL CORPORATION

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

SUMMARY TERM SHEET

This is a summary of selected key terms of the transaction between Atlantic Coast Financial Corporation (“Atlantic Coast Financial”) and Bond Street Holdings, Inc. (“Bond Street”). It may not contain all of the information that is important to you. We urge you to read carefully the entire document, including the appendices, and the other documents to which we refer, including the Merger Agreement, to fully understand the merger. Each item in this summary refers to the page of this document on which the subject is discussed in more detail.

In the Merger, Atlantic Coast Financial Stockholders Will Have a Right to Receive $5.00 Per Share of Atlantic Coast Financial Common Stock (page 39)

Pursuant to the Merger Agreement, Atlantic Coast Financial will merge with and into Bond Street. This will be accomplished through the transactions set forth under the caption “Proposal I — Approval of the Merger Agreement—Terms of the Merger Agreement.” If the merger occurs, each stockholder of Atlantic Coast Financial will receive, for each share owned, the right to receive $5.00 in cash at closing. See the discussion under the caption “Proposal I — Approval of the Merger Agreement—Terms of The Merger Agreement” for more information.

Atlantic Coast Financial’s Reasons for the Merger and Recommendation of the Board of Directors that Atlantic Coast Financial Stockholders Vote “FOR” Approval of the Merger Agreement (page 24)

The merger cannot occur unless Atlantic Coast Financial’s stockholders approve the merger by the affirmative vote of a majority of the total number of shares of Atlantic Coast Financial common stock outstanding and entitled to vote, all regulatory and other approvals necessary to complete the merger are obtained and other conditions are satisfied or waived. See the discussion under the caption “Proposal I — Approval of the Merger Agreement —Conditions to Complete the Merger” for more information. The Board of Directors of Atlantic Coast Financial has approved the merger and recommends that Atlantic Coast Financial’s stockholders vote in favor of it. See the discussion under the caption “Proposal I — Approval of the Merger Agreement—Atlantic Coast Financial’s Reasons for the Merger and Recommendation of the Board of Directors that Atlantic Coast Financial Stockholders Vote “FOR” Approval of the Merger Agreement ” for more information. In deciding to enter into the Merger Agreement, the Board considered a number of factors affecting the business, operations, financial condition, earnings and future prospects of Atlantic Coast Financial including, but not limited to:

•	ongoing losses resulting from Atlantic Coast Financial’s high levels of credit costs associated with nonperforming assets and interest expense related to debt;

•	the failure of Atlantic Coast Bank to comply with the Consent Order (“Order”), dated August 10, 2012, issued by the Office of the Comptroller of the Currency (“OCC”) to Atlantic Coast Bank, including, specifically, the requirement that Atlantic Coast Bank, achieve and maintain by December 31, 2012 a Tier 1 capital ratio of 9% of adjusted total assets and total risk based capital ratio of 13% of risk weighted assets, which could lead the OCC, at its sole discretion, to deem Atlantic Coast Bank undercapitalized for purposes of the Order;

•	the likelihood that, absent entering into the Merger Agreement, Atlantic Coast Bank would be unable to meet the capital requirements imposed under the Order;

•	Atlantic Coast Bank’s limited sources of liquidity due to restrictions of the Order and actions of the Federal Home Loan Bank of Atlanta and the Federal Reserve Bank of Atlanta to reduce the borrowing capacity of Atlantic Coast Bank;

•	the uncertain economic outlook of Atlantic Coast Bank’s market area, including unemployment rates;

•	the impact of Atlantic Coast Financial’s non-performing assets on its valuation;

4

•	the valuation impact of Atlantic Coast Financial’s high cost, fixed rate debt with a prepayment penalty of $29.9 million at December 31, 2012, which represents approximately 75% of Atlantic Coast Financial’s tangible book value and results from the fact that 60% of the current amount of debt matures after January 1, 2017;

•	the current interest rate environment and the effect the yield curve has on Atlantic Coast Financial’s net interest margin; the impact of increasing regulatory costs on community banks such as Atlantic Coast Bank;

•	the competiveness of Atlantic Coast Bank while operating under the Order;

•	the ability of Atlantic Coast Financial to complete a recapitalization in the form of a rights offering that raises sufficient capital to meet the capital requirements of the Order and ensures the ongoing viability of Atlantic Coast Bank;

•	the execution risk and timing involved in obtaining regulatory approval for potential standby purchasers in a rights offering;

•	the expected significant dilution to stockholders who do not participate in any contemplated rights offering;

•	the merger price to be paid to Atlantic Coast Financial stockholders in relation to the market value, book value and earnings per share of Atlantic Coast Financial common stock;

•	the contacts and discussions between Atlantic Coast Financial and numerous potential investors and potential acquirers over 14 months, and the Board of Directors’ belief that a transaction with Bond Street offered the best transaction available to Atlantic Coast Financial and its stockholders;

•	the structure of the merger and the financial and other terms of the Merger Agreement;

•	the historical market prices of Atlantic Coast Financial common stock such as the conversion offering price of $10.00 per share on February 3, 2011, the trading price of $0.87 per share on November 25, 2011, the day prior to the announcement of the beginning of the strategic alternatives review process, the trading price of $2.25 per share on August 17, 2012, the day Bond Street executed a confidentiality agreement with Atlantic Coast Financial to begin due diligence on the merger and the trading price of $3.54 per share on February 25, 2013, the day prior to the announcement of the merger;

•	the impact of the merger on the depositors, employees, customers and communities served by Atlantic Coast Financial; and

•	the opinion delivered to the Atlantic Coast Financial Board of Directors by Stifel, Nicolaus & Company, Incorporated (an affiliate of Keefe, Bruyette & Woods, a Stifel Company) and referred to herein as KBW that, as of the date of the opinion and based upon and subject to the considerations set forth in its opinion, the merger consideration is fair, from a financial point of view, to holders of Atlantic Coast Financial common stock.

The Atlantic Coast Financial Board of Directors also recommends that the Atlantic Coast Financial stockholders vote “FOR” the approval of the non-binding proposal regarding the Merger-Related Executive Compensation Arrangements and “FOR” the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

Director Jay S. Sidhu has informed Atlantic Coast Financial that he and Director Bhanu Choudhrie intend to oppose the approval of the Merger Agreement.

5

KBW Has Provided an Opinion to the Atlantic Coast Financial Board of Directors Regarding the Merger Consideration (page 26 and Appendix C)

KBW delivered its opinion to the Board of Directors of Atlantic Coast Financial on February 25, 2013 that, based upon and subject to the factors and assumptions set forth in the opinion, the per share consideration to be paid to the holders of Atlantic Coast Financial’s common stock (other than shares held by Bond Street or Atlantic Coast Financial or any of their respective subsidiaries) by Bond Street pursuant to the Merger Agreement was fair to such holders from a financial point of view.

The full text of the written opinion of KBW, dated February 25, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C to this proxy statement. See also the discussion under the caption “Proposal I — Approval of the Merger Agreement — Opinion of Atlantic Coast Financial’s Financial Advisor” for more information. Atlantic Coast Financial’s stockholders should read the opinion in its entirety. KBW provided its opinion to assist the Atlantic Coast Financial Board of Directors in its consideration of the financial terms of the merger. KBW’s opinion is not a recommendation as to how any Atlantic Coast Financial stockholder should vote with respect to the merger.

Atlantic Coast Financial has Agreed to Pay Bond Street a Termination Fee of $650,000 in Certain Circumstances and Has Agreed to Non-Solicitation Restrictions (pages 47 and 43)

Atlantic Coast Financial has agreed to pay Bond Street a termination fee of $650,000 if:

•	Bond Street terminates the Merger Agreement because Atlantic Coast Financial’s Board of Directors fails to recommend to the Atlantic Coast Financial stockholders that they approve the Merger Agreement within 30 days from the date of the Merger Agreement or withdraws, modifies or changes such recommendation in a manner adverse to Bond Street;

•	Atlantic Coast Financial terminates the Merger Agreement and enters into a definitive agreement with a third party with respect to a superior proposal; or

•	Atlantic Coast Financial terminates the Merger Agreement due to failure to obtain stockholder approval and within 12 months thereafter consummates an acquisition proposal or change in control that had been proposed (or is with or involving a party that proposed an acquisition proposal) at any time not more than 12 months prior to the date of termination.

See the discussion under the caption “Proposal I—Approval of the Merger Agreement—Termination Fee” for more information.

In general, Atlantic Coast Financial has agreed that it will not seek or encourage a competing transaction to acquire Atlantic Coast Financial except in very limited situations in which an unsolicited offer is made. See the discussion under the caption “Proposal I—Approval of the Merger Agreement—Agreement Not to Solicit Other Offers” for more information.

Atlantic Coast Financial’s Executive Officers and Directors Have Financial Interests in the Merger That Differ From Your Interests (page 34)

In considering the recommendation of the Board of Directors of Atlantic Coast Financial to approve the Merger Agreement, you should be aware that officers and directors of Atlantic Coast Financial and Atlantic Coast Bank have employment and other compensation agreements or plans that give them interests in the merger that are somewhat different from, or in addition to, your interests as Atlantic Coast Financial stockholders. These interests and agreements, include:

•	payment of retention bonuses by Bond Street to Thomas B. Wagers, Sr. and Phillip S. Buddenbohm, which will be payable in lieu of certain amounts payable under their Non-Competition and Non-Solicitation Agreements, provided that they remain employed with Bond

6

Street for not less than 60 days following the effective time of the merger, subject to regulatory limitations;

•	an Amended and Restated Supplemental Retirement Agreement and Endorsement Split-Dollar Life Insurance Agreement for Mr. Wagers that provides for fully vested benefits in connection with a change in control, subject to regulatory limitations;

•	the accelerated vesting of outstanding restricted stock awards previously granted by Atlantic Coast Financial, which can be exchanged for the merger consideration (less any shares withheld to satisfy the tax withholding obligations); and

•	the rights of officers and directors of Atlantic Coast Financial and its subsidiaries to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies.

See the discussion under the caption “Proposal I—Approval of The Merger Agreement—Financial Interests of Directors and Executive Officers in the Merger” for more information.

Approval of the Non-Binding Proposal Regarding the Merger-Related Executive Compensation Arrangements Requires the Affirmative Vote of a Majority of the Shares of Atlantic Coast Financial Common Stock Cast at the Special Meeting (Page 50)

Approval by the Atlantic Coast Financial stockholders of the non-binding proposal regarding the Merger-Related Executive Compensation Arrangements is determined by a majority of the shares cast at the special meeting, without regard to broker non-votes or proxies marked “abstain.” It is an advisory vote and is not binding on Atlantic Coast Financial, Atlantic Coast Financial’s Board of Directors, or Bond Street. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Regardless of the outcome of the non-binding, advisory vote, if the merger is consummated, Atlantic Coast Financial’s named executive officers will be eligible to receive the various payments and benefits in accordance with the terms and conditions applicable to those arrangements, subject to any regulatory limitations.

What Holders of Atlantic Coast Financial Stock Options and Other Equity-Based Awards Will Receive (page 39)

Pursuant to the Merger Agreement, each outstanding stock option granted by Atlantic Coast Financial to purchase shares of Atlantic Coast Financial common stock, whether vested or unvested, with an exercise price that is less than $5.00 will be canceled and converted automatically into the right to receive the stock option consideration as described herein. No outstanding option has an exercise price less than $5.00 per share. Accordingly, no payments will be made to any holder of an Atlantic Coast Financial stock option in connection with the cancellation of the options.

Each vested or unvested share of restricted stock of Atlantic Coast Financial that is outstanding immediately prior to the effective date of the merger will be canceled, in exchange for a cash payment equal to the number of shares subject to the restricted stock, multiplied by $5.00.

At the effective time of the merger, each share of common stock held by the Atlantic Coast Financial Corporation Employee Stock Ownership Plan (“ESOP”) and the Atlantic Coast Bank Employees’ Savings & Profit Sharing Plan and Trust (the “401(k) plan”) will be converted into the right to receive $5.00 in cash at closing.

There are Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 45)

Currently, we expect to complete the merger during the second quarter of 2013. As more fully described in this proxy statement and in the Merger Agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

•	the approval of the Merger Agreement by Atlantic Coast Financial’s stockholders;

7

•	the receipt of required regulatory approvals and the expiration or termination of all related statutory waiting periods, subject to the absence of any condition or restriction that would have a material adverse effect on Atlantic Coast Financial or Bond Street;

•	all required third-party consents and approvals are obtained, unless the failure to obtain such consents or approvals is not reasonably likely to have a material adverse effect on Atlantic Coast Financial or Bond Street;

•	the absence of any order, injunction, decree, statute or judgment by any governmental authority of competent jurisdiction preventing the consummation of the transactions contemplated by the Merger Agreement;

•	the accuracy of the representations and warranties of each other party in the Merger Agreement as of the closing date of the merger, subject to the materiality standards provided in the Merger Agreement, and the performance of the other party in all material respects of all obligations required to be performed by it at or prior to the effective time of the merger under the Merger Agreement (and the receipt by each party of certificates from the other party to such effect);

•	the delivery of opinions of counsel; and

•	the receipt of a fairness opinion from Atlantic Coast Financial’s financial advisor.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

There are Regulatory Approvals That Must Be Received for the Merger to Occur (page 37)

Atlantic Coast Financial and Bond Street each have agreed to use their commercially reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the merger and the transactions contemplated by the Merger Agreement.

These approvals include:

•	Approval by the Federal Reserve Board for the merger of Atlantic Coast Financial into Bond Street; and

•	Approval by the Office of the Comptroller of the Currency for the merger of Atlantic Coast Bank into Florida Community Bank.

Although we do not know of any reason why these regulatory approvals cannot be obtained timely, we cannot be certain when or if such approvals will be obtained.

The Merger Will Be Taxable to Atlantic Coast Financial Stockholders for U.S. Federal Income Tax Purposes (page 32)

The receipt of the merger consideration in exchange for shares of Atlantic Coast Financial common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and may be a taxable transaction under applicable state, local and foreign income or other tax laws). For U.S. federal income tax purposes, each Atlantic Coast Financial stockholder generally will recognize gain or loss at the effective time of the merger equal to the per share difference, if any, between: (1) $5.00 and (2) the stockholder’s adjusted tax basis in each share of Atlantic Coast Financial common stock exchanged in the merger. The federal income tax consequences described above may not apply to all holders of Atlantic Coast Financial common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

8

ATLANTIC COAST FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth historical consolidated financial data for Atlantic Coast Financial (prior to February 3, 2011, the historical consolidated financial data reflects information of Atlantic Coast Federal Corporation, the predecessor of Atlantic Coast Financial Corporation). The annual historical financial condition and operating data are derived from Atlantic Coast Financial’s consolidated financial statements audited by its independent registered public accounting firm.

Selected Consolidated Balance Sheet Data

	At December 31,
	2012	2011	2010	2009	2008
	(In Thousands)

Total assets	$772,619	$788,967	$827,442	$905,561	$996,089
Cash and cash equivalents	67,828	41,017	8,550	37,144	34,058
Securities available-for-sale	159,745	126,821	149,090	177,938	147,474
Loans held-for-sale	72,568	61,619	49,318	8,990	736
Loans, net	421,201	505,707	549,752	614,371	741,879
Federal Home Loan Bank stock, at cost	7,260	9,600	10,158	10,023	9,996

Deposits	499,760	508,411	528,497	555,444	624,606
Total borrowings	227,800	227,800	247,800	287,694	277,650

Total stockholders’ equity	40,260	46,294	44,791	56,541	83,960

Selected Consolidated Statement of Income Data

	Years Ended December 31,
	2012	2011	2010	2009	2008
	(In Thousands, Except Per Share Data)

Total interest and dividend income	$33,505	$38,281	$44,855	$48,718	$55,259
Total interest expense	14,270	16,756	21,192	26,935	32,009
Net interest income	19,235	21,525	23,663	21,783	23,250

Provision for loan losses	12,491	15,383	21,230	24,873	13,948
Net interest income (loss) after provision for loan losses	6,744	6,142	2,433	(3,090)	9,302
Total noninterest income	10,096	11,232	8,262	4,165	10,949
Total noninterest expense	23,357	28,085	24,891	24,300	26,329
Loss before income tax expense (benefit)	(6,517)	(10,711)	(14,196)	(23,225)	(6,078)

Income tax expense (benefit)	150	(424)	—	6,110	(3,233)
Net loss	$(6,667)	$(10,287)	$(14,196)	$(29,335)	$(2,845)

Loss per common share:
Basic	$(2.67)	$(4.13)	$(5.51)	$(11.43)	$(1.12)
Diluted	$(2.67)	$(4.13)	$(5.51)	$(11.43)	$(1.12)

Dividends declared per common share	$—	$—	$—	$0.10	$2.40

9

Selected Consolidated Financial Ratios and Other Data

	At or For the Year Ended December 31,
	2012	2011	2010	2009	2008
Performance Ratios:
Return (loss) on assets (ratio of net income (loss) to average total assets)	(0.85)%	(1.27)%	(1.58)%	(3.01)%	(0.29)%
Return (loss) on equity (ratio of net income (loss) to average equity)	(14.51)%	(19.24)%	(25.85)%	(38.40)%	(3.22)%
Dividend payout ratio	—%	—%	—%	(0.9)%	(213.6)%
Interest rate spread information:
Interest rate spread (1)	2.42%	2.67%	2.66%	2.14%	2.21%
Net interest margin (2)	2.58%	2.83%	2.79%	2.37%	2.53%
Ratio of operating expense to average total assets	2.99%	3.48%	2.77%	2.49%	2.61%
Efficiency ratio (3)	79.63%	85.74%	77.97%	93.65%	76.99%
Ratio of average interest-earning assets to average interest-bearing liabilities	108.11%	107.07%	105.58%	107.92%	109.06%

Asset Quality Ratios:
Non-performing assets to total assets at end of period	4.26%	6.65%	4.60%	4.44%	2.90%
Allowance for loan losses to non-performing loans	43.76%	33.31%	47.45%	39.29%	41.50%
Allowance for loan losses to total loans	2.52%	2.98%	2.37%	2.22%	1.43%
Net charge-offs to average outstanding loans	3.23%	2.25%	3.47%	3.11%	1.35%
Non-performing loans to total loans	5.76%	8.94%	4.99%	5.64%	3.43%

Capital Ratios:
Total capital to risk weighted assets	9.8%	10.9%	10.1%	11.4%	11.6%
Tier 1 capital to risk weighted assets	8.6%	9.7%	8.8%	10.2%	10.8%
Tier 1 capital to adjusted assets	5.1%	5.8%	5.5%	6.1%	7.5%
Average equity to average assets	5.9%	6.6%	6.1%	7.8%	9.0%

Other Data:
Number of full-service offices	11	11	11	11	12
Number of loans	8,291	9,306	10,257	11,094	14,126
Number of deposit accounts	35,568	39,050	39,774	39,282	46,148

(1)	Interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	Net interest margin represents net interest income divided by average interest earning assets.
(3)	Efficiency ratio represents noninterest expense as a percentage of net interest income plus noninterest income.
10

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents that we refer to in this proxy statement, contain forward-looking statements intended to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, among other things, information concerning possible or assumed future results of operations of Atlantic Coast Financial, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet” and “Proposal I—Approval of the Merger Agreement,” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements reflect our current expectations and forecasts, and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Atlantic Coast Financial. In addition to other factors and matters discussed in this document or discussed and identified in other public filings we make with the Securities and Exchange Commission, we believe the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the risk that the merger will not be consummated timely, if at all;

•	conditions to the closing of the merger may not be satisfied or the Merger Agreement may be terminated prior to closing;

•	difficulties in obtaining required stockholder and regulatory approvals of the merger;

•	increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in the interest rate environment;

•	changes in deposit flows, loan demand or real estate values;

•	changes in accounting principles, policies or guidelines;

•	legislative or regulatory changes;

•	changes in general economic conditions or conditions in securities markets or the banking industry;

•	materially adverse changes in the financial condition of Atlantic Coast Financial, Atlantic Coast Bank, Bond Street or Florida Community Bank;

•	difficulties related to the completion of the merger; and

•	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Atlantic Coast Financial or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Atlantic Coast Financial undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

11

THE SPECIAL MEETING

This section contains information about the special meeting of Atlantic Coast Financial stockholders that has been called to consider and approve the Merger Agreement.

Place, Date and Time

The special meeting will be held at _____________ located at __________, Jacksonville, Florida _____, on _______, 2013, commencing at _:00 _.m., local time.

Purpose of the Meeting

At the special meeting, our stockholders will be asked to consider and vote on the following matters:

•	a proposal to approve the Agreement and Plan of Merger, dated as of February 25, 2013 and as amended on April 22, 2013, by and among Atlantic Coast Financial, Atlantic Coast Bank, Bond Street and Florida Community Bank;

•	a proposal to approve, on an advisory non-binding basis, the Merger-Related Executive Compensation Arrangements; and

•	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

Our stockholders also may consider and vote upon such other matters as are properly brought before the special meeting. As of the date hereof, we know of no business that will be presented for consideration at the special meeting, other than the matters described in this proxy statement.

How To Vote

You may vote your shares:

1.	By Internet. Vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until _:00 a.m., Eastern Time, on ______, 2013. Once you use the Internet voting system, you can record and confirm (or change) your voting instructions.

2.	By telephone. Use the toll-free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until ___ a.m., Eastern Time, on _____, 2013. Once you use the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

3.	By mail. Mark and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. All properly executed proxies received by Atlantic Coast Financial will be voted in accordance with the instructions marked on the proxy card. If you return an executed proxy card without marking your instructions, your executed proxy will be voted “FOR” the proposals identified in the preceding Notice of Special Meeting of Stockholders. Returning a proxy card will not prevent you from voting in person if you attend the special meeting.

Alternatively, you may attend the special meeting and vote in person. If you are a stockholder whose shares are not registered in your own name, you will need an assignment of voting rights or a proxy from the stockholder of record to vote personally at the special meeting.

12

Record Date; Vote Required

Only our stockholders of record at the close of business on May 6, 2013 are entitled to notice of and to vote at the special meeting or any adjournment thereof. As of May 6, 2013, there were 2,629,061 shares of our common stock outstanding and entitled to vote at the special meeting or any adjournment thereof.

At the special meeting our stockholders will be entitled to cast one vote per share of common stock owned on May 6, 2013. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for purposes of determining the presence of a quorum.

The affirmative vote of a majority of the total number of shares of Atlantic Coast Financial common stock outstanding and entitled to vote is required to approve the Merger Agreement. As a result, abstentions and broker non-votes will have the same effect as votes against the approval of the Merger Agreement. Approval of the Merger-Related Executive Compensation Arrangements will require the affirmative vote of a majority of the shares cast at the special meeting. Broker non-votes and abstentions from voting will have no effect on the outcome of the vote on the Merger-Related Executive Compensation Arrangements. In order to adjourn the special meeting, a majority of the shares cast at the special meeting must be voted in favor of the proposal. Broker non-votes and abstentions from voting will have no effect on the outcome of the vote on the adjournment.

If your shares are held in “street name” by your broker, bank or other nominee you should instruct your broker, bank or other nominee how to vote your shares using the instructions provided by your broker, bank or other nominee. If you have not received these voting instructions or require further information regarding these voting instructions, please contact your broker, bank or other nominee and he or she can give you directions on how to vote your shares. Brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote the shares with respect to the approval of the Merger Agreement (i.e., “broker non-votes”). Shares of Atlantic Coast Financial common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote “AGAINST” approval of the Merger Agreement.

Approval of the Merger Agreement by our stockholders is a condition to completion of the merger. See “Proposal I—Approval of the Merger Agreement—Conditions to Complete the Merger.”

Beneficial Ownership of Atlantic Coast Financial Common Stock

As of _____, 2013, our directors and executive officers and their affiliates beneficially owned in the aggregate _________ shares of our common stock, excluding stock options, or _______________% of our outstanding shares of common stock entitled to vote at the special meeting.

Proxies; Revocation

Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless such proxies have been revoked, be voted at the special meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted “FOR” the approval of the Merger Agreement, “FOR” the approval of the non-binding proposal regarding the Merger-Related Executive Compensation Arrangements and “FOR” the adjournment proposal. However, no proxy voted against the proposal to approve the Merger Agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the Merger Agreement.

13

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted in the following manner: (i) by delivering to the Secretary of Atlantic Coast Financial, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy; (ii) by duly executing a later-dated proxy relating to the same shares of common stock and delivering it to the Secretary at or before the special meeting; or (iii) by attending the special meeting and voting in person. Attendance at the special meeting will not by itself constitute a revocation of a proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Atlantic Coast Financial Corporation
10151 Deerwood Park Blvd
Building 200, Suite 100
Jacksonville, Florida 32256
Attention:	Ms. Pamela Saxon
Corporate Secretary

If you have instructed your broker, bank or other nominee to vote your shares, the options for revoking your proxy described in the paragraphs above do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change those instructions.

If you voted using the Internet, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until _:00 a.m., Eastern Time, on _____, 2013.

If you voted by telephone, you can change your vote by using the toll free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until _:00 a.m., Eastern Time, on _____, 2013.

If any other matters are properly presented at the special meeting for consideration, the persons named in the proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Atlantic Coast Financial does not know of any other matters to be presented at the special meeting.

Atlantic Coast Financial will bear the cost of soliciting proxies. In addition to soliciting by mail, our directors, officers and employees, who will not receive additional compensation for such services, may solicit proxies from our stockholders, personally or by telephone or by other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners. In addition, we have retained D.F. King & Co., Inc. to solicit proxies on behalf of the Board of Directors. D.F. King & Co., Inc. will receive a fee of $30,000 for these services, exclusive of reimbursement for their expenses.

You are requested to complete, date and sign the accompanying proxy and to return it promptly in the enclosed postage-paid envelope, or vote by telephone or the Internet.

You should not forward stock certificates with your proxy cards.

Recommendation of the Atlantic Coast Financial Board of Directors Relating to the Merger

The Atlantic Coast Financial Board of Directors has approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger. The Atlantic Coast Financial Board of Directors determined that the merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and in the best interests of Atlantic Coast Financial and its stockholders and recommends that you vote “FOR” approval of the Merger Agreement. See “The Merger—Atlantic Coast Financial’s Reasons for the Merger and Recommendation of the Board of Directors that Atlantic Coast Financial Stockholders Vote “FOR” Approval of the Merger Agreement” for a more detailed discussion of the Atlantic Coast Financial Board of Directors’ recommendation.

14

Attending the Atlantic Coast Financial Special Meeting

If you want to vote your shares of Atlantic Coast Financial common stock held in street name in person at the special meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Participants in Atlantic Coast Financial Benefit Plans

If you are a participant in the 401(k) plan, the ESOP, or any other benefit plans through which you own shares of Atlantic Coast Financial common stock, you will have received with this proxy statement voting instruction forms that reflect all shares you may vote under these plans. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Atlantic Coast Financial common stock allocated to his or her plan account. If you own shares through any of these plans and do not provide instructions on how to vote, the respective plan trustees or administrators will vote the shares in accordance with the terms of the respective plans. The deadline for returning your voting instructions may be prior to _____, 2013.

15

MARKET PRICE AND DIVIDEND DATA FOR ATLANTIC COAST FINANCIAL CORPORATION COMMON STOCK

Atlantic Coast Financial’s common stock is listed on the NASDAQ Global Market under the symbol “ACFC.” The following table shows the quarterly high and low sales prices per share for Atlantic Coast Financial common stock as reported on NASDAQ and the cash dividends declared by Atlantic Coast Financial for the periods indicated. All stock prices prior to February 3, 2011 have been adjusted to reflect the 0.1960 exchange ratio as a result of the completion of the second-step conversion.

Year Ended December 31, 2013	High	Low	Cash Dividends Paid Per Share
Second quarter (through May 7, 2013)	$6.88	$4.38	—
First quarter	4.95	1.81	—
Year Ended December 31, 2012	High	Low	Cash Dividends Paid Per Share

Fourth quarter	$3.30	$1.46	—
Third quarter	2.75	1.37	—
Second quarter	2.63	1.80	—
First quarter	3.19	2.05	—
Year Ended December 31, 2011	High	Low	Cash Dividends Paid Per Share

Fourth quarter	$3.44	$0.87	—
Third quarter	6.75	2.01	—
Second quarter	10.07	6.75	—
First quarter	10.44	7.55	—

On February 25, 2013, the last trading day prior to the public announcement that Bond Street and Atlantic Coast Financial had entered into the Merger Agreement, the closing trading price of Atlantic Coast Financial common stock was $3.54 per share. On _____, 2013, which is the last practicable date prior to the printing of this proxy statement, the closing price of Atlantic Coast Financial common stock was $___________ per share.

As of _____, 2013, there were approximately ___________ holders of record of Atlantic Coast Financial common stock. This number does not reflect the number of persons or entities who may hold their common stock in nominee or “street” name through brokerage firms.

INFORMATION ABOUT THE COMPANIES

Bond Street Holdings, Inc. Bond Street is a Delaware corporation that is the holding company for Florida Community Bank. The principal executive office of Bond Street is located at 2500 Weston Road, Suite 300, Weston, Florida 33331, and its telephone number at that address is (954) 984-3313.

Florida Community Bank. Florida Community Bank, a wholly owned subsidiary of Bond Street, is a national banking association whose deposits are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law. Florida Community Bank operates 41 locations across Florida. Florida Community Bank’s website is www.floridacommunitybank.com. Information contained on Florida Community Bank’s website is not incorporated into this proxy statement.

Atlantic Coast Financial Corporation. Atlantic Coast Financial is a Maryland company that is the holding company for Atlantic Coast Bank. At December 31, 2012, Atlantic Coast Financial had total consolidated assets of $772.6 million, total deposits of $499.8 million, and total stockholders’ equity of $40.3 million. The principal executive office of Atlantic Coast Financial is located at 10151 Deerwood Park Blvd, Building 200, Suite 100, Jacksonville, Florida 32256, and its telephone number at that address is (800) 342-2824.

16

Atlantic Coast Bank. Atlantic Coast Bank, a wholly owned subsidiary of Atlantic Coast Financial, is a federally-chartered savings bank whose deposits are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law. Atlantic Coast Bank operates 11 full-service offices in northern Florida and southern Georgia. Atlantic Coast Bank’s website is www.atlanticcoastbank.net. Information contained on Atlantic Coast Bank’s website is not incorporated into this proxy statement.

Atlantic Coast Bank’s principal business consists of attracting retail deposits from the general public and investing those funds primarily in permanent loans secured by first mortgages on owner-occupied, one- to four-family residences, home equity loans, and, to a lesser extent, automobile and other consumer loans. We also have originated multi-family residential loans and commercial construction and residential construction loans, but will no longer emphasize the origination of such loans. Instead, our new strategy is to increase our small business lending through our Small Business Administration lending programs, warehouse lending and to originate commercial business and owner occupied commercial real estate loans to small businesses. Atlantic Coast Bank also invests in investment securities, primarily those issued by U.S. government-sponsored agencies or enterprises, including Fannie Mae, Freddie Mac and Ginnie Mae.

Consent Order. Effective August 10, 2012, Atlantic Coast Bank consented to the issuance of a Consent Order (the “Order”) by the Office of the Comptroller of the Currency (“OCC”). The Order provides that:

•	within 10 days of the date of the Order, the Board must establish a compliance committee that will be responsible for monitoring and coordinating Atlantic Coast Bank’s adherence to the provisions of the Order;

•	within 90 days of the date of the Order, the Board must develop and submit to the OCC for receipt of supervisory non-objection a two-year strategic plan to achieve objectives for Atlantic Coast Bank’s risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital and liquidity adequacy and update such plan each year by January 31 beginning on January 31, 2014;

•	until such time as the OCC provides written non-objection to Atlantic Coast Bank’s strategic plan, Atlantic Coast Bank will not significantly deviate from products, services, asset composition and size, funding sources, corporate structure, operations, policies, procedures and markets of Atlantic Coast Bank that existed prior to the Order unless it receives prior non-objection from the OCC;

•	by December 31, 2012, Atlantic Coast Bank must achieve and maintain a Tier 1 capital ratio of 9% of adjusted total assets and a total risk based capital ratio of 13% of risk weighted assets;

•	within 60 days of the date of the Order, the Board will develop and implement an effective internal capital planning process to assess Atlantic Coast Bank’s capital adequacy in relation to its overall risks and to ensure maintenance of appropriate capital levels, which will be no less than a Tier 1 capital ratio of 9% of adjusted total assets and a total risk based capital ratio of 13% of risk weighted assets;

•	Atlantic Coast Bank may not accept, renew or roll over any brokered deposit unless it has applied for and been granted a waiver by the FDIC;

•	within 90 days of the date of the Order, the Board will forward to the OCC for receipt of written non-objection a written capital plan for Atlantic Coast Bank covering at least a two year period, that achieves and maintains a Tier 1 capital ratio of 9% of adjusted total assets and a total risk based capital ratio of 13% of risk weighted assets in addition to certain other requirements;

•	Atlantic Coast Bank may declare or pay a dividend or make a capital distribution only if (1) it is in compliance with its approved capital plan and would remain in compliance with its approved capital plan after payment of such dividends or capital distribution, and (2) receives prior written approval of the OCC;

17

•	following receipt of written no objection of its capital plan, the Board will monitor Atlantic Coast Bank’s performance against the capital plan and will review and update the plan annually no later than January 31 of each year, beginning with January 31, 2014;

•	if Atlantic Coast Bank fails to achieve and maintain the required capital ratios by December 31, 2012, fails to submit a capital plan within 90 days of the Order, or fails to implement a written capital plan for which the OCC has provided written determination of no supervisory objection, then, at the sole discretion of the OCC, Atlantic Coast Bank may be deemed undercapitalized for purposes of the Order;

•	within 30 days of the date of the Order, the Board will revise and maintain a comprehensive liquidity risk management program that assesses on an ongoing basis, Atlantic Coast Bank’s current and projected funding needs, and that ensures that sufficient funds or access to funds exist to meet those needs;

•	within 60 days of the date of the Order, the Board will revise its problem asset reduction plan to eliminate the basis for criticizing of those assets criticized as “doubtful”, “substandard” or “special mention” during the OCC’s most recent report of examination as well as any subsequent examination or review by the OCC and any other internal or external loan reviews;

•	within 60 days of the date of the Order, the Board will revise its written concentration management program for identifying, monitoring, and controlling risks associated with asset and liability concentrations, including off-balance sheet concentrations;

•	Atlantic Coast Bank’s concentration management program will include a contingency plan to reduce or mitigate concentrations deemed imprudent for Atlantic Coast Bank’s earnings, capital, or in the event of adverse market conditions, including strategies to reduce the current concentrations to Board established limits and a restriction on purchasing bank owned life insurance (“BOLI”) until such time as the BOLI exposure has been reduced below regulatory guidelines of 25% of total capital;

•	the Board will immediately take all necessary steps to ensure that Atlantic Coast Bank management corrects each violation of law, rule or regulation cited in the OCC’s most recent report of examination and within 60 days of the date of the Order the Board will adopt, implement, and thereafter ensure Bank adherence to specific procedures to prevent future violations and Atlantic Coast Bank’s adherence to general procedures addressing compliance management of internal controls and employee education regarding laws, rules and regulations; and

•	the Order replaces and therefore terminates the Supervisory Agreement entered into between Atlantic Coast Bank and the OTS on December 10, 2010.

PROPOSAL I — APPROVAL OF THE MERGER AGREEMENT

The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Appendix A and the full text of Amendment No. 1 to the Merger Agreement, which is attached as Appendix B, both of which are incorporated by reference herein. We encourage all stockholders to read the Merger Agreement, as amended in its entirety, as well as the opinion of our financial advisor attached as Appendix C. All information contained in this proxy statement with respect to Bond Street and its subsidiaries has been supplied by Bond Street for inclusion herein and has not been independently verified by Atlantic Coast Financial.

18

General

As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the Merger Agreement has been terminated as discussed below, Atlantic Coast Financial and Atlantic Coast Bank, will merge with and into Bond Street and Florida Community Bank, respectively, with Bond Street and Florida Community Bank as the surviving entities. Upon completion of the merger, our stockholders will be entitled to the right to receive $5.00 in cash for each of their shares of Atlantic Coast Financial common stock. Following completion of the merger there will no longer be stockholders of Atlantic Coast Financial.

Background of the Merger

Due to the deteriorating capital position of Atlantic Coast Bank resulting from net losses since 2008, Atlantic Coast Financial filed applications with the Office of Thrift Supervision (“OTS”) in June 2010 to convert Atlantic Coast Financial from the mutual holding company form of organization to the stock holding company form of organization. As part of the initial applications, Atlantic Coast Financial proposed to conduct: (i) a mutual-to-stock conversion transaction that granted members of the mutual holding company (depositors of Atlantic Coast Bank) a subscription priority to purchase common stock in accordance with OTS regulations; and (ii) a supplemental common stock offering to potential investors. Atlantic Coast Financial proposed this transaction because the appraised pro forma value of Atlantic Coast Financial which was used to determine the aggregate amount of stock that could be offered for sale in the conversion offering alone pursuant to OTS regulations, would not raise sufficient capital for Atlantic Coast Financial to implement its business plan and return to profitability. The supplemental offering also was intended to allow Atlantic Coast Financial to raise the additional capital without having to return to the capital markets shortly after the completion of the conversion. The conversion and the supplemental offering would have been conducted concurrently, with the supplemental offering closing immediately after the conversion offering. The OTS, however, did not allow Atlantic Coast Financial to conduct the supplemental offering concurrently with the conversion offering. Instead, it required Atlantic Coast Financial to agree not to pursue any capital raising transaction for at least six months following completion of the conversion, and to obtain the prior review and written non-objection of the OTS for any offering during the 18-month period following the completion of the conversion. The OTS approved Atlantic Coast Financial’s application to commence its conversion offering on November 12, 2010. Atlantic Coast Financial disclosed in its prospectus its intention to conduct a supplemental offering in the form of a rights offering no earlier than six months following the completion of the conversion offering, subject to future market conditions. Atlantic Coast Financial completed its conversion offering on February 3, 2011 raising $17.1 million in gross proceeds.

As a result of an OTS examination, on December 10, 2010 Atlantic Coast Financial and Atlantic Coast Bank entered into supervisory agreements with the OTS which placed certain operating limits on both Atlantic Coast Financial and Atlantic Coast Bank. In addition, in May 2011 Atlantic Coast Bank consented to an Individual Minimum Capital Requirement (“IMCR”) imposed by the OTS which required Atlantic Coast Bank to maintain Tier 1 (Core) capital to adjusted total assets of at least 6.25% as of June 30, 2011, and of at least 7.0% as of September 30, 2011. Under the terms of the OTS’ November 12, 2010 letter approving the conversion of Atlantic Coast Bank’s mutual holding company to stock form, the OTS prohibited Atlantic Coast Financial from initiating any capital raising transaction until August 3, 2011, but at the same time, under the IMCR the OTS ordered Atlantic Coast Bank to increase its Tier 1 capital by two specific dates. As of June 30, 2011, the Bank’s Tier 1 (Core) capital to adjusted total assets was 6.30%, which was in compliance with the IMCR. However, Atlantic Coast Bank was not in compliance with the IMCR on September 30, 2011.

Following completion of Atlantic Coast Financial’s conversion offering in February 2011, the Board of Directors and senior management of Atlantic Coast Financial regularly evaluated with its financial advisor, Stifel, Nicolaus & Company, Incorporated (an affiliate of Keefe, Bruyette & Woods, a Stifel Company, and referred to herein as KBW), Atlantic Coast Financial’s performance, future prospects, capital raising alternatives and various opportunities for increasing long-term stockholder value. One possible capital raising alternative led Atlantic Coast Financial to file an application in February 2011 with the United States Treasury for participation in the Small Business Lending Fund (“SBLF”). This initiative failed as Atlantic Coast Financial was not able to receive permission from the OTS (or its successor, the Federal Reserve Board) to pay dividends to the United States

19

Treasury as part of the SBLF because Atlantic Coast Financial was operating under a supervisory enforcement action.

Beginning at a Board retreat in June 2011, the Board of Directors of Atlantic Coast Financial evaluated the possibility of conducting a supplemental offering in the form of a rights offering and discussed with KBW the potential market reaction to such an offering. Management began initial preparations for a rights offering. Following the expiration of the OTS’ six-month prohibition on capital raising activities on August 3, 2011, the market price of Atlantic Coast Financial’s common stock dropped from the conversion offering issue price of $10.00 per share to $5.54 per share, and by the end of August 2011, the price had dropped further to $2.45 per share. After consulting with KBW, Atlantic Coast Financial’s Board of Directors determined that market conditions, in addition to the significant stockholder dilution that would accompany a supplemental offering, made the chances of successfully completing a supplemental offering unlikely. Accordingly, the Board of Directors of Atlantic Coast Financial determined that the best course of action to enhance stockholder value would be to seek regulatory approval to begin a review of Atlantic Coast Financial’s strategic alternatives.

The November 12, 2010 OTS stock conversion approval letter stated that for three years following the completion of the conversion offering, Atlantic Coast Financial and Atlantic Coast Bank could not, without the prior approval of the OTS, take any action with a view toward a transaction which would require stockholder approval. This condition was interpreted by the OTS to mean that a converted institution could not engage an investment banker for advice on strategic alternatives that could include a sale, or begin preliminary talks with a potential acquirer, for three years following a conversion without the prior consent of the OTS. On September 22, 2011, Atlantic Coast Financial filed a letter with the Federal Reserve Board (the successor to the OTS for the regulation of savings and loan holding companies) requesting authorization to terminate the above-described condition allowing Atlantic Coast Financial to initiate a review of its strategic alternatives. On November 14, 2011, the Federal Reserve Bank of Atlanta issued an approval letter allowing Atlantic Coast Financial to begin a review of its strategic alternatives, including engaging an investment banker. On November 28, 2011, in light of economic and market conditions and its operating results, Atlantic Coast Financial issued a press release announcing the engagement of KBW to assist the Board of Directors in exploring its strategic alternatives, including a potential business combination in addition to the previously disclosed rights offering.

In December 2011, Atlantic Coast Financial initiated its strategic alternatives review process. Atlantic Coast Financial prepared a Confidential Information Memorandum and established an electronic confidential data room. KBW, at the direction of management, began to contact other financial institutions to gauge their interest in potentially pursuing a business combination or other form of strategic alliance with Atlantic Coast Financial. The Board instructed KBW to only review potential partners who had a reasonable likelihood of receiving regulatory approval to complete a transaction. Over the remainder of 2011 and throughout 2012, KBW solicited potential indications of interest from 36 parties, including other financial institutions and private investment firms. One unsolicited bid was received in July 2012.

Of the 18 parties that executed confidentiality agreements with Atlantic Coast Financial, six parties submitted indications of interest (herein labeled Parties A to E and Bond Street).

Party A submitted an indication of interest in December 2011. The indication did not provide an offer price or range, but rather an inquiry as to potential future Florida branch divestitures by Atlantic Coast Financial.

Party B submitted an indication of interest in January 2012. The indication did not provide an offer price or range, but rather an inquiry as to Atlantic Coast Financial’s interest in a structure that would involve the removal of all or part of Atlantic Coast Financial’s nonperforming assets. Party B subsequently notified Atlantic Coast Financial and KBW that it would require more substantive due diligence to submit a firm bid, and did not currently have the resources as Party B was simultaneously evaluating additional opportunities. In April 2012, Party B informed Atlantic Coast Financial and KBW that they were no longer interested in the process.

In January 2012, Party C submitted a preliminary indication of interest in acquiring all of the outstanding common shares of Atlantic Coast Financial at a nonbinding value of $3.00 per share. The form of consideration offered was 100% Party C common stock and the preliminary bid did not include any additional financing

20

contingencies. Party C conducted on-site due diligence in January 2012, and informed Atlantic Coast Financial and KBW on January 31, 2012 that they were no longer interested in continuing the process.

In February 2012, KBW provided a strategic alternatives process update to the Atlantic Coast Financial Board. KBW also evaluated the merits of an alternative transaction structure such as a divestiture of non-performing assets, and a simultaneous purchase and assumption transaction. The Atlantic Coast Financial Board authorized KBW to explore alternative transaction structures with potential acquirers.

In March 2012, KBW contacted Party B, as well as three other potential candidates, to gauge interest in an alternative transaction structure. None of the four potential bidders decided to pursue the alternative structure or move forward with the process.

In April 2012, at an Atlantic Coast Financial Board retreat, KBW provided a brief overview regarding potential candidates that were considered to be likely bidders or candidates for a strategic partnership solicitation.

In June 2012, Party D submitted a preliminary indication of interest to acquire all of the outstanding common shares of Atlantic Coast Financial at a nonbinding value of $3.00 per share plus a contingent value right (“CVR”) based on future asset quality performance during a five-year period up to a maximum of $2.00 per share. The form of consideration offered was 100% cash. Party D conducted on-site due diligence between March 2012 and June 2012. Atlantic Coast Financial entered into a 60-day exclusivity agreement with Party D commencing on June 7, 2012. By its terms, the exclusivity agreement terminated after 30 days if Atlantic Coast Financial did not receive a draft definitive merger agreement. On June 27, 2012, Party D informed Atlantic Coast Financial and KBW that they were no longer interested in continuing the process.

In July 2012, Party E, who is affiliated with two of Atlantic Coast Financial’s directors, submitted a preliminary indication of interest in acquiring all of the outstanding common shares of Atlantic Coast Financial at a nonbinding value range of $3.50 to $4.50 per share. The form of consideration offered was 100% Party E common stock valued at 125% of Party E’s tangible book value. Party E conducted on site due diligence in July 2012 and on July 23, 2012 Party E informed Atlantic Coast Financial and KBW that they were no longer interested in continuing the process.

From July 2012 through October 2012, KBW continued to discuss with the Atlantic Coast Financial Board and management the impact of several strategic alternative structures including a common stock offering, a sponsored rights offering, potential purchasers and possible branch and non-performing asset divestitures. In August 2012, the Atlantic Coast Financial Board discussed the difficulty of securing the standby investors necessary to complete a rights offering, but authorized management to begin preliminary preparations for such an effort.

On August 10, 2012, Atlantic Coast Bank agreed to a Consent Order with the OCC which replaced the supervisory agreement Atlantic Coast Bank entered into with the OTS in December 2010. For a summary of the Consent Order, see “Information about the Companies—Consent Order.” The Consent Order also included a capital directive that by December 31, 2012, Atlantic Coast Bank was required to achieve and maintain a Tier 1 (Core) capital to adjusted assets ratio of 9% and a Total Risk-Based capital ratio of 13%.

In August 2012, Bond Street executed a confidentiality agreement with Atlantic Coast Financial and was provided access to Atlantic Coast Financial’s confidential data room. Between August 2012 and December 2012, Bond Street conducted diligence of Atlantic Coast Financial which included on-site diligence and analysis by a third-party loan consultant.

In October 2012, in a meeting with Atlantic Coast Financial’s Board of Directors, KBW reported that Bond Street’s Board had approved to move forward with its due diligence in order to prepare a proposal for the Board of Atlantic Coast Financial to consider. At that same meeting, two directors of Atlantic Coast Financial made a formal proposal based on the concept introduced at the September 2012 Board meeting, for a recapitalization in the form of a rights offering whereby investors would commit to invest between $15.0 million to $20.0 million in Atlantic Coast Financial. The proposal also called for a change in management and Board membership. The Atlantic Coast Financial Board considered the proposal, and concerns were raised by members of the Board that the proposal

21

would not raise enough capital to comply with the OCC’s capital requirements in the Consent Order and that the proposal may have a low probability of receiving regulatory approval. After considering advice from KBW, the Board of Directors agreed to continue to consider both the potential Bond Street proposal and the recapitalization proposal.

In November 2012, Bond Street submitted a verbal bid of $2.18 per share in cash. After follow-up negotiations with Atlantic Coast Financial and KBW, Bond Street agreed to revise the consideration from $2.18 per share in cash to $3.00 per share in cash plus a CVR based on future asset quality performance during a five-year period up to a maximum of $2.00 per share. Bond Street also asked that its advisors be allowed to conduct legal due diligence of Atlantic Coast Financial.

At Atlantic Coast Financial’s November 2012 Board meeting, KBW was asked to evaluate the financial aspects of the Bond Street proposal and the revised recapitalization proposal of the two Atlantic Coast Financial directors. The two Atlantic Coast Financial directors proposed a rights offering with standby commitments which collectively would raise $25.0 million at a proposed rights offering price of $3.00 per share. A majority of the Board expressed concern that the recapitalization proposal had too much execution risk relating to whether such investors could be approved by regulators in a timely manner and whether the amount of capital raised would be sufficient to return Atlantic Coast Financial to profitability. The Board approved continuing negotiations with Bond Street, and requested that its legal counsel seek the input of regulators as to the feasibility of receiving regulatory approval for proposed investors in a rights offering. In late November 2012, Bond Street’s counsel submitted a draft definitive agreement to Atlantic Coast Financial’s counsel, and the parties began to negotiate the terms of the definitive agreement.

On December 17, 2012, KBW and Atlantic Coast Financial’s legal advisors met with Atlantic Coast Financial’s Board of Directors to present an overview of the strategic alternatives process, the current proposal by Bond Street and the rights offering recapitalization proposal for evaluation. The Bond Street proposal remained $3.00 per share in cash plus a CVR based on future asset quality performance during a five-year period up to a maximum of $2.00 per share. The proposed rights offering recapitalization plan consisted of a stock offering to current stockholders with standby commitments that collectively would raise $25.0 million at a proposed rights offering price of $3.00 per share. The rights offering proposal identified current stockholders that the two Atlantic Coast Financial directors believed would be willing to invest an aggregate of $15.0 million and indicated that standby investors would invest an additional $10.0 million. At the Board’s request, KBW analyzed the Bond Street proposal in relation to the impact of the proposed rights offering, including an anyalsis by an investment banker representing the two directors who proposed the rights offering. KBW noted several flaws with the assumptions on which the rights offering was based, such as an offering price that was above the current market price, pricing assumptions that were too high for the disposal of non-performing assets and the assumed recapture of the deferred tax asset which was considered unlikely by Atlantic Coast Financial’s tax advisors under U.S. tax law based upon the proposed structure of the rights offering. In addition, KBW noted that the rights offering would not raise enough capital to meet Atlantic Coast Bank’s Consent Order. The Board was also presented with a rebuttal to KBW’s analysis of the rights offering recapitalization plan by the investment banker representing the two directors who made the proposal. Atlantic Coast Financial’s legal counsel then explained the potential execution risks and extended timing relating to obtaining regulatory approval for standby purchasers to participate in a rights offering due to the Federal Reserve rules regarding acting in concert and control of a savings and loan holding company. Concerns were raised that the group of investors might have relationships which could limit their ability under banking regulations to purchase the amount of stock being proposed without undergoing a lengthy regulatory review process in which there could be no assurance that the investors would receive regulatory approval of their proposed purchases. Atlantic Coast Financial’s legal counsel also reviewed the terms of the merger agreement with the Board. The two Board members who proposed the rights offering questioned the viability of the CVR and requested an additional 60 to 90 days to further review the rights offering recapitalization plan. A discussion among the Atlantic Coast Financial Board of Directors followed with respect to the rights offering recapitalization proposal. When asked about the potential for a negative reaction by Bond Street if the Atlantic Coast Financial Board of Directors decided to evaluate the recapitalization plan for an additional 60 to 90 days, KBW expressed uncertainty to the Board as to whether Bond Street would entertain such a delay. After further discussion and evaluation, the Atlantic Coast Financial Board of Directors voted 7-2 in favor of pursuing the Bond Street merger proposal believing that the Bond Street proposal represented the best prospect of enhancing stockholder value. A majority of the Board believed that the rights offering recapitalization proposal contained too much risk

22

due to the flaws noted in KBW’s financial analysis of the proposal, the potential legal impediments to and the time involved in obtaining any potential regulatory approvals of the offering and that the recapitalization plan would not raise enough capital to satisfy Atlantic Coast Bank’s Consent Order. The Board was not persuaded by the rebuttal to KBW’s analysis of the rights offering recapitalization plan by the investment banker representing the two directors who made the proposal.

On January 3, 2013, Bond Street filed a letter application with the Federal Reserve Bank of Atlanta to request permission to enter into an agreement with Atlantic Coast Financial to acquire more than 10% of Atlantic Coast Financial’s common stock. Federal regulations prohibit the acquisition of more than 10% of a savings and loan holding company’s equity securities for a period of three years following a mutual-to-stock conversion without prior Federal Reserve Board written approval. On February 21, 2013, the Federal Reserve Bank of Atlanta approved Bond Street’s request allowing it to enter into a merger agreement with Atlantic Coast Financial.

At the January 28, 2013 Atlantic Coast Financial Board meeting, Atlantic Coast Financial’s legal counsel reviewed the terms of the Bond Street merger agreement with the Board. One of the directors who proposed the rights offering recapitalization plan requested that the Board delay the Bond Street transaction for an additional 60 to 90 days to further review the rights offering recapitalization plan. The Atlantic Coast Financial Board of Directors voted 7-2 in favor of continuing to pursue the Bond Street merger proposal based on the risks identified at the December 2012 Board meeting relating to the rights offering recapitalization plan. Another director proposed that the Bond Street proposal and the rights offering recapitalization plan be conducted on parallel paths. This proposal failed by a 5-4 vote due to the belief of the majority of the Board that to proceed on multiple paths at this point in the process could jeopardize the Bond Street transaction.

In February 2013, after additional discussions with Atlantic Coast Financial and KBW, Bond Street revised the consideration in the proposed merger agreement to $5.00 per share in cash, consisting of: (i) $3.00 payable upon closing; and (ii) $2.00 to be held in an escrow account and payable subject to the satisfaction of certain conditions. The escrowed funds would be payable to Atlantic Coast Financial stockholders following final resolution of all stockholder claims that are brought within one year following the closing of the merger, and would be reduced by the payment, if any to Bond Street of an amount necessary to cover any losses incurred in connection with such claims, net of payments received under insurance policies covering such losses.

On February 25, 2013, the Atlantic Coast Financial Board of Directors met with KBW and its legal advisors to review and discuss the revised terms of the proposed merger agreement. Counsel to Atlantic Coast Financial reviewed with the Board the new terms of the proposed merger agreement. Representatives of KBW discussed financial analyses and a fairness opinion analysis regarding the proposed transaction. After a discussion regarding the merger agreement and the transaction, including the matters set forth in “—Opinion of Atlantic Coast Financial’s Financial Advisor,” KBW rendered an oral opinion (subsequently confirmed in writing) to Atlantic Coast Financial that the merger consideration to be paid by Bond Street to the holders of Atlantic Coast Financial common stock in connection with the merger was fair to Atlantic Coast Financial from a financial point of view. After further discussion, and taking into consideration the factors described under “—Atlantic Coast Financial’s Reasons for the Merger and Recommendation of the Board of Directors,” the Board of Directors determined that the proposed merger with Bond Street presented the best opportunity for enhancing stockholder value. Accordingly, the Board of Directors determined that the merger was advisable and in the best interests of Atlantic Coast Financial and its stockholders, and it approved the merger agreement by a vote of 7-2. Following the approval and adoption by Atlantic Coast Financial’s Board of Directors on February 25, 2013, the parties executed the Merger Agreement. The following day, the parties publicly announced the transaction by issuing a press release.

Following the announcement of the merger transaction, ongoing discussions between the management of Bond Street, KBW and the management of Atlantic Coast Financial continued regarding the terms of the Merger Agreement, and in particular, the escrowed merger consideration. On April 22, 2013, the Board of Directors of Bond Street approved an amendment to the Merger Agreement to eliminate the escrowed merger consideration. On April 22, 2013, the Atlantic Coast Financial Board of Directors met to review and discuss the amendment to the Merger Agreement. The Board of Directors determined that the amendment to the Merger Agreement was in the best interests of Atlantic Coast Financial and its stockholders, and it approved the amendment to the Merger Agreement by a vote of 7-2. Following the approval by Atlantic Coast Financial’s Board of Directors on April 22, 2013, the

23

parties executed the amendment to the Merger Agreement. The following day, the parties publicly announced the amendment by issuing a press release.

Atlantic Coast Financial’s Reasons for the Merger and Recommendation of the Board of Directors that Atlantic Coast Financial Stockholders Vote “FOR” Approval of the Merger Agreement

The Atlantic Coast Financial Board of Directors reviewed and discussed the proposed merger with management and its financial and legal advisors in determining that the proposed merger is in the best interests of Atlantic Coast Financial and its stockholders. In reaching its conclusion to approve the Merger Agreement, the Board of Directors considered a number of factors affecting the business, operations, financial condition, earnings and future prospects of Atlantic Coast Financial. The material factors considered by the Board of Directors included:

•	ongoing losses resulting from Atlantic Coast Financial’s high levels of credit costs associated with nonperforming assets and interest expense related to debt;

•	the failure of Atlantic Coast Bank to comply with the Order issued by the OCC to Atlantic Coast Bank, including, specifically, the requirement that Atlantic Coast Bank, achieve and maintain by December 31, 2012 a Tier 1 capital ratio of 9% of adjusted total assets and a total risk based capital ratio of 13% of risk weighted assets, which could lead the OCC, at its sole discretion, to deem Atlantic Coast Bank undercapitalized for purposes of the Order;

•	the likelihood that, absent entering into the Merger Agreement, Atlantic Coast Bank would be unable to meet the capital requirements imposed under the Order;

•	Atlantic Coast Bank’s limited sources of liquidity due to restrictions of the Order and actions of the Federal Home Loan Bank of Atlanta and the Federal Reserve Bank of Atlanta to reduce the borrowing capacity of Atlantic Coast Bank;

•	the uncertain economic outlook of Atlantic Coast Bank’s market area, including unemployment rates;

•	the impact of Atlantic Coast Financial’s non-performing assets on its valuation;

•	the valuation impact of Atlantic Coast Financial’s high cost, fixed rate debt with a prepayment penalty of $29.9 million at December 31, 2012, which represents approximately 75% of Atlantic Coast Financial’s tangible book value and results from the fact that 60% of the current amount of debt matures after January 1, 2017;

•	the current interest rate environment and the effect the yield curve has on Atlantic Coast Financial’s net interest margin;

•	the impact of increasing regulatory costs on community banks such as Atlantic Coast Bank;

•	the competiveness of Atlantic Coast Bank while operating under the Order;

•	the ability of Atlantic Coast Financial to complete a recapitalization in the form of a rights offering that raises sufficient capital to meet the capital requirements of the Order and ensures the ongoing viability of Atlantic Coast Bank;

•	the execution risk and timing involved in obtaining regulatory approval for potential standby purchasers in a rights offering;

•	the expected significant dilution to stockholders who do not participate in any contemplated rights offering;

24

•	the merger price to be paid to Atlantic Coast Financial stockholders in relation to the market value, book value and earnings per share of Atlantic Coast Financial common stock;

•	the contacts and discussions between Atlantic Coast Financial and numerous potential investors and potential acquirers over 14 months, and the Board of Directors’ belief that a transaction with Bond Street offered the best transaction available to Atlantic Coast Financial and its stockholders;

•	the structure of the merger and the financial and other terms of the Merger Agreement;

•	the historical market prices of Atlantic Coast Financial common stock such as the conversion offering price of $10.00 per share on February 3, 2011, the trading price of $0.87 per share on November 25, 2011, the day prior to the announcement of the beginning of the strategic alternatives review process, the trading price of $2.25 per share on August 17, 2012, the day Bond Street executed a confidentiality agreement with Atlantic Coast Financial to begin due diligence on the merger and the trading price of $3.54 per share on February 25, 2013, the day prior to the announcement of the merger;

•	the impact of the merger on the depositors, employees, customers and communities served by Atlantic Coast Financial; and

•	the opinion delivered to the Atlantic Coast Financial Board of Directors by KBW that, as of the date of the opinion and based upon and subject to the considerations set forth in its opinion, the merger consideration is fair, from a financial point of view, to holders of Atlantic Coast Financial common stock.

The Atlantic Coast Financial Board of Directors also considered potential risks, uncertainties and disadvantages associated with the merger in connection with its deliberations of the proposed transaction, including:

•	the risk that the terms of the Merger Agreement, including provisions relating to the payment of a termination fee under specified circumstances, although required by Bond Street as a condition to its willingness to enter into a Merger Agreement, could have the effect of discouraging other parties that might be interested in a transaction with Atlantic Coast Financial from proposing such a transaction;

•	the risk that Bond Street might not be able to receive regulatory approval;

•	that the comparable metrics of fee income/operating revenue ratio, efficiency ratio, loans/deposits and nonperforming assets/loans +OREO of Atlantic Coast Financial each were outside of the range of the peer group chosen by KBW in its selected company analysis; and

•	that the core deposit premium (discount) was less than the minimum of the comparable range in KBW’s analysis of selected transactions.

The Board of Directors evaluated the factors described above, including asking questions of management and its legal and financial advisors, and reached a majority consensus that the merger was in the best interests of Atlantic Coast Financial and its stockholders. In reaching its determination to approve and recommend the transaction, Atlantic Coast Financial’s Board of Directors looked at the totality of the information presented to it and did not assign any relative or specific weights to any of the individual factors considered, and individual directors may have given different weights to different factors. The Board of Directors considered these factors as a whole, including the potential risks, uncertainties and disadvantages assocated with the merger, and overall considered the benefits of the merger to be favorable and outweigh the potential risks, uncertainties and disadvantages of the merger. The Board did not give any additional weight to the core deposit premium (discount) which was less than the minimum of the comparable range in KBW’s analysis of selected transactions due to Atlantic Coast Financial’s overall financial condition and the impact of the high cost, fixed rate debt on Atlantic Coast Financial’s ability to market itself to potential acquirers. It should be noted that this explanation of the Board of Directors’ reasoning and

25

certain other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Concerning Forward-Looking Information.”

The Board of Directors determined that the merger, the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of Atlantic Coast Financial and its stockholders. The Board of Directors also determined that the Merger Agreement and the transactions contemplated thereby are consistent with, and in furtherance of, Atlantic Coast Financial’s business strategies. Accordingly, the Board of Directors approved and adopted the Merger Agreement and recommends that Atlantic Coast Financial stockholders vote “FOR” approval of the Merger Agreement.

Director Jay S. Sidhu has informed Atlantic Coast Financial that he and Director Bhanu Choudhrie intend to oppose the approval of the Merger Agreement.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but constitutes the material factors considered by the Board. In reaching its determination to approve and recommend the Merger Agreement, the Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the Merger Agreement were the product of arm’s length negotiations between representatives of Atlantic Coast Financial and Bond Street.

Opinion of Atlantic Coast Financial’s Financial Advisor

On November 23, 2011, Atlantic Coast Financial engaged Stifel, Nicolaus & Company, Incorporated (an affiliate of Keefe, Bruyette & Woods, a Stifel Company, and referred to herein as “KBW”) to render financial advisory and investment banking services to Atlantic Coast Financial. KBW agreed to assist Atlantic Coast Financial in assessing the fairness, from a financial point of view, of the consideration in the proposed merger with Bond Street, to the stockholders of Atlantic Coast Financial. Atlantic Coast Financial selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Atlantic Coast Financial and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW telephonically attended the meeting of the Atlantic Coast Financial Board held on February 25, 2013, at which the Atlantic Coast Financial Board evaluated the proposed merger with Bond Street. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered an opinion that, as of such date, the merger consideration was fair, from a financial point of view to the holders of Atlantic Coast Financial common stock. The Atlantic Coast Financial Board approved the Merger Agreement at this meeting.

The full text of KBW’s written opinion is attached as Appendix C to this document and is incorporated herein by reference. Atlantic Coast Financial stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

KBW's opinion speaks only as of the date of the opinion. The opinion is directed to the Atlantic Coast Financial Board and addresses only the fairness, from a financial point of view, of the merger consideration to the holders of Atlantic Coast Financial common stock. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Atlantic Coast Financial stockholder as to how the stockholder should vote at the Atlantic Coast Financial special meeting on the merger or any related matter.

In rendering its opinion, KBW reviewed, among other things:

•	the Merger Agreement;

26

•	Annual Reports to Stockholders and the Annual Reports on Form 10-K for the three years ended December 31, 2011 of Atlantic Coast Financial;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Atlantic Coast Financial, and certain other communications from Atlantic Coast Financial to their respective stockholders; and

•	other financial information concerning the businesses and operations of Atlantic Coast Financial furnished to KBW by Atlantic Coast Financial for purposes of KBW’s analysis.

In addition, KBW held discussions with members of senior management of Atlantic Coast Financial and Bond Street regarding past and current business operations, regulatory relations, financial condition and future prospects of their respective companies, and other matters KBW deemed relevant. In addition, KBW compared certain financial and stock market information for Atlantic Coast Financial with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry, and performed other studies and analyses that it considered appropriate.

In conducting its review and arriving at its opinion, KBW relied upon the accuracy and completeness of all of the financial and other information provided to them or otherwise publicly available. KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. KBW relied upon the management of Atlantic Coast Financial as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to KBW and assumed that such forecasts and projections reflected the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods estimated by such management. KBW assumed, without independent verification, that the aggregate allowance for loan and lease losses for Atlantic Coast Financial were adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of the property, assets or liabilities of Atlantic Coast Financial, nor did it examine any individual credit files.

The projections and associated assumptions used by KBW in certain of its analyses were obtained from Atlantic Coast Financial’s senior management teams. Atlantic Coast Financial does not publicly disclose internal management projections of the type provided to KBW in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the Merger Agreement with no additional payments or adjustments to the merger consideration;

•	the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement are true and correct;

•	each party to the Merger Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waivers or modifications to the Merger Agreement; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated

27

benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

KBW further assumed that the merger will be accounted for using the acquisition method under generally accepted accounting principles. KBW’s opinion is not an expression of an opinion as to the prices at which shares of Atlantic Coast Financial common stock will trade following the announcement of the merger or the actual value of the shares of common stock of the combined company when issued pursuant to the merger, or the prices at which the shares of common stock of the combined company will trade following the completion of the merger.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW and Atlantic Coast Financial. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Atlantic Coast Financial Board in making its determination to approve the Merger Agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Atlantic Coast Financial Board with respect to the fairness of the consideration.

The following is a summary of the material analyses presented by KBW to the Atlantic Coast Financial Board on February 25, 2013, in connection with its fairness opinion. The summary is not a complete description of the analyses underlying the KBW opinion or the presentation made by KBW to the Atlantic Coast Financial Board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Summary of Proposal. Pursuant to the terms of the Merger Agreement, each outstanding share of common stock, par value $0.01 per share, of Atlantic Coast Financial (the "Common Shares") (excluding dissenting shares and any shares cancelled in accordance with the Merger Agreement), will be converted into the right to receive $5.00 in cash per Common Share at closing.

Selected Companies Analysis. Using publicly available information, as well as nonpublic financial statements provided by Atlantic Coast Financial’s management at the date of KBW’s opinion, KBW compared the financial performance, financial condition and market performance of Atlantic Coast Financial to the following publicly traded banks headquartered in the Southeast region, excluding mutual holding companies, with assets between $200 million and $1 billion, last-twelve-months return on average assets less than (0.5%), tangible common equity/tangible assets ratios between 2.0% and 10.0% and nonperforming assets/assets ratios greater than 5.5%. Companies included in this group were:

Four Oaks Fincorp, Inc.
New Peoples Bankshares, Inc.
Community Bank of South Florida, Inc.
Community First Bancorporation
Southeastern Banking Corporation
Georgia Bancshares, Inc.

28

To perform this analysis, KBW used financial information as of the most recently available quarter and market price information as of February 19, 2013. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Atlantic Coast Financial’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning Atlantic Coast Financial’s financial condition for the last-twelve-months:

	Atlantic Coast Financial	Atlantic Coast Financial Group Minimum	Atlantic Coast Financial Group Maximum
Return on Average Assets	(0.85%)	(1.72%)	(0.51%)
Core Return on Average Assets (1)	(1.05%)	(2.03%)	(0.58%)
Return on Average Equity	(14.51%)	(45.63%)	(9.16%)
Core Return on Average Equity (1)	(17.92%)	(46.55%)	(9.16%)
Net Interest Margin	2.58%	2.58%	4.16%
Fee Income / Operating Revenue Ratio	28.6%	15.1%	24.0%
Efficiency Ratio	79.6%	80.7%	106.4%

	Atlantic Coast Financial	Atlantic Coast Financial Group Minimum	Atlantic Coast Financial Group Maximum
Tangible Common Equity / Tangible Assets	5.21%	2.97%	8.94%
Total Capital Ratio (2)	10.58%	6.54%	17.06%
Loans / Deposits	86.5%	48.0%	82.5%
Loan Loss Reserve / Loans	2.16%	1.71%	3.95%
Nonperforming Assets/Loans +OREO	10.3%	11.9%	33.8%
Nonperforming Assets/Assets	6.81%	6.52%	23.81%
Net Charge-Offs / Average Loans	3.23%	0.97%	3.28%

(1)	Core income defined as net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, the after-tax portion of income from investment securities and nonrecurring items.
(2)	Atlantic Coast Financial and Southeastern Banking Corporation total capital ratios are for the bank subsidiaries.

KBW’s analysis showed the following concerning Atlantic Coast Financial’s market performance:

	Atlantic Coast Financial		Atlantic Coast Financial Group Minimum		Atlantic Coast Financial Group Maximum
Stock Price / Book Value per Share	0.24	x	0.16	x	0.86	x
Stock Price / Tangible Book Value per Share	0.24	x	0.16	x	0.86	x
Dividend Yield	0.0%		0.0%		0.0%
LTM Dividend Payout Ratio	0.0%		0.0%		0.0%

Selected Transactions Analysis. KBW reviewed publicly available information related to selected acquisitions of banks and thrifts, excluding mutual holding companies, nationwide that were announced after January 1, 2010, of which the public target had assets between $200 million and $2 billion, last-twelve-months return on average assets less than (0.5%) and nonperforming assets/assets ratios greater than 5.5%. The transactions included in the group were:

29

Acquiror	Acquiree

Nicolet Bankshares, Inc.	Mid-Wisconsin Financial Services, Inc.
SCJ, Inc.	Santa Lucia Bancorp
Park Sterling Corporation	Community Capital Corporation
Opus Bank	Cascade Financial Corporation
Piedmont Community Bank Holdings, Inc.	Crescent Financial Corporation
Community Bancorp, LLC	Cadence Financial Corporation
FNB United Corp.	Bank of Granite Corporation
Jacksonville Bancorp, Inc.	Atlantic BancGroup, Inc.

Transaction multiples for the merger were derived from an offer price of $5.00 per share for Atlantic Coast Financial. For each transaction referred to above, KBW derived and compared, among other things, the following implied ratios:

•	price per common share paid for the acquired company to tangible book value per share of the acquired company based on the latest publicly available financial statements of Atlantic Coast Financial prior to the announcement of the acquisition, as well as nonpublic financial statements provided by Atlantic Coast Financial’s management at the date of KBW’s opinion;

•	tangible common equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the acquired company prior to the announcement of the acquisition, as well as nonpublic financial statements provided by Atlantic Coast Financial’s management;

•	price per common share paid for the acquired company to closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one-day market premium).

The results of the analysis are set forth in the following table:

Transaction Price to:	Bond Street/Atlantic Coast Financial Merger		Recent Transactions Minimum		Recent Transactions Maximum

Tangible Book Value	0.33	x	0.21	x	0.70	x
Core Deposit Premium	(6.9%)		(5.8%)		(1.4%)
Market Premium (1)	38.9%		(49.6%)		134.0%

(1)	Based on Atlantic Coast Financial’s stock price of $3.60 on 2/19/2013.

No company or transaction used as a comparison in the above analysis is identical to Atlantic Coast Financial or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range of the present values of cash flows that Atlantic Coast Financial could provide to equity holders through 2018 on a stand-alone basis. In performing this analysis, KBW used financial projections provided by Atlantic Coast Financial’s management, which represented the best available estimates and judgment of management, and assumed discount rates ranging from 15.0% to 19.0%. The range of values was determined by adding (1) the present value of projected cash flows to Atlantic Coast Financial stockholders from 2013 to 2018 and (2) the present value of the terminal value of Atlantic Coast Financial’s common stock. In determining cash flows available to stockholders, KBW assumed balance sheet growth per Atlantic Coast Financial management and assumed that Atlantic Coast Financial would need to maintain a tangible common equity / tangible asset ratio of 9.00% (comparable to Atlantic Coast Financial’s 9.0% Tier 1 Core Capital requirement under its Consent Order). Any earnings in excess of what

30

would need to be retained represented dividendable cash flows for Atlantic Coast Financial. In calculating the terminal value of Atlantic Coast Financial, KBW applied multiples ranging from 12.0 times to 16.0 times 2018 forecasted earnings. This resulted in a range of values of Atlantic Coast Financial from ($2.67) to $2.17 per share. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Atlantic Coast Financial.

The Atlantic Coast Financial Board retained KBW as financial adviser to Atlantic Coast Financial regarding the merger. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Atlantic Coast Financial and Bond Street. As a market maker in securities KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Atlantic Coast Financial and Bond Street for KBW’s own account and for the accounts of its customers. To the extent KBW held any such positions, it was disclosed to Atlantic Coast Financial.

Pursuant to the KBW engagement agreement, Atlantic Coast Financial agreed to pay KBW a fee of $100,000 concurrently with the rendering of the Opinion as well as a cash contingent advisory fee equal to $500,000 to be paid as follows: (i) 25% at the time Atlantic Coast Financial enters into a definitive agreement with respect to the sale; and (ii) the remaining portion of the contingent advisory fee in cash at the closing of the sale.  In addition, Atlantic Coast Financial also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention up to $45,000 and to indemnify against certain liabilities, including liabilities under the federal securities laws. During the past two years both KBW and Stifel, Nicolaus & Company, Incorporated, an affiliate of KBW, have provided investment banking and financial advisory services to Atlantic Coast Financial and received aggregate compensation for such services in the amount of $809,355. Stifel, Nicolaus & Company, Incorporated acted as sole financial advisor and marketing agent in 2011 in connection with Atlantic Coast Financial’s second step conversion offering for which Stifel, Nicolaus & Company, Incorporated received fees of $534,355. KBW and Stifel, Nicolaus & Company, Incorporated have not received compensation for investment banking services from Bond Street in the past two years. Mr. Daniel Healey, a member of the Board of Directors of Bond Street, served as a member of the Board of Directors of KBW, Inc., the predecessor holding company of KBW prior to its acquisition by Stifel Financial Corp. on February 15, 2013.

Surrender of Certificates; Payment of Merger Consideration

Prior to the effective time of the merger, Bond Street will deposit with an exchange agent cash in an amount equal to $5.00 per outstanding share of Atlantic Coast Financial common stock, other than shares to be cancelled pursuant to the Merger Agreement. The exchange agent will facilitate the payment of the merger consideration to the holders of certificates representing shares of Atlantic Coast Financial common stock. Bond Street will select an exchange agent reasonably acceptable to Atlantic Coast Financial.

As soon as reasonably practicable after the effective time of the merger, but no later than five business days after the effective time of the merger, the exchange agent will mail to each holder of record of Atlantic Coast Financial common stock a letter of transmittal with instructions on how to surrender certificates representing shares of Atlantic Coast Financial common stock for the merger consideration.

Please do not send in your Atlantic Coast Financial stock certificates until you receive the letter of transmittal and instructions from the exchange agent. Do not return your stock certificates with the enclosed proxy.

After you mail the letter of transmittal and your Atlantic Coast Financial stock certificates in accordance with the instructions you will receive, a check in the amount of cash for the merger consideration that you are entitled to receive will be mailed to you. The stock certificates you surrender will be canceled. You will not be entitled to receive interest on any portion of the merger consideration.

31

Any portion of the merger consideration that remains unclaimed by the stockholders of Atlantic Coast Financial for more than 12 months after the effective time of the merger will be repaid to Bond Street. If you have not complied with the exchange procedures described above within the time period previously described, you may only look to Bond Street for payment of the merger consideration you are entitled to receive in exchange for your shares of common stock, without any interest, and subject to applicable abandoned property, escheat and similar laws. Moreover, if outstanding certificates for shares of Atlantic Coast Financial common stock are not delivered and surrendered for payment, immediately prior to such earlier date on which such payments would otherwise escheat to or become the property of any applicable governmental unit or agency, the unclaimed items will, to the extent permitted by applicable law, become the property of Bond Street, free and clear of all claims or interest of any person previously entitled to such claims.

If your Atlantic Coast Financial stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. The exchange agent will send you instructions on how to provide evidence of ownership. You will be required to make an affidavit and may be required to post a bond in an amount sufficient to protect Bond Street, Atlantic Coast Financial, the exchange agent or any of their respective representatives or agents against claims related to your common stock.

Bond Street or the exchange agent will be entitled to deduct and withhold from the merger consideration otherwise payable to any Atlantic Coast Financial stockholder the amounts Bond Street or the exchange agent, as the case may be, is reasonably believed to be required to deduct and withhold under any applicable federal, state, local or foreign tax law. If Bond Street or the exchange agent withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

Certain Federal Income Tax Consequences to U.S. Holders

The following is a discussion of certain federal income tax consequences of the merger to U.S. holders (as defined below) of Atlantic Coast Financial common stock whose shares are converted into the right to receive $5.00 in cash per share at closing. This discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to Atlantic Coast Financial stockholders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. Any such change could alter the tax consequences described herein.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Atlantic Coast Financial common stock that is:

•                     an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or any state thereof (or the District of Columbia);

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

This discussion assumes that the Atlantic Coast Financial common stock is held for investment purposes. This discussion does not address all aspects of U.S federal income tax that may be relevant to an Atlantic Coast Financial stockholder in light of its particular circumstances, or that may apply to an Atlantic Coast Financial stockholder that is subject to special treatment under the U.S. federal income tax laws (including but not limited to foreign persons (generally, a person that is not a citizen or resident of the United States, a U.S. domestic corporation, or a person that would otherwise be subject to U.S. federal income tax on a net income basis in respect of their

32

Atlantic Coast Financial common stock), financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, entities that are treated for federal income tax purposes as partnerships or other pass-through entities, insurance companies or employees who acquired the stock pursuant to the exercise of employee stock options or other compensation arrangements). This discussion is for general information only and is not tax advice. The U.S. federal income tax consequences described below are not intended to constitute a complete description of all tax consequences relating to the merger. Atlantic Coast Financial stockholders are urged to consult their own tax advisors to determine the tax consequences to them of, including the application and effect of any U.S. federal, state, local and foreign income, estate, gift and other tax laws to, the receipt of the cash consideration in exchange for Atlantic Coast Financial common stock pursuant to the merger.

The receipt of the merger consideration by a U.S. holder in exchange for shares of Atlantic Coast Financial common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign income or other tax laws). For U.S. federal income tax purposes, a U.S. holder of Atlantic Coast Financial common stock generally will recognize capital gain or loss at the effective time of the merger equal to the difference, if any, between:

•	$5.00 in cash received by the U.S. holder in exchange for such Atlantic Coast Financial common stock; and

•	the U.S. holder’s adjusted tax basis in such Atlantic Coast Financial common stock.

Such gain or loss generally will be a long-term capital gain or loss if the U.S. holder’s holding period for the Atlantic Coast Financial common stock surrendered in the merger exceeds one year as of the date of the merger. In general, long-term capital gain of individuals currently is subject to U.S. federal income tax at a maximum rate of 20%. The deductibility of capital losses is subject to limitations under the Code. The amount and character of gain or loss must be determined separately for each block of Atlantic Coast Financial common stock (i.e., shares acquired at the same cost in a single transaction) exchanged for the merger consideration in the merger.

Under the Code, the cash consideration received in the merger by a U.S. holder may be subject to U.S. information reporting and backup withholding. Backup withholding (currently at a rate of 28%) will apply with respect to the amount of cash received by a non-corporate U.S. holder, unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number on an IRS Form W-9 (enclosed with the letter of transmittal send by the exchange agent), and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

THE FOREGOING DISCUSSION DOES NOT CLAIM TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGER. ATLANTIC COAST FINANCIAL STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE, GIFT AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES. NOTHING IN THIS DISCUSSION IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.

Certain Effects of the Merger

If the Merger Agreement is approved by Atlantic Coast Financial’s stockholders and certain other conditions to the closing of the merger are either satisfied or waived, Atlantic Coast Financial will be merged with and into Bond Street. As a result of the merger, the separate corporate existence of Atlantic Coast Financial will cease, and Bond Street will continue as the surviving entity. In addition, Atlantic Coast Bank will merge with and into Florida Community Bank. As a result of the merger, the separate corporate existence of Atlantic Coast Bank will cease, and Florida Community Bank will continue as the surviving entity.

When the merger is completed, each common share of Atlantic Coast Financial (other than common shares owned by Atlantic Coast Financial and its subsidiaries or Bond Street and its subsidiaries) issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $5.00 in cash per

33

share at closing. At the effective time of the merger, Atlantic Coast Financial’s stockholders will cease to have ownership interests in Atlantic Coast Financial or rights as stockholders of Atlantic Coast Financial.

Atlantic Coast Financial’s shares of common stock are currently registered under the Securities Exchange Act of 1934, as amended, and are traded on the NASDAQ Global Market under the symbol “ACFC.” As a result of the merger, Atlantic Coast Financial’s common shares will cease to be traded on the NASDAQ Global Market. In addition, the registration of Atlantic Coast Financial common shares under the Securities Exchange Act of 1934, as amended will be terminated, and Atlantic Coast Financial will no longer file periodic and other reports with the Securities and Exchange Commission.

Effects on Atlantic Coast Financial and Our Stockholders if the Merger is Not Completed

In the event that the Merger Agreement is not approved by Atlantic Coast Financial’s stockholders or if the merger is not completed for any other reason, Atlantic Coast Financial’s stockholders will not receive any payment for their shares in connection with the merger. If the Merger Agreement is terminated under certain circumstances, Atlantic Coast Financial may be obligated to pay a $650,000 termination fee to Bond Street. For a description of the circumstances obligating payment of the termination fee, see “Proposal I—Approval of the Merger Agreement—Termination Fee.”

Appraisal Rights

Stockholders of Atlantic Coast Financial are not entitled to appraisal rights in connection with the merger. Under Maryland law (the law under which Atlantic Coast Financial is incorporated), appraisal rights are generally not available to stockholders of companies whose shares of stock trade on a national exchange. Atlantic Coast Financial’s shares of common stock trade on the NASDAQ Global Market.

Financial Interests of Directors and Executive Officers in the Merger

As described below, certain Atlantic Coast Financial officers and directors have interests in the merger that are in addition to, or different from, the interests of Atlantic Coast Financial’s stockholders generally. Atlantic Coast Financial’s Board of Directors was aware of these conflicts of interest and considered them in its decision to approve the Merger Agreement. These interests are discussed below.

Acceleration of Vesting of Restricted Stock Awards. At the effective time of the merger, each unvested restricted stock award with respect to shares of Atlantic Coast Financial common stock granted pursuant to the Atlantic Coast Financial Corporation 2005 Recognition and Retention Plan will be converted into the right to receive $5.00 in cash per share at closing.

Based upon the equity holdings as of the record date, the number of unvested restricted stock awards that will become vested as a result of the merger held by executive officers and non-employee directors of Atlantic Coast Financial are as follows:

Executive/Director of Atlantic Coast Financial	Unvested Restricted Stock Awards (#)
G. Thomas Frankland	—
Thomas B. Wagers, Sr.	—
Phillip S. Buddenbohm	—
All non-employee directors as a group (8 persons)	822

Continued Employment for Messrs. Wagers and Buddenbohm. Bond Street has offered continued employment to Messrs. Wagers and Buddenbohm after the effective time of the merger to assist with any personnel and business integration issues that may arise in connection with the merger. During such time, Messrs. Wagers and Buddenbohm will each be paid based on an annual rate of base salary of $178,217 and $135,000, respectively. In addition, Messrs. Wagers and Buddenbohm will each be entitled to receive a retention bonus of $178,217 and

34

$135,000, respectively, if they remain continuously employed with Bond Street for not less than 60 days after the effective time of the merger, subject to regulatory limitations.

As a condition to accepting such continued employment with Bond Street, Mr. Wagers will agree to terminate his existing employment agreement with Atlantic Coast Bank (which will expire on May 12, 2013) and Non-Competition and Non-Solicitation Agreement (as described below), and Mr. Buddenbohm will agree to terminate his existing Non-Competition and Non-Solicitation Agreement (as described below).

Non-Compete and Non-Solicitation Agreements. Atlantic Coast Bank is a party to Non-Compete and Non-Solicitation Agreements with Messrs. Wagers and Buddenbohm that provide for severance benefits that may be triggered on termination of employment in connection with the merger. Specifically, the agreements provide that for a period of two years following the executive’s termination of employment for any reason other than cause, the executive will not: (i) directly or indirectly solicit any officer or employee to terminate their employment with Atlantic Coast Bank or Atlantic Coast Financial Corporation; (ii) accept employment or become affiliated with any competitor of Atlantic Coast Bank or Atlantic Coast Financial Corporation in the same geographic locations where Atlantic Coast Bank or Atlantic Coast Financial Corporation has material business interests; or (iii) solicit or cause any customer of Atlantic Coast Bank to terminate an existing business or commercial relationship with Atlantic Coast Bank.

As consideration for each executive’s covenants above, the executive will be entitled to receive a cash lump sum payment equal to two times (i) the highest annual rate of base salary paid to him at any time under the agreement and (ii) the highest annual bonus and non-equity incentive compensation paid to him over the most recent two calendar years prior to the termination of employment. Subject to regulatory limitations, such payment will be made within 30 days following the executive’s date of termination, provided, however that to the extent required under Section 409A of the Internal Revenue Code, no payment will be made to the executive prior to the first day of the seventh month following his date of termination.

Split Dollar Life Insurance Benefits. Atlantic Coast Bank has entered into an Endorsement Split-Dollar Life Insurance Agreement with Mr. Wagers. Under this agreement, if at the time of death Mr. Wagers is either employed by Atlantic Coast Bank or has retired from employment and has completed ten years of service with Atlantic Coast Bank measured from the effective date of the agreement, Mr. Wager’s beneficiary will be entitled to a life insurance benefit equal to three times his highest annual base salary in effect during the ten years prior to death or retirement. The life insurance policies are bank owned life insurance (“BOLI”) purchased with single premiums. Endorsements equal to the estimated death benefits of the BOLI policy provided coverage under the terms of the split-dollar agreements. As a result of the merger, this agreement will remain in effect until Mr. Wagers’ death, regardless of his employment status with Atlantic Coast Bank or any successor following the change in control.

Supplemental Retirement Agreement with Mr. Wagers. Atlantic Coast Bank has entered into the Fourth Amended and Restated Supplemental Retirement Agreement with Mr. Wagers. The agreement provides for the payment of a supplemental retirement benefit equal to Mr. Wagers’ “appreciation benefit,” as defined below, which became 15% vested as a result of the completion of the mutual-to-stock conversion of Atlantic Coast Federal, MHC on February 3, 2011 (the “second-step conversion”), and will become 100% vested following the effective time of the merger. Subject to regulatory limitations, the fully vested appreciation benefit is payable to Mr. Wagers in a lump sum within 30 days following the effective time of the merger.

The “appreciation benefit” is calculated based on the following formula: the sum of (i) the lesser of (A) the “prior benefit component” multiplied by the “issue price,” or (B) Mr. Wagers’ accrued benefit under this agreement as of December 11, 2009 multiplied by 3% per annum; (ii) the “stock award component” multiplied by the “issue price;” and (iii) the “stock ownership component,” multiplied by the “issue price.” The “prior benefit component” is determined by dividing Mr. Wagers’ accrued benefit under his agreement as of December 11, 2009 by $1.44, which is the fair market value of Atlantic Coast Federal Corporation common stock on December 11, 2009. The “stock award component” is equal to 25% of the number of shares of Atlantic Coast Federal Corporation common stock awarded to the executive under the 2005 Recognition and Retention Plan that were still held by the executive as of December 11, 2009. The “stock ownership component” is equal to 75% of the amount of shares of Atlantic Coast Federal Corporation common stock that were beneficially owned by the executive as of December 11, 2009. The “issue price” is the average selling price of a share of Atlantic Coast Federal Corporation common stock over

35

the 30 day period immediately preceding the conversion, minus $1.44. Atlantic Coast Bank will pay interest on the unpaid balance of the executive’s appreciation benefit at the rate of the monthly average of the three-month London Interbank Offered Rate (LIBOR) plus 275 basis points per annum until the appreciation benefit is paid in full.

Tax-Qualified Retirement Plans. At the effective time of the merger, each share of Atlantic Coast Financial common stock held by the ESOP and 401(k) Plan will be converted into the right to receive $5.00 in cash at closing.

Merger-Related Executive Compensation Arrangements for Atlantic Coast Financial’s Named Executive Officers. The following table and related footnotes provide information about the compensation to be paid to Atlantic Coast Financial’s named executive officers that is based on or otherwise related to the merger (the “Merger-Related Executive Compensation”). The Merger-Related Executive Compensation shown in the table and described in the footnotes below is subject to an advisory (non-binding) vote of Atlantic Coast Financial stockholders as more fully described in the section entitled “Proposal No. II — Merger-Related Executive Compensation Arrangements.”

The table below sets forth the aggregate dollar value of the various elements of Merger-Related Executive Compensation that each named executive officer would receive that is based on or otherwise relates to the merger, assuming the following:

•	the estimated effective time of the merger is ________, 2013;

•	Messrs. Wagers and Buddenbohm remain continuously employed with Bond Street for 60 days following the effective time of the merger;

•	the employment of all other named executive officers is terminated by Bond Street without cause at the effective time of the merger;

•	as required by Securities and Exchange Commission rules, all amounts below have been calculated based on a per share price of Atlantic Coast Financial common stock of $4.11 (the average closing market price of Atlantic Coast Financial common stock over the first five business days following the public announcement of the transactions contemplated by the Merger Agreement, which occurred February 26, 2013); and

•	there are no regulatory restrictions to paying the Merger-Related Executive Compensation provided below to the named executive officers.

As a result of the foregoing assumptions, the actual amounts received by a named executive officer may materially differ from the amounts set forth below.

Merger-Related Executive Compensation
Executive	Cash ($)	Equity ($)	Pension/ NQDC ($)(1)	Perquisites/ Benefits ($)(2)	Tax Reimbursement ($)	Other ($)(3)	Total ($)
G. Thomas Frankland	—	—	—	—	—	—	—
Thomas B. Wagers, Sr.	—	—	327,666	139,965	—	178,217	645,848
Phillip S. Buddenbohm	—	—	—	—	—	135,000	135,000

(1)	The amount in this column represents the aggregate value of the increase of Mr. Wagers’ vested appreciation benefit under the benefit enhancement of Mr. Wagers “appreciation benefit” in accordance with his Fourth Amended and Restated Supplemental Retirement Agreement with Atlantic Coast Bank. Under the agreement, his vested “appreciation benefit” would increase from 15% to 100% as a result of a change in control. Such vesting increase is a single trigger event upon a change in control and is not conditioned upon the termination of Mr. Wagers’ employment.
(2)	The amount in this column represents the estimated aggregate imputed income to be earned by Mr. Wagers pursuant to his Endorsement Split-Dollar Life Insurance Agreement from the effective time of the merger until December 31, 2019, which is the date on which his death benefit under the agreement becomes fully vested without regard to his employment status with Atlantic Coast Bank. Such vesting is a single trigger event upon a change in control and is not conditioned upon the termination of Mr. Wagers’ employment.

36

(3)	The amount in this column represents the retention bonus that Messrs. Wagers and Buddenbohm wil be entitled to in connection with their continued employment with Bond Street for not less than 60 days following the effective time of the merger, as described above.

Indemnification. Pursuant to the Merger Agreement, Bond Street and Florida Community Bank have agreed that, for six years after the effective time of the merger to the fullest extent permitted under applicable law, they will indemnify, defend and hold harmless each present and former director and officer of Atlantic Coast Financial or any of its subsidiaries, including Atlantic Coast Bank, (an “Indemnified Party”), against all losses, claims, damages, liabilities, fees, expenses, judgments and fines, arising in whole or in part out of actions or omissions relating to (i) the fact that the Indemnified Party was a director or officer of Atlantic Coast Financial or any of its subsidiaries prior to the effective time of the merger, or (ii) the Merger Agreement or the transactions contemplated by the Merger Agreement. Bond Street or Florida Community Bank will reimburse each Indemnified Party for any reasonable legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to Bond Street’s or Florida Community Bank’s receipt of an undertaking by the Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable law. Bond Street and Florida Community Bank will not be liable for any settlement effected without its prior written consent. Bond Street and Florida Community Bank have also agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger that exist in favor of any Indemnified Party as provided in the applicable articles of incorporation or bylaws (or comparable organizational documents), will survive the merger and will continue in full force and effect in accordance with their terms.

Directors and Officers Insurance. Atlantic Coast Financial will obtain, for a period of six years after the effective time of the merger, a prepaid, fully earned and non-cancelable “tail” directors’ and officers’ liability insurance policy with respect to acts or omissions occurring at or prior to the effective time of the merger with a claims period of six years from the effective time of the merger, covering each person who is covered by any such policy of Atlantic Coast Financial with the coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of Atlantic Coast Financial and Atlantic Coast Bank than those of the directors’ and officers’ liability insurance policy currently in effect. However, Atlantic Coast Financial may not expend more than an amount equal to 300% of the annual premium paid by Atlantic Coast Financial for coverage for its current policy year for such insurance, and if the premium would be in excess of such amount, Atlantic Coast Financial will purchase such “tail” policy with the greatest coverage available as to matters occurring prior to the effective time of the merger as is available for a cost not exceeding that premium amount.

Regulatory Approvals

General. Atlantic Coast Financial and Bond Street each have agreed to use its commercially reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the merger and the transactions contemplated by the Merger Agreement. Bond Street and Atlantic Coast Financial cannot assure that they will obtain the required regulatory approvals and non-objections, when they will be received, or whether there will be conditions in the approvals or any litigation challenging the approvals. We also cannot assure you that the U.S. Department of Justice or any state attorney general will not attempt to challenge the merger on antitrust grounds, or what the outcome will be if such a challenge is made.

We are not aware of any material governmental approvals or actions that are required prior to the merger other than those described below. We presently contemplate that we will seek any additional governmental approvals or actions that may be required in addition to those requests for approval currently pending; however, we cannot assure you that we will obtain any such additional approvals or actions.

Board of Governors of the Federal Reserve System. The merger is subject to approval by the Federal Reserve Board. Bond Street has filed the required application with the Federal Reserve Board. In reviewing the application by Bond Street the Federal Reserve Board will consider whether Bond Street’s acquisition of Atlantic Coast Financial can reasonably be expected to produce benefits to the public (such as greater convenience and increased competition) that outweigh possible adverse effects (such as decreased or unfair competition, undue

37

concentration of resources or unsound banking practices). In reviewing these factors the Federal Reserve Board will consider the financial and managerial resources of Bond Street and the effect of the acquisition on those resources and the management expertise, internal controls, risk-managements systems and capital of Bond Street.

Office of the Comptroller of the Currency. The bank merger is subject to approval by the OCC. Florida Community Bank has filed the required application with the OCC.

The OCC may not approve any transaction that would result in a monopoly or otherwise substantially lessen competition or restrain trade, unless it finds that the anti-competitive effects of the transaction are clearly outweighed by the public interest. Federal law requires the OCC to request from the U.S. Department of Justice a report on the competitive factors involved in the bank merger and consider any report made with 30 days. In addition, the OCC considers the financial and managerial resources and future prospects of the banks involved, the effect of the transaction on the savings association, the insurance risk to the federal deposit insurance fund and the effectiveness of the parties’ compliance with federal anti-money laundering laws. Consideration of the managerial resources includes consideration of the competence, experience, and integrity of the officers, directors and principal stockholder of the banks. Under the Community Reinvestment Act, the OCC must take into account the record of performance of each bank in meeting the credit needs of its entire communities, including low and moderate income neighborhoods, served by each bank. Since its formation, Florida Community Bank has not been subject to a Community Reinvestment Act examination. Atlantic Coast Bank has a “satisfactory” Community Reinvestment Act rating. Except where the OCC waives the requirement based on supervisory considerations, federal law requires publication of notice of, and the opportunity for public comment on, an application for a bank merger, such as Florida Community Bank, and authorizes the OCC to hold a public hearing in connection with such an application if it determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review.

Accounting Treatment

Bond Street will account for the merger under the purchase method of accounting. This means that Bond Street and Atlantic Coast Financial will be treated as one company as of the date of the merger and Bond Street will record the fair value of Atlantic Coast Financial’s assets and liabilities on its financial statements. Bond Street will record the excess of its purchase price over the fair value of Atlantic Coast Financial’s identifiable net assets as goodwill.

Current Litigation Relating to the Merger

Following the announcement of the merger on March 7, 2013, Lucas Lindsey filed a stockholder class action lawsuit in the Circuit Court of Baltimore City, Maryland against Atlantic Coast Financial, Atlantic Coast Bank, the directors of Atlantic Coast Financial, Bond Street and Florida Community Bank. The lawsuit purports to be brought directly on behalf of all Atlantic Coast Financial public stockholders and derivatively on behalf of Atlantic Coast Financial. The complaint alleges that the directors of Atlantic Coast Financial breached their fiduciary duties to Atlantic Coast Financial stockholders by failing to take steps necessary to obtain a fair, adequate and maximum price for Atlantic Coast Financial common stock, and that Bond Street and Florida Community Bank aided and abetted Atlantic Coast Financial directors’ alleged breaches of fiduciary duty. The lawsuit seeks to enjoin the proposed merger from proceeding and seeks unspecified compensatory damages on behalf of Atlantic Coast Financial stockholders and/or rescission of the proposed merger transaction.

On April 4, 2013, Lucas Lindsey filed an amended complaint adding new factual allegations and dropping Atlantic Coast Financial directors Jay Sidhu and Bhanu Choudhrie as defendants. In particular, the amended complaint alleges that the disclosures provided to Atlantic Coast Financial stockholders, as set forth in the preliminary proxy statement filed with the SEC on March 27, 2013, failed to provide required material information necessary for Atlantic Coast Financial’s stockholders to make a fully informed decision concerning the merger. The amended complaint also includes additional allegations that the proposed Atlantic Coast Financial common stock purchase price is inadequate and unfair.

On April 15, 2013, the Lindsey lawsuit was removed from the Circuit Court of Baltimore City to the Federal Court in the District of Maryland.

On March 18, 2013, Jason Laugherty filed a stockholder class action lawsuit in the Circuit Court of Baltimore City, Maryland against Atlantic Coast Financial, the directors of Atlantic Coast Financial and Bond Street. The lawsuit purports to be brought directly on behalf of all Atlantic Coast Financial public stockholders and alleges that the directors of Atlantic Coast Financial breached their fiduciary duties to Atlantic Coast Financial stockholders as a result of their attempt to sell Atlantic Coast Financial by means of an unfair process and for an unfair price. In addition, the lawsuit alleges that Bond Street aided and abetted Atlantic Coast Financial directors’ alleged breaches of

38

fiduciary duty. The lawsuit seeks to enjoin the proposed merger from proceeding and seeks unspecified compensatory damages on behalf of Atlantic Coast Financial stockholders and/or rescission of the proposed merger transaction.

Both Atlantic Coast Financial and Bond Street believe that both lawsuits are meritless and intend to vigorously defend themselves against the allegations.

Terms of the Merger Agreement

The following describes the material provisions of the Merger Agreement, as amended. The following description of the Merger Agreement is subject, and qualified in its entirety by reference, to the Merger Agreement, which is attached to this document as Appendix A and Amendment No. 1 to the Merger Agreement which is attached to this document as Appendix B, both of which are incorporated by reference into this document. We urge you to read the Merger Agreement, as amended carefully and in its entirety, as it is the legal document governing the merger.

General. The Merger Agreement provides for the merger of Atlantic Coast Financial into Bond Street. Bond Street will be the surviving entity in the merger and Atlantic Coast Financial will cease to exist. Atlantic Coast Bank will merge with and into Florida Community Bank, with Florida Community Bank as the surviving bank.

Cash. Each share of Atlantic Coast Financial common stock issued and outstanding immediately prior to the completion of the merger, except for shares of Atlantic Coast Financial common stock held by Bond Street, Florida Community Bank, Atlantic Coast Financial and Atlantic Coast Bank will be converted into the right to receive $5.00 in cash at closing.

Surviving Corporation, Governing Documents and Directors

At the effective time of the merger, the certificate of incorporation of Bond Street in effect immediately prior to the effective time will be the certificate of incorporation of the surviving corporation after completion of the merger until thereafter amended in accordance with applicable law. The bylaws of Bond Street immediately prior to the effective time of the merger will be the bylaws of the surviving corporation after completion of the merger until thereafter amended in accordance with their terms and applicable law. At the effective time of the merger, the officers of Bond Street immediately prior to the effective time will be the officers of the surviving corporation and will hold such offices at the pleasure of the Board of Bond Street. The directors of Bond Street immediately prior to the effective time of the merger will be the directors of the surviving corporation until their respective successors are duly elected and qualified.

Treatment of Atlantic Coast Financial Stock Options and Other Equity-Based Awards

Atlantic Coast Financial Stock Options. The directors, executive officers and other employees of Atlantic Coast Financial held options to purchase an aggregate of _________ shares of common stock as of ______, 2013.

Pursuant to the Merger Agreement, at the effective time of the merger each outstanding stock option granted by Atlantic Coast Financial to purchase shares of Atlantic Coast Financial common stock, whether vested or unvested, will be canceled and the holder of a stock option will receive a cash payment equal to the product of (i) the number of shares of Atlantic Coast Financial common stock subject to the stock option, multiplied by (ii) the amount by which $5.00 exceeds the exercise price of such stock option, less applicable federal and state tax withholdings.

39

If the exercise price of the stock option equal or exceeds $5.00 per share, the holder of such stock option will not be entitled to any consideration in connection with the merger. There are no outstanding Atlantic Coast Financial stock options that have an exercise price of less than $5.00 per share. Therefore, no payments will be made to any option holder in connection with the cancellation of his or her stock options.

Any Atlantic Coast Financial stock option that has not been exercised prior to the effective time of the merger will be cancelled at the effective time of the merger.

Atlantic Coast Financial Restricted Shares. At the effective date of the merger, each unvested restricted stock award with respect to shares of Atlantic Coast Financial common stock granted that is outstanding immediately prior to the effective date of the merger will be canceled, in exchange for a cash payment equal to the number of shares subject to the restricted stock award, multiplied by $5.00, less applicable federal and state tax withholdings.

Closing and Effective Time of the Merger

The merger will be completed only if all conditions to the merger discussed in this proxy statement and set forth in the Merger Agreement are either satisfied or waived. See “—Conditions to Complete the Merger.”

The merger will become effective when the certificate of merger is filed with the Delaware Secretary of State and the articles of merger are filed with the Department of Assessments and Taxation of the State of Maryland. The completion of the merger will occur on the last business day of the month in which the last of all required regulatory and stockholder approvals of the mergers have been received and all required waiting periods have expired or been waived, or such other date as mutually agreed to by the parties. The completion of the merger is currently anticipated to occur by the end of June 2013 subject to the receipt of regulatory approvals and other customary closing conditions, but neither Atlantic Coast Financial nor Bond Street can guarantee when or if the merger will be completed.

Representations and Warranties

The representations and warranties described below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of Bond Street and Atlantic Coast Financial, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in disclosure schedules made for the purposes of, among other things, allocating contractual risk between Bond Street and Atlantic Coast Financial rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Bond Street, Atlantic Coast Financial or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Bond Street or Atlantic Coast Financial. The representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement. See “Where You Can Find More Information.”

The Merger Agreement contains customary representations and warranties of Bond Street and Atlantic Coast Financial relating to their respective businesses. The representations and warranties in the Merger Agreement do not survive the effective time of the merger.

The representations and warranties made by Atlantic Coast Financial to Bond Street relate to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;
•	capitalization;

40

•	authority relative to execution and delivery of the Merger Agreement and Amendment No. 1 to the Merger Agreement, and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;
•	required governmental and other regulatory filings and consents in connection with the merger;
•	reports to regulatory authorities;
•	SEC documents; off-balance sheet arrangements, controls;
•	the absence of certain changes or events;
•	legal proceedings;
•	no undisclosed liabilities;
•	tax matters;
•	employee matters and ERISA;
•	employment agreements;
•	compliance with applicable laws;
•	properties, contracts and other agreements;
•	agreements with regulatory agencies;
•	title to properties; insurance;
•	environmental matters;
•	FDIC deposit insurance in full force;
•	no indebtedness in 401(k) plan;
•	intellectual property matters;
•	loan matters;
•	inapplicability of takeover statutes;
•	interest rate risk management;
•	broker’s fees payable in connection with the merger;
•	related party transactions;
•	community reinvestment act rating;
•	accuracy of books and records;
•	the accuracy of information supplied for inclusion in this proxy statement and applications filed with bank regulators;
•	no credit card origination;
•	covered security; and
•	no merchant credit card processing.

The representations and warranties made by Bond Street to Atlantic Coast Financial relate to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;
•	authority relative to execution and delivery of the Merger Agreement and Amendment No. 1 to the Merger Agreement, and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;
•	legal proceedings;
•	absence of regulatory constraints;
•	ability to pay the cash merger consideration; and
•	the accuracy of information supplied for inclusion in this proxy statement and applications filed with bank regulators.

Certain representations and warranties of Bond Street and Atlantic Coast Financial are qualified as to “materiality” or “material adverse effect.” For purposes of the Merger Agreement, a “material adverse effect,” when used in reference to Bond Street or Florida Community Bank, means any event, development, change or effect that prevents or materially delays or inhibits or would reasonably be likely to prevent or materially delay or inhibit Bond Street or Florida Community Bank from consummating the transactions contemplated by the Merger Agreement. For purposes of the Merger Agreement, a “material adverse effect,” when used in reference to Atlantic Coast Financial or Atlantic Coast Bank means any event, change, effect, or development that, (i) is material and adverse to the business, results of operations or financial condition of Atlantic Coast Financial and its subsidiaries taken as a

41

whole; or (ii) prevents, materially delays or inhibits or would be reasonably likely to prevent, materially delay or inhibit Atlantic Coast Financial or Atlantic Coast Bank from consummating the transactions contemplated by the Merger Agreement.

A material adverse effect will not include any effects resulting from or attributable to (i) the Merger Agreement or the transactions contemplated thereby; (ii) expenses and costs incurred in connection with the merger; (iii) changes in laws and regulations affecting banks or thrift institutions or their holding companies; (iv) changes in GAAP or regulatory accounting principles; and (v) actions or omissions of Atlantic Coast Financial or Bond Street taken with the prior written consent of the other party or otherwise specifically permitted by the Merger Agreement. However, with respect to clauses (iii), (iv) and (v), Atlantic Coast Financial or Bond Street, as applicable cannot be adversely affected by such changes, actions or omissions, disproportionately to their respective competitors.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger. Atlantic Coast Financial has agreed that, prior to the effective time of the merger, it will not, and will not cause each of its subsidiaries to, conduct its business other than in the usual, regular and ordinary course consistent with past practice, fail to use reasonable efforts to preserve intact its business organization and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees, and business associates.

Additionally, Atlantic Coast Financial has agreed that prior to the effective time of the merger (or the termination of the Merger Agreement), except as expressly required by the Merger Agreement or with the prior written consent of Bond Street, Atlantic Coast Financial will not, and will not permit any of its subsidiaries to, subject to certain exceptions, undertake the following actions:

•	issue, sell or otherwise permit to become outstanding or authorize any additional shares of capital stock;
•	permit any additional shares of capital stock to be subject to grants of director or employee stock options, restricted stock grants or other rights;
•	repurchase, redeem or otherwise acquire any capital stock;
•	effect any recapitalization;
•	form or invest in any new subsidiary;
•	take any action to form any voting trust or similar arrangement;
•	make, declare or pay any dividends;
•	except as disclosed to Bond Street, enter into, amend or renew certain contracts with directors, officers or employees;
•	enter into, renew or modify certain benefit plans;
•	except as disclosed to Bond Street, sell assets or properties with a fair market value in excess of $100,000 individually or $500,000 in the aggregate;
•	except as disclosed to Bond Street, acquire assets or properties except in the ordinary course of business;
•	amend the articles of incorporation, charter, bylaws or other governing documents;
•	implement or adopt any change in accounting practices or principles;
•	except as disclosed to Bond Street, enter into, renew or modify any material contract;
•	settle any claims, except those in the aggregate which are less than $250,000;
•	make certain changes in risk management policy or fail to follow the current interest rate risk policy;
•	incur indebtedness;
•	make, renew or modify certain loans;
•	take actions that would result in a breach of any provision under the Merger Agreement;
•	increase the rate of interest paid by Atlantic Coast Bank on certificates of deposits with the term of more than 15 months;
•	make capital expenditures except in the ordinary course of business consistent with past practice within certain specified limits;

42

•	take steps to terminate directors, officers or employees except as permitted; and
•	agree to take or make any commitment to take any of the above prohibited actions.

Regulatory Matters. Atlantic Coast Financial and Bond Street have also agreed to cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications and other similar documents, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and regulatory authorities which are necessary to consummate the transactions contemplated by the Merger Agreement. Bond Street and Atlantic Coast Financial have the right to review in advance information that appears in any filing made with any third party or regulatory authority in connection with the transactions contemplated by the Merger Agreement. Additionally, the Bond Street and Atlantic Coast Financial agree to consult with each other with respect to obtaining all permits, consents, approvals and authorizations of third parties or regulatory authorities and promptly furnish each other with copies of all written communications delivered by the parties to any regulatory authority.

Employee Matters. Following the merger, Bond Street will give each employee of Atlantic Coast Financial and Atlantic Coast Bank who continues employment with Bond Street or Florida Community Bank credit for prior years’ service under the continuing corporation’s benefit plans, subject to certain exceptions. Continuing employees will also be able to use, subject to certain exceptions, accrued but unused vacation time. Continuing employees will also be provided with benefits that are in the aggregate substantially comparable to the benefits they enjoyed prior to the merger, to the extent those benefits are provided to employees of Bond Street and its subsidiaries.

D&O Indemnification and Insurance. See “Proposal I—Approval of the Merger Agreement—Financial Interests of Directors and Executive Officers in the Merger—Indemnification” and “Proposal I—Approval of the Merger Agreement—Financial Interests of Directors and Executive Officers in the Merger—Directors and Officers Insurance” above for a complete description.

Certain Additional Covenants. The Merger Agreement also contains additional covenants, including covenants relating to the filing of this proxy statement, filing certain reports with the SEC, delivering and providing title insurance and surveys, providing notice of a material adverse effect or a breach of a representation, warranty or agreement, obtaining required consents, access to information of the other company and public announcements with respect to the transactions contemplated by the Merger Agreement.

Atlantic Coast Financial’s Stockholder Meeting and Recommendation of Atlantic Coast Financial’s Board of Directors

Atlantic Coast Financial has agreed to hold a meeting of its stockholders for the purpose of voting upon approval of the Merger Agreement as promptly as reasonably practicable. Atlantic Coast Financial will take all lawful action to solicit the approval and adoption of the Merger Agreement by its stockholders, including by recommending that its stockholders approve the Merger Agreement (subject to the provisions governing making a change in Atlantic Coast Financial’s recommendation as described below) and by retaining a nationally recognized proxy solicitation firm acceptable to Bond Street.

Atlantic Coast Financial’s Board of Directors has agreed to recommend that Atlantic Coast Financial’s stockholders vote in favor of approval of the Merger Agreement, except that it may withdraw, modify, qualify in any manner adverse to Bond Street, condition or refuse to make such recommendations or to take any other action or make any other public statement inconsistent with such recommendation if Atlantic Coast Financial’s Board of Directors determines, in good faith, based upon the opinion of legal counsel and after consultation with its outside financial advisors, that the failure to take such action is reasonably likely to result in a breach of its fiduciary obligations under Maryland law.

Agreement Not to Solicit Other Offers

Atlantic Coast Financial has agreed that it will not, and will cause each of its subsidiaries and its and their respective officers, directors, employees, agents and representatives not to, directly or indirectly:

43

•	solicit, initiate, encourage or facilitate or take any action designed to induce or facilitate an acquisition proposal;

•	participate in any discussions or negotiations regarding an acquisition proposal;

•	furnish any confidential or data with respect to or in connection with an acquisition proposal;

•	knowingly facilitate any effort or attempt by any person to make or implement an acquisition proposal;

•	approve, recommend any acquisition proposal or related agreement, or propose to do so; or

•	approve, recommend or enter into any letter of intent, merger agreement or similar agreement related to any acquisition proposal or propose to do so.

Notwithstanding the two foregoing provisions, Atlantic Coast Financial may, in relation to receiving an unsolicited bona fide “acquisition proposal”:

•	approve or recommend, or propose publically to approve or recommend, any acquisition proposal, or approve or recommend or publicly propose to approve or execute any letter of intent, merger agreement or similar agreement related to any acquisition proposal if Atlantic Coast Finanical’s Board of Directors concludes in good faith after consultation with its financial advisors and outside legal counsel that such acquisition proposal constitutes a superior proposal; or

•	furnish or cause to be furnished confidential information or data or participate in negotiations or discussions regarding an acquisition proposal if Atlantic Coast Financial’s Board of Directors concludes in good faith after consultation with its financial advisors and outside legal counsel that such action is reasonably likely to result in an acquisition proposal that constitutes a superior proposal; provided that prior to providing any confidential information or data, Atlantic Coast Financial will have entered into a confidentiality agreement with such third party on terms no less favorable to Atlantic Coast Financial than the confidentiality agreement by and between Bond Street and KBW, on behalf of Atlantic Coast Financial.

If at any time prior to the adoption of the Merger Agreement by Atlantic Coast Finanicial’s stockholders, the Board of Directors of Atlantic Coast Financial determines in good faith, after consultation with its financial advisors and outside counsel, in response to an acquisition proposal that was not solicited in violation of the Merger Agreement, that such proposal is a superior proposal, Atlantic Coast Financial may terminate the Merger Agreement. However, Atlantic Coast Financial must give Bond Street five business days written notice that specifies the material terms and conditions of the superior proposal, advises Bond Street that it intends to accept such superior proposal and, during the five business days, negotiate in good faith with Bond Street to make such adjustments in terms and conditions of the Merger Agreement so that such acquisition proposal would no longer constitute a superior proposal.

Atlantic Coast Financial and its subsidiaries have agreed to immediately cease and cause to be terminated any existing discussions or negotiations conducted with any third party with respect to any acquisition proposal or other transaction similar to or in substitution for the transactions contemplated by the Merger Agreement.

Atlantic Coast Financial has also agreed to provide Bond Street written notice within one business day following the receipt of any acquisition proposal or inquiry that would reasonably be expected to lead to an acquisition proposal. The notice will indicate the identity of the person making the acquisition proposal, or making inquiries and the material terms of the acquisition proposal. Atlantic Coast Financial has also agreed to keep Bond Street reasonably apprised of any material developments related thereto.

44

For purposes of the Merger Agreement:

•	an “acquisition proposal” means any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization (which, for the avoidance of doubt, shall for all purposes be deemed to include any rights offering, issuance of sale of securities of Atlantic Coast Financial, liquidation, dissolution or similar transaction involving Atlantic Coast Financial or any of its subsidiaries, or any sale of any capital stock of Atlantic Coast Bank or any other subsidiary of Atlantic Coast Financial or 20% or more of the consolidated assets (including in such calculation stock of subsidiaries of Atlantic Coast Financial) of Atlantic Coast Financial and its subsidiaries, taken as a whole, or any issuance or sale of, or tender or exchange offer for, voting securities of Atlantic Coast Financial or any of its subsidiaries that, if consummated, would result in any person (or the stockholders of any person) beneficially owning securities representing 10% of more of the total voting power of the securities of Atlantic Coast Financial (or of the surviving parent entity in such transaction) or any of its subsidiaries.”

•	a “superior proposal” means a bona fide written acquisition proposal which the Board of Directors of Atlantic Coast Financial concludes in good faith, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including the amount and form of consideration, timing of payment, any break-up fees, expense reimbursement provisions, the conditions to consummation and the likelihood of consummation), is more favorable to the stockholders of Atlantic Coast Financial from a financial point of view than the transactions contemplated by the Merger Agreement.”

•	a “change in control” relating to an acquisition proposal of Atlantic Coast Financial has taken place if: (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities representing more than 25% of the then-issued and outstanding common stock of Atlantic Coast Financial or the combined voting power of the then-outstanding Atlantic Coast Financial Shares, whether through a tender offer or otherwise; (ii) there occurs any consolidation or merger in which Atlantic Coast Financial is not the continuing or surviving corporation (except for a merger in which the holders of Atlantic Coast Financial’s Common Stock and/or other voting stock immediately prior to the merger have the same proportionate ownership of common and/or other voting stock of the surviving corporation immediately after the merger); (iii) there occurs any consolidation or merger in which Atlantic Coast Financial is the surviving corporation but in which shares of its common and/or other voting stock would be converted into cash or securities of any other corporation or other property or if its stockholders own less than 50% of the outstanding common stock immediately after the transaction; or (iv) there occurs any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or a majority of the capital stock of Atlantic Coast Bank or all or substantially all of the assets of Atlantic Coast Financial.

Conditions to Complete the Merger

Bond Street’s and Atlantic Coast Financial’s respective obligations to complete the merger are subject to the fulfillment or waiver of the following conditions:

•	the approval of the Merger Agreement by Atlantic Coast Financial’s stockholders;

•	the receipt of required regulatory approvals and the expiration or termination of all related statutory waiting periods, subject to the absence of any condition or restriction that would have a material adverse effect on Atlantic Coast Financial or Bond Street;

45

•	all required third party consents and approvals are obtained, unless the failure to obtain such consents or approvals is not reasonably likely to have a material adverse effect on Atlantic Coast Financial or Bond Street;

•	the absence of any order, injunction, decree, statute or judgment by any governmental authority of competent jurisdiction preventing the consummation of the transactions contemplated by the Merger Agreement;

•	the accuracy of the representations and warranties of each other party in the Merger Agreement as of the closing date of the merger, subject to the materiality standards provided in the Merger Agreement and the performance of the other party in all material respects of all obligations required to be performed by it at or prior to the effective time of the merger under the Merger Agreement (and the receipt by each party of certificates from the other party to such effect); and

•	the delivery of opinions of counsel.

Atlantic Coast Financial’s obligations to complete the merger are further subject to the receipt of a fairness opinion from its financial advisor.

Neither Atlantic Coast Financial nor Bond Street can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement

The Merger Agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:

•	the merger has not been completed by September 30, 2013 (if the failure to complete the merger by that date is not caused by the terminating party’s breach of the Merger Agreement);

•	if approval by a governmental authority required for the consummation of the transactions contemplated by the Merger Agreement has been denied and this denial has become final and nonappealable;

•	there is a breach by the other party of any of its representations, warranties or obligations under the Merger Agreement that would cause the failure of certain of the closing conditions to the merger, and the breach is not cured within 30 days following written notice of the breach; or

•	Atlantic Coast Financial stockholders fail to approve the Merger Agreement at the stockholder meeting or stockholder approval has not been obtained on or before May 24, 2013 (or June 21, 2013, if mailing of the proxy statement was delayed by SEC review).

In addition, Bond Street may terminate the Merger Agreement in the following circumstances:

•	if Atlantic Coast Financial shall not have filed a proxy statement with the SEC within 30 days after the date of the Merger Agreement;

•	if the merger is not consummated by June 30, 2013, provided that if all conditions to the completion of the merger have been fulfilled other than the receipt of approval from a governmental authority, and if the delay in approval by such governmental authority is not attributable to the actions or inactions of Atlantic Coast Financial or Atlantic Coat Bank, such date will be extended to September 30, 2013;

•	if any governmental authority shall have issued a restraining order or injunction prohibiting the consummation of the merger, the stockholder meeting or the solicitation of proxies in connection

46

therewith or other material action required to complete the transactions contemplated by the Merger Agreement, unless such order, injunction or other action shall have been lifted, dissolved or terminated within 21 days;

•	Atlantic Coast Financial’s Board of Directors fails to recommend to the Atlantic Coast Financial stockholders that they approve the Merger Agreement within 30 days from the date of the Merger Agreement or withdraws, modifies or changes such recommendation in a manner adverse to Bond Street; or

•	if there will have occurred (i) any general suspension of trading or limitation on prices on the Nasdaq Global Market or any national securities exchange, (ii) any banking moratorium or suspension in payments in respect of U.S. banks, or (iii) any material acceleration or worsening of any of the foregoing.

In addition, Atlantic Coast Financial may terminate the Merger Agreement if it enters into a definitive agreement with a third party in connection with a superior proposal.

Effect of Termination

If the Merger Agreement is terminated, it will become void, except that (1) any liability of either Bond Street or Atlantic Coast Financial for any willful breach of the Merger Agreement or gross negligence will survive the termination and (2) designated provisions of the Merger Agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information.

Termination Fee

Atlantic Coast Financial will pay Bond Street a $650,000 termination fee if the Merger Agreement is terminated in the following circumstances:

•	Bond Street terminates the Merger Agreement because Atlantic Coast Financial’s Board of Directors fails to recommend to the Atlantic Coast Financial stockholders that they approve the Merger Agreement within 30 days from the date of the Merger Agreement or withdraws, modifies or changes such recommendation in a manner adverse to Bond Street;

•	Atlantic Coast Financial terminates the Merger Agreement and enters into a definitive agreement with a third party in connection with a superior proposal; or

•	Atlantic Coast Financial terminates the Merger Agreement due to failure to obtain stockholder approval and within 12 months thereafter consummates an acquisition proposal or change in control (as defined above) that had been proposed (or is with or involving a party that proposed an acquisition proposal) at any time not more than 12 months prior to the date of termination.

Expenses and Fees

Except as set forth above, each of Bond Street and Atlantic Coast Financial will be responsible for all costs and expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the Merger Agreement.

Amendment, Waiver and Extension of the Merger Agreement

Subject to applicable law, Bond Street and Atlantic Coast Financial may amend the Merger Agreement by written agreement. However, after any approval of the Merger Agreement by Atlantic Coast Financial’s stockholders, there may not be, without further approval of Atlantic Coast Financial’s stockholders, any amendment of the Merger Agreement that requires further approval under applicable law.

47

At any time prior to the effective time of the merger, each party, to the extent legally allowed, may extend the time for the performance of any of the obligations or other acts of the other party; waive any inaccuracies in the representations and warranties of the other party; and waive compliance by the other party with any of the agreements and conditions contained in the Merger Agreement.

Independent Public Accountants

McGladrey & Pullen, LLP serves as Atlantic Coast Financial’s independent registered public accounting firm. A representative of McGladrey & Pullen, LLP is expected to be present at the special meeting and will be available to respond to appropriate questions.

OWNERSHIP OF ATLANTIC COAST FINANCIAL CORPORATION COMMON STOCK BY
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables provide information regarding ownership of Atlantic Coast Financial common stock as of May 6, 2013, by beneficial owners of more than 5% of the outstanding shares of Atlantic Coast Financial common stock, by each director and each executive officer, and by all directors and executive officers of Atlantic Coast Financial as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class
Atlantic Coast Financial Corporation Employee Stock Ownership Plan Trust 10151 Deerwood Park Blvd, Building 200, Suite 100, Jacksonville, Florida 32256	138,757	(1)	5.3%
Mendon Capital Advisors Corp. Anton V. Schutz 150 Allens Creek Road Rochester, New York 14618	147,974	(2)	5.83%
The Albury Investment Partnership Rose Capital Pty Limited Seumas Dawes 88 Phillip Street Aurora Place, Suite 4, Level 40 Sydney, Australia NSW 2000	262,000	(3)	9.97%
Mr. Amin Fadul Ali Nasdec General Trading LLC, Office 1403, 14th Floor One Business Bay, Business Bay Area, PO Box 113296 Dubai, United Arab Emirates	250,000	(4)	9.5%

(1)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 1, 2013, the Employee Stock Ownership Plan has sole voting power over 86,226 shares and shared voting power over 52,531 shares.
(2)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2013, Mendon Capital Advisors Corp. and Anton V. Schutz each has sole voting and investment power over 73,987 shares and shared voting and investment power over 73,987 shares. Anton V. Schutz is the sole stockholder of Mendon Capital Advisors Corp.
(3)	Based on a Schedule 13D filed with the Securities and Exchange Commission on April 10, 2013, The Albury Investment Partnership, Rose Capital Pty Limited and Seumas Dawes have shared voting and investment power over 262,000 shares. Rose Capital Pty Limited owns 99% of The Albury Investment Partnership and Seumas Dawes is the sole owner of Rose Capital Pty Limited.
(4)	Based on a Schedule 13D filed with the Securities and Exchange Commission on April 26, 2013, Mr. Amin Fadul Ali has sole voting and investment power over all 250,000 shares.

48

Directors and Executive Officers (1)	Shares of Common Stock Beneficially Owned (2)		Percent of Class
John J. Linfante	—		—
Bhanu Choudhrie	120,000	(3)	4.4%
H. Dennis Woods	11,530	(4)	*
Charles E. Martin, Jr.	17,786	(5)	*
Forrest W. Sweat, Jr.	24,149	(6)	*
Thomas F. Beeckler	18,638	(7)	*
W. Eric Palmer	8,762	(8)	*
G. Thomas Frankland	18,454	(9)	*
Jay S. Sidhu	60,990	(10)	2.3%
Thomas B. Wagers, Sr.	22,990	(11)	*
Phillip S. Buddenbohm**	7,087	(12)	*

All directors and executive officers as a group (11 persons)	310,386		11.5%

*	Less than 1%.
**	Phillip S. Buddenbohm is an officer of Atlantic Coast Bank only.
(1)	The mailing address for each person listed is 10151 Deerwood Park Blvd, Building 200, Suite 100, Jacksonville, Florida 32256.
(2)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if such person has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(3)	All 120,000 shares of common stock are held by a company controlled by Mr. Choudhrie.
(4)	Includes 4,673 shares that can be acquired pursuant to stock options within 60 days of May 6, 2013.
(5)	Includes 151 shares of common stock held in Mr. Martin’s individual retirement account, 196 shares owned by Mr. Martin’s spouse, 4,673 shares that can be acquired pursuant to stock options within 60 days of May 6, 2013, 6,305 shares of phantom stock and 1,972 shares of common stock held in director retirement plan accounts.
(6)	Includes 7,006 shares of common stock held in Mr. Sweat’s individual retirement accounts, 3,489 shares of common stock held in Mr. Sweat’s spouse’s individual retirement account, 4,673 shares that can be acquired pursuant to stock options within 60 days of May 6, 2013 and 1,829 shares of common stock held in a director plan account.
(7)	Includes 4,673 shares that can be acquired pursuant to stock options within 60 days of May 6, 2013 and 2,771 shares of common stock held in a director retirement plan account.
(8)	Includes 19 shares of common stock held by Mr. Palmer’s children, 4,673 shares that can be acquired pursuant to stock options within 60 days of May 6, 2013 and 622 shares of common stock held in a director retirement plan account.
(9)	Includes 13,065 shares of common stock held in Mr. Frankland’s individual retirement account, 5,000 shares that can be acquired pursuant to stock options within 60 days of May 6, 2013, and 389 shares held in Mr. Frankland’s employee stock ownership plan account.
(10)	Includes 7,840 shares that can be acquired pursuant to stock options within 60 days of May 6, 2013 and 1,759 shares of common stock held in Mr. Sidhu’s 401(k) plan account.
(11)	Includes 4,509 shares of common stock held in Mr. Wagers’ 401(k) plan account, 2,045 shares held in Mr. Wagers’ employee stock ownership plan account, 5,000 shares of common stock held in Mr. Wagers’ supplemental retirement agreement account and 6,512 shares that can be acquired pursuant to stock options within 60 days of May 6, 2013.
(12)	Includes 265 shares of common stock held in Mr. Buddenbohm’s 401(k) plan account, 2,842 shares that can be acquired pursuant to stock options within 60 days of May 6, 2013 and 1,478 shares held in Mr. Buddenbohm’s employee stock ownership plan account.

49

PROPOSAL II — APPROVAL OF THE MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

As required by Item 402(t) of Regulation S-K and Regulation 14A of the Securities and Exchange Act of 1934, as amended, Atlantic Coast Financial is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to its named executive officers in connection with the completion of the merger, as disclosed in the section of this Proxy Statement captioned “Proposal I - Approval of the Merger Agreement—Financial Interests of Directors and Executive Officers in the Merger—Merger-Related Executive Compensation Arrangements for Atlantic Coast Financial’s Named Executive Officers” and the related table and narratives. The Board of Directors recommends that stockholders vote “FOR” the Merger-Related Executive Compensation Proposal.

Your vote is requested.  Atlantic Coast Financial believes that the amount of compensation that may become payable to its named executive officers in connection with the completion of the merger, as described in this proxy statement is reasonable and demonstrates that Atlantic Coast Financial’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Atlantic Coast Financial’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to the Atlantic Coast Financial named executive officers in connection with the completion of the merger. In addition, this vote is separate and independent from the vote of stockholders to approve the Merger Agreement. However, the compensation will not be payable in the event the merger is not completed. Atlantic Coast Financial asks that its stockholders vote “FOR” the following resolution:

RESOLVED, that the compensation that may become payable to Atlantic Coast Financial’s named executive officers in connection with the completion of the merger, as disclosed in the section captioned “Proposal I - Approval of the Merger Agreement—Financial Interests of Directors and Executive Officers in the Merger—Merger-Related Executive Compensation Arrangements for Atlantic Coast Financial’s Named Executive Officers” and the related table and narratives, is hereby APPROVED.

This vote is advisory and therefore, it will not be binding on Atlantic Coast Financial, nor will it overrule any prior decision of Atlantic Coast Financial or require Atlantic Coast Financial’s Board of Directors (or any committee thereof) to take any action. However, Atlantic Coast Financial’s Board of Directors values the opinions of Atlantic Coast Financial’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, Atlantic Coast Financial’s Board of Directors will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. Atlantic Coast Financial’s Board of Directors will consider the affirmative vote of a majority of the shares cast of Atlantic Coast Financial common stock at the special meeting “FOR” the foregoing resolution as advisory approval of the compensation that may become payable to Atlantic Coast Financial’s named executive officers in connection with the completion of the merger.

PROPOSAL III—ADJOURNMENT OF THE SPECIAL MEETING

In the event that there are not sufficient votes to constitute a quorum or approve Proposal I at the time of the special meeting, the proposal may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Atlantic Coast Financial at the time of the special meeting to be voted for an adjournment, if necessary, Atlantic Coast Financial has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The special meeting may be postponed or adjourned for the purpose of soliciting additional proxies. The Board of Directors recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

Approval of the proposal to adjourn the special meeting requires the approval of a majority of the shares cast at the special meeting, in person or by proxy.

50

OTHER MATTERS

The Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the special meeting, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

The merger is expected to be consummated prior to the next regularly scheduled annual meeting of our stockholders, in which case the annual meeting would not be convened. However, if the merger is not consummated prior to the next regularly scheduled annual meeting of our stockholders, any proposal which a stockholder wishes to have included in our proxy materials for the next annual meeting of stockholders must be received at Atlantic Coast Financial’s executive office, 10151 Deerwood Park Blvd, Building 200, Suite 100, Jacksonville, Florida 32256 at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Corporate Secretary must receive written notice not less than 80 days nor more than 90 days prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Atlantic Coast Financial’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Atlantic Coast Financial which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on Atlantic Coast Financial’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Atlantic Coast Financial which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or

51

regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Nothing in this Proxy Statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

WHERE YOU CAN FIND MORE INFORMATION

Atlantic Coast Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet website that contains reports, proxy and information statements and other information about issuers, like Atlantic Coast Financial, that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov. The reports and other information filed by Atlantic Coast Financial with the Securities and Exchange Commission are also available at Atlantic Coast Financial’s internet worldwide web site. The address is http://www.atlanticcoastbank.com.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, the information or representations must not be relied upon as having been authorized by Atlantic Coast Financial or any other person. This proxy statement is dated ________, 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

52

APPENDIX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

ATLANTIC COAST FINANCIAL CORPORATION,

ATLANTIC COAST BANK,

BOND STREET HOLDINGS, INC.

and

FLORIDA COMMUNITY BANK, N.A.

February 25, 2013

TABLE OF CONTENTS

Article I The Company Merger		A-1
1.01	The Company Merger	A-1
1.02	Reservation of Right to Revise Structure	A-2
1.03	Effective Time	A-2

Article II The Subsidiary Merger		A-3
2.01	The Subsidiary Merger	A-3
2.02	Effective Time of Subsidiary Merger	A-3

Article III Consideration		A-3
3.01	Consideration	A-3
3.02	Rights as Stockholders; Stock Transfers	A-4
3.03	Exchange Procedures	A-5
3.04	Treatment of Options and Restricted Stock	A-7

Article IV Actions Pending the Company Merger and Subsidiary Merger		A-8
4.01	Forbearances of AC Financial and its Subsidiaries	A-8
4.02	SEC Documents	A-11

Article V Representations and Warranties		A-12
5.01	Disclosure Schedules	A-12
5.02	Representations and Warranties of AC Financial and AC Bank	A-12
5.03	Representations and Warranties of Bond Street and FCB	A-31

Article VI Covenants		A-33
6.01	Commercially Reasonable Efforts	A-33
6.02	Regulatory Matters	A-33
6.03	Access to Information	A-34
6.04	Stockholder Approval	A-34
6.05	Acquisition Proposals	A-35
6.06	Press Releases	A-37
6.07	Title Insurance and Surveys	A-37
6.08	Notification of Certain Matters	A-37
6.09	Employee Benefits	A-37
6.10	Compliance	A-38
6.11	Employment Agreements	A-38
6.12	Employee Matters	A-38
6.13	Directors’ and Officers’ Indemnification and Insurance	A-39

Article VII Conditions to Consummation of the Company Merger		A-40
7.01	Conditions to Each Party’s Obligation to Effect the Company Merger	A-40
7.02	Conditions to Obligation of AC Financial	A-41
7.03	Conditions to Obligation of Bond Street	A-42

Article VIII Closing		A-42
8.01	Deliveries by AC Financial at Closing	A-42
8.02	Deliveries by Bond Street at the Closing	A-43

A-i

Article IX Termination		A-44
9.01	Termination	A-44
9.02	Effect of Termination and Abandonment	A-45
9.03	Liquidated Damages	A-45

Article X Miscellaneous		A-46
10.01	Survival of Representations, Warranties and Agreements	A-46
10.02	Expenses	A-46
10.03	Notices	A-46
10.04	Interpretation	A-48
10.05	Counterparts	A-48
10.06	Amendment	A-48
10.07	Extension; Waiver	A-48
10.08	Entire Agreement	A-48
10.09	Governing Law	A-48
10.10	Severability	A-49
10.11	Assignment; Third Party Beneficiaries	A-49
10.12	Specific Performance; Jurisdiction	A-49

Exhibit A	Plan of Merger
Exhibit B	Form of Agreement and Plan of Merger for Subsidiary Merger
Exhibit C	Summary Terms of Escrow Agreement
Exhibit D	Form of Opinion of Bond Street’s Counsel
Exhibit E	Form of Opinion of AC Financial’s Counsel

A-ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of February 25, 2013, by and among Atlantic Coast Financial Corporation, a Maryland corporation (“AC Financial”), Atlantic Coast Bank, a federal savings bank (“AC Bank”), Bond Street Holdings, Inc., a Delaware corporation (“Bond Street”), and Florida Community Bank, N.A., a national banking association (“FCB”).

WITNESSETH:

A.           The parties desire to effect (i) a merger of AC Financial with and into Bond Street, with Bond Street being the surviving entity in such merger (the “Company Merger”), and (ii) a merger of AC Bank with and into FCB, with FCB being the surviving entity in such merger (the “Subsidiary Merger”).

B.           AC Financial has 100,000,000 authorized shares of common stock, par value $0.01 per share (“AC Financial Common Stock”), of which 2,629,061 shares are presently issued and outstanding, and 25,000,000 authorized shares of preferred stock, par value $0.01 per share (“AC Financial Preferred Stock” and collectively with the AC Financial Common Stock, “AC Financial Shares”), of which no shares are presently issued and outstanding.

C.           AC Financial owns all of the issued and outstanding shares of AC Bank’s common stock, par value $0.01 per share (“AC Bank Common Stock”).

D.           The respective Boards of Directors of AC Financial, AC Bank, Bond Street and FCB each have determined that it is in the best interests of their respective organizations and stockholders to effect such mergers.

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

Article I
The Company Merger

1.01        The Company Merger. At the Effective Time (as defined herein), the Company Merger contemplated by this Agreement shall occur and in furtherance thereof:

(a)          Structure and Effects of the Company Merger. In accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the General Corporation Law of the State of Maryland (the “MGCL”), AC Financial shall merge with and into Bond Street, and the separate corporate existence of AC Financial shall thereupon cease. Bond Street shall be the surviving corporation in the Company Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Bond Street with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Company Merger.

(b)          Certificate of Incorporation. At the Effective Time, the certificate of incorporation of Bond Street, as in effect immediately prior to the Effective Time, shall continue to be the certificate of incorporation of the Surviving Corporation following the Company Merger, until duly amended in accordance with the terms thereof and the DGCL.

(c)          Bylaws. At the Effective Time, the bylaws of Bond Street, as in effect immediately prior to the Effective Time, shall continue to be the bylaws of the Surviving Corporation following the Company Merger, until duly amended in accordance with the terms thereof, the certificate of incorporation of Bond Street and the DGCL.

(d)          Directors. At the Effective Time, the directors of Bond Street immediately prior to the Effective Time shall continue to be the directors of the Surviving Corporation following the Company Merger, to hold office until such time as their respective successors shall be duly elected and qualified.

(e)          Officers. At the Effective Time, the officers of Bond Street immediately prior to the Effective Time shall continue to be the officers of the Surviving Corporation following the Company Merger, to hold their respective offices at the pleasure of the Board of Directors of the Surviving Corporation.

1.02         Reservation of Right to Revise Structure. At Bond Street’s election, the Company Merger may alternatively be structured so that AC Financial is merged with and into a direct or indirect wholly-owned Subsidiary (as defined herein) of Bond Street, or such a direct or indirect wholly-owned subsidiary of Bond Street is merged with and into AC Financial; provided, however, that no such change shall (x) alter or change the amount or form of Merger Consideration (as defined in Section 3.01(a)) or the treatment of the holders of the AC Financial Common Stock, including tax consequences, or (y) materially impede or delay consummation of the transactions contemplated by this Agreement, including regulatory approvals, or cause any condition to Closing not to be satisfied. In the event of such an election, the parties agree to execute an amendment to this Agreement as reasonably necessary or appropriate in order to reflect such election.

1.03         Effective Time. The Company Merger shall become effective on the date and at the time shown on the Certificate of Merger required to be filed in the office of the Secretary of State of the State of Delaware and the Articles of Merger required to be filed in the office of the Department of Assessments and Taxation of the State of Maryland, each including the Plan of Merger in the form attached hereto as Exhibit A, effecting the Company Merger (the “Effective Time”). Subject to the terms of this Agreement, the parties shall cause the Company Merger to become effective (a) on the date that is the last Business Day of the calendar month in which the last of all required regulatory and stockholder approvals of the Company Merger and the Subsidiary Merger have been received and all required waiting periods have expired or been waived or terminated, or (b) on such other date as the parties may agree in writing (the “Effective Date”). The Closing (as defined herein) shall be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York, unless another place is agreed upon in writing by the parties. For purposes of this Agreement, a “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banking organizations in the City of New York are required or authorized by law to be closed.

A-2

Article II
The Subsidiary Merger

2.01        The Subsidiary Merger. Immediately after the Effective Time or as soon thereafter as possible, the Subsidiary Merger contemplated by this Agreement shall occur and in furtherance thereof:

(a)          Structure and Effects of the Subsidiary Merger. AC Bank shall merge with and into FCB on the terms and conditions set forth in the Agreement and Plan of Subsidiary Merger in the form attached hereto as Exhibit B (the “Subsidiary Merger Agreement”), and the separate corporate existence of AC Bank shall thereupon cease. FCB shall be the surviving bank in the Subsidiary Merger (sometimes hereinafter referred to as the “Surviving Bank”) and shall continue to be governed by federal law, and the separate existence of FCB with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Subsidiary Merger. The Subsidiary Merger shall have the effects specified in Section 215c of the National Bank Act of 1864, as amended (the “NBA”).

(b)          Articles of Association. The articles of association of FCB, as in effect immediately prior to the effective time of the Subsidiary Merger, shall continue to be the articles of association of the Surviving Bank following the Subsidiary Merger, until duly amended in accordance with the terms thereof and the NBA.

(c)          Bylaws. The bylaws of FCB, as in effect immediately prior to the effective time of the Subsidiary Merger, shall continue to be the bylaws of the Surviving Bank following the Subsidiary Merger, until duly amended in accordance with the terms thereof, the articles of association of FCB and the NBA.

(d)          Directors. The directors of FCB immediately prior to the effective time of the Subsidiary Merger shall continue to be the directors of the Surviving Bank following the Subsidiary Merger, to hold office until such time as their respective successors shall be duly elected and qualified.

(e)          Officers. The officers of FCB immediately prior to the effective time of the Subsidiary Merger shall continue to be the officers of the Surviving Bank following the Subsidiary Merger, to hold their respective offices at the pleasure of the Board of Directors of the Surviving Bank.

2.02         Effective Time of Subsidiary Merger. The Subsidiary Merger shall become effective on a date specified by the Office of the Comptroller of the Currency (the “OCC”) pursuant to the NBA. Subject to the terms of this Agreement, the parties shall cause the Subsidiary Merger to become effective on the Effective Date but after the Effective Time, or as soon as possible thereafter.

Article III
Consideration

3.01         Consideration. Subject to the terms and conditions of this Agreement, at the Effective Time:

A-3

(a)          Each share of AC Financial Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled as provided in Section 3.01(c) and other than any Dissenting Shares (as defined herein)), shall, by virtue of the Company Merger, be converted into the right to receive $5.00 in cash (the “Merger Consideration”), including (i) $3.00 in cash (the “Immediate Merger Consideration”) payable upon Closing and (ii) $2.00 in cash (the “Escrowed Merger Consideration”) to be placed in escrow by Bond Street pursuant to an Escrow Agreement on substantially the terms attached hereto as Exhibit C (the “Escrow Agreement”).

(b)          All shares of AC Financial Common Stock shall cease to be outstanding and shall be cancelled and cease to exist. Each holder of a certificate which immediately prior to the Effective Time represented any such shares of AC Financial Common Stock (a “Certificate”) shall thereafter cease to have any rights with respect to such shares of AC Financial Common Stock (other than shares to be cancelled as provided in Section 3.01(c) and other than any Dissenting Shares), except the right to receive the Merger Consideration upon the surrender of such Certificate.

(c)          Each share of AC Financial Common Stock owned directly by Bond Street, any Subsidiary of Bond Street (including FCB), AC Financial or any Subsidiary of AC Financial (other than shares held in trust accounts, managed accounts, custodial or nominee accounts and the like for the benefit of customers or shares held in satisfaction of a debt previously contracted) at the Effective Time shall, by virtue of the Company Merger, cease to be outstanding and shall be cancelled and cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor.

(d)          Notwithstanding anything in this Agreement to the contrary, shares of AC Financial Common Stock issued and outstanding immediately prior to the Effective Time held by a holder who has the right to demand and has properly demanded payment for and an appraisal of such shares in accordance with Sections 3-202 and 3-203 of the MGCL (or any successor provision) (“Dissenting Shares”) shall not be converted into a right to receive Merger Consideration, but shall have the rights set forth in Section 3-202 of the MGCL (or any successor provision) unless such holder fails to perfect or otherwise loses such holder’s right to such payment or appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to payment or appraisal, each such share held by such holder shall be converted as of the Effective Time into the right to receive Merger Consideration in accordance with this Section 3.01. AC Financial shall give prompt notice to Bond Street of any demands received by AC Financial for appraisal of shares of AC Financial Common Stock, withdrawals of such demands and any other instruments relating to appraisal rights delivered pursuant to the MGCL and received by AC Financial, and Bond Street shall have the right to participate in all negotiations and proceedings with respect to such demands. AC Financial shall not, except with the prior written consent of Bond Street, make any payment with respect to, or settle or offer to settle, any such demands or agree to do or commit to do any of the foregoing.

3.02         Rights as Stockholders; Stock Transfers. At the Effective Time, holders of AC Financial Common Stock shall cease to be stockholders of AC Financial, and shall have no rights as stockholders of AC Financial, other than the right to receive the Merger Consideration for each share of AC Financial Common Stock, as provided under this Article III. After the

A-4

Effective Time, there shall be no transfers on the stock transfer books of AC Financial or the Surviving Corporation of AC Financial Common Stock.

3.03        Exchange Procedures.

(a)          Deposit of Merger Consideration. Bond Street shall appoint an agent, who shall be reasonably acceptable to AC Financial (the “Exchange Agent”), for the purpose of exchanging Certificates for the Merger Consideration. Bond Street shall appoint an escrow agent, who shall be reasonably acceptable to AC Financial (the “Escrow Agent”), for the purpose of holding and disbursing the Escrowed Merger Consideration. Prior to the Effective Time, (i) Bond Street shall deposit with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article III, an amount of cash sufficient to make all payments of the Immediate Merger Consideration pursuant to Section 3.01(a)(i) (such cash amount, the “Exchange Fund”) and (ii) Bond Street and AC Financial shall authorize, execute and deliver the Escrow Agreement and Bond Street shall deposit with the Escrow Agent, for the benefit of the holders of Certificates, an amount sufficient to make all payments of the Escrowed Merger Consideration pursuant to Section 3.01(a)(ii) and the terms of such Escrow Agreement (such cash amount, the “Escrow Fund”). The cash deposited with the Exchange Agent pursuant to this Section 3.03(a) shall be invested by the Exchange Agent as directed by Bond Street and the cash deposited with the Escrow Agent pursuant to this Section 3.03(a) shall be invested by the Escrow Agent as directed by Bond Street; provided in each case that (a) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of shares of AC Financial Common Stock, and following any losses realized with respect to such investments Bond Street shall promptly, but in any event within five (5) Business Days, provide additional funds to the Exchange Agent or the Escrow Agent, as the case may be, for the benefit of the stockholders of AC Financial in the amount of any such losses and (b) such investments shall be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. Any interest or income in respect of the Exchange Fund or the Escrow Fund, as the case may be, and such investments will be the sole property of Bond Street and will be payable to or at the direction of Bond Street.

(b)          Exchange of Shares. (i) As soon as reasonably practicable after the Effective Time, and in no event more than five (5) Business Days thereafter, Bond Street shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration therefor. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a letter of transmittal, duly executed, (x) the holder of such Certificate shall be entitled to receive in exchange therefor the Immediate Merger Consideration for each share of AC Financial Common Stock formerly represented by such Certificate, (y) the holder of such Certificate shall be identified in a register maintained by the Exchange Agent for the purpose of identifying each former holder of shares of AC Financial Common Stock as the person who has the right to receive a payment from the Escrow Fund of

A-5

Escrowed Merger Consideration pursuant to Section 3.01(a)(ii) in respect of each share of AC Financial Common Stock formerly represented by such Certificate, and (z) such Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued for the benefit of holders of Certificates on the Merger Consideration payable upon the surrender of the Certificates. Until surrendered as contemplated by this Section 3.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

(ii)         If the payment of the Merger Consideration is to be made to a person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any applicable stock transfer or other taxes or shall establish to the reasonable satisfaction of the Exchange Agent that such taxes have been paid or are not payable.

(iii)        Any portion of the Exchange Fund that remains unclaimed by the holders of AC Financial Common Stock for more than twelve (12) months after the Effective Time, and any portion of the Escrow Fund that remains unclaimed by the holders of AC Financial Common Stock (or otherwise disbursed in accordance with the Escrow Agreement) for more than twelve (12) months after such amount was first provided to be paid to holders of AC Financial Common Stock or otherwise disbursed in accordance with the Escrow Agreement, shall be promptly paid to Bond Street. Any holders of AC Financial Common Stock who have not theretofore complied with this Section 3.03 shall thereafter look only to Bond Street for payment of the Merger Consideration deliverable in respect of each share of AC Financial Common Stock held by such stockholder at the Effective Time as determined pursuant to this Agreement, without any interest thereon. Notwithstanding anything to the contrary contained herein, none of Bond Street, AC Financial, the Exchange Agent, the Escrow Agent or any other person shall be liable to any former holder of shares of AC Financial Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of AC Financial Common Stock immediately prior to such time when the amounts would, pursuant to applicable law, otherwise escheat to or become property of any Governmental Authority (as defined herein) shall become, to the extent permitted by applicable law, the property of Bond Street free and clear of any claims or interest of any person previously entitled thereto.

(iv)        In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Bond Street, the posting by such person of a bond in such amount as Bond Street may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement, payable as and when disbursed to other former holders of AC Financial Common Stock.

(v)         Bond Street, the Exchange Agent or the Escrow Agent will be entitled to deduct and withhold from the Merger Consideration payable pursuant to this Agreement to any

A-6

holder of AC Financial Common Stock (including, for the avoidance of doubt, from any amount payable pursuant to the Escrow Agreement out of the Escrow Fund) such amounts as Bond Street, the Exchange Agent or the Escrow Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of any other U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Bond Street, the Exchange Agent or the Escrow Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the AC Financial Common Stock in respect of whom such deduction and withholding were made by Bond Street, the Exchange Agent or the Escrow Agent.

(vi)        With respect to shares of AC Financial Common Stock issued upon conversion of shares of AC Federal (as defined herein) as indicated in the books and records of AC Financial’s transfer agent for which no certificate previously representing shares of AC Financial Common Stock, as indicated in such books and records, has been surrendered and cancelled and, accordingly, no certificate representing shares of AC Financial Common Stock has been issued and delivered to the holder, reasonable provision shall be made for the surrender of such certificates previously representing shares of AC Federal, substantially in accordance with this Section 3.03, in exchange for the Merger Consideration in respect of the shares of AC Financial Common Stock into which such shares of AC Federal were previously converted, payable as and when disbursed to other former holders of AC Financial Common Stock.

3.04        Treatment of Options and Restricted Stock.

(a)          Options. At the Effective Time, each outstanding option (each, an “AC Financial Stock Option”) to purchase shares of AC Financial Common Stock under any and all plans of AC Financial under which stock options or awards of restricted stock have been granted and are outstanding (collectively, the “AC Financial Stock Plans”) shall vest and holders of AC Financial Stock Options shall be entitled to receive in respect of any such AC Financial Stock Option (a) to the extent, if any, that the exercise price of such AC Financial Stock Option is less than $3.00, cash in an amount equal to the excess of (i) $3.00 over (ii) such exercise price (the “Immediate Stock Option Consideration”), and (b) to the extent, if any, that the exercise price of such AC Financial Stock Option is less than $5.00, the right to receive, as and when payment of the Escrowed Merger Consideration is otherwise disbursed to former holders of AC Financial Common Stock in accordance with the terms of the Escrow Agreement, a payment equal to the excess, if any, of (i) the Escrow Payment Amount (as defined in the Escrow Agreement) per share of AC Financial Common Stock over (ii) (x) the exercise price of such AC Financial Stock Option minus (y) $3.00 (provided that (ii) shall be not less than zero) (the “Escrowed Stock Option Consideration”). In no event shall any Immediate Merger Consideration be payable in respect of any AC Financial Stock Option with an exercise price of $3.00 or more, and in no event shall any Escrowed Merger Consideration be disbursed, or shall any Merger Consideration in any form be payable, in respect of any AC Financial Stock Option with an exercise price of $5.00 or more. All AC Financial Stock Options shall be terminated as of the Effective Time. Bond Street shall have no obligation to make any additional grants or awards under the AC Financial Stock Plans.

(b)          Restricted Stock. At the Effective Time, each outstanding restricted share of AC Financial Common Stock (“AC Financial Restricted Stock”) issued under any and all AC

A-7

Financial Stock Plans shall vest and holders of such AC Financial Restricted Stock shall be entitled to receive in respect of any such AC Financial Restricted Stock, the Merger Consideration, payable as and when disbursed to the other former holders of AC Financial Common Stock.

Article IV
Actions Pending the Company Merger and Subsidiary Merger

4.01        Forbearances of AC Financial and its Subsidiaries. From the date hereof until the earlier of the termination of this Agreement and the Effective Time, except as expressly contemplated by this Agreement or the Disclosure Schedules (as defined herein), without the prior written consent of Bond Street, neither AC Financial nor any of its Subsidiaries will:

(a)          Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates.

(b)          Capital Stock. Other than as set forth in Section 4.01(b) of the Disclosure Schedules:

(1)         Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock of AC Financial or any of its Subsidiaries or any rights to subscribe for or purchase shares of capital stock of AC Financial or any of its Subsidiaries or any other capital stock, or securities convertible into or exchangeable for any capital stock, of AC Financial or any of its Subsidiaries, except pursuant to the exercise of AC Financial Stock Options outstanding prior to the date hereof or the allocation of shares under AC Financial’s employee stock ownership plan to the extent such shares are issued and outstanding on the date hereof;

(2)         Permit any additional shares of capital stock of AC Financial or any of its Subsidiaries to become subject to grants of employee or director stock options, restricted stock grants, “phantom stock” rights or similar stock-based employee or director rights;

(3)         Repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of AC Financial or any of its Subsidiaries;

(4)         Effect any recapitalization, reclassification, stock split or like change in capitalization;

(5)         Form or make any investment in any new Subsidiary; or

(6)         Enter into, or take any action to cause, encourage or facilitate any holders of AC Financial Common Stock to enter into, any agreement, understanding or commitment relating to the right of holders of AC Financial Shares to vote any AC Financial Shares, or cooperate in any formation of any voting trust or similar arrangement relating to such shares.

A-8

For purposes of this Agreement, “Subsidiaries” of any entity means all those corporations, associations, partnerships, limited liability companies or other business entities of which the entity in question either (i) owns or controls 25% or more of the outstanding equity securities either directly or through a chain of entities as to each of which 25% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, that there shall not be included any such entity the equity securities of which are owned or controlled solely in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a manager or managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees general partners, managers or managing members thereof. For the avoidance of doubt, the “Subsidiaries” of AC Financial shall include AC Bank.

(c)         Dividends. Make, declare, pay or set aside for payment any dividend or distribution.

(d)         Compensation; Employment Contracts. Except for commitments set forth in Section 4.01(d) of the Disclosure Schedules, enter into, amend, modify, renew or terminate any employment, consulting, severance or similar contract with any director, officer or employee of, or independent contractor or consultant to, AC Financial or any of its Subsidiaries, or grant any material salary, wage or other increase or increase any employee benefit (including incentive or bonus payments), except for (1) changes that are required by applicable law or (2) changes specifically contemplated by this Agreement.

(e)         Benefit Plans. Enter into, establish, adopt, amend, modify, renew or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, employee stock ownership, deferred compensation, consulting, bonus, group insurance or other employee or director benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, or make any new or increase any outstanding grants or awards under any such contract, plan or arrangement, in respect of any current or former director, officer or employee of, or independent contractor or consultant to AC Financial or any of its Subsidiaries (or any dependent or beneficiary of any of the foregoing persons), including taking any action that accelerates the vesting or exercisability of or the payment or distribution with respect to other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law or under any such contract, plan or arrangement, (2) as are specifically contemplated by this Agreement, or (3) for cash payments in the ordinary course of business consistent with past practice in an amount not to exceed $250,000 in the aggregate.

(f)         Dispositions. Except as set forth in Section 4.01(f) of the Disclosure Schedules, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any portion of its assets, business or properties with a fair market value in excess of $100,000 individually or $500,000 in the aggregate.

(g)        Acquisitions. Except (1) pursuant to contracts set forth in Section 4.01(g) of the Disclosure Schedules, (2) for short-term investments for cash management purposes, (3) pursuant to bona fide hedging transactions, (4) by way of foreclosures or otherwise in satisfaction of debts previously contracted in good faith, (5) for supplies and other assets used in

A-9

the ordinary course of business to support operations and existing infrastructure of AC Financial and its Subsidiaries and (6) for readily marketable securities, in each case of any of (1) through (6) in the ordinary course of business consistent with past practice, neither AC Financial nor any of its Subsidiaries will acquire any assets or properties of another person in any one transaction or series of related transactions.

(h)         Governing Documents. Amend the articles of incorporation, charter, bylaws or other governing documents.

(i)          Accounting Methods. Implement or adopt any change in accounting principles, practices or methods other than as may be required by generally accepted accounting principles in the United States (“GAAP”), as concurred with by AC Financial’s or such Subsidiary’s independent auditors, or as required by any U.S. Governmental Authority with authority over AC Financial or its Subsidiaries in regulatory filings or other documents.

(j)          Contracts. Enter into any material contract or renew or terminate, or amend or modify in any material respect, any of its existing material contracts, except as set forth in Section 4.01(j) of the Disclosure Schedules (which material contracts shall be deemed to include, in addition to any contract which is otherwise material, any contract or group of related contracts providing for payments from or to AC Financial and its Subsidiaries in excess of $100,000 per annum or $250,000 over the remaining term thereof).

(k)         Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate, of less than $250,000.

(l)          Risk Management. Except as required by applicable law, regulation or written regulatory order, (1) implement or adopt any material change in interest rate risk management, risk management of financial derivatives, model risk management and hedging and other risk management policies, procedures or practices or (2) fail to follow in any material respect its existing policies, procedures or practices with respect to managing its exposure to interest rate and other risk.

(m)        Indebtedness. (1) Incur any indebtedness for borrowed money, or (2) other than in the ordinary course of business consistent with past practice, (x) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person or (y) cancel, release, assign or modify any material amount of indebtedness of any other person.

(n)        Loans. Other than (1) existing commitments disclosed in Section 4.01(n) of the Disclosure Schedule or individual loans purchased under AC Financial’s existing warehouse lending lines of credit as disclosed therein, (2) extension of any existing loan outstanding as of September 30, 2012 for an additional term of up to twelve (12) months and (3) other loans for terms of not more than twelve (12) months in an aggregate amount not to exceed $25,000,000, make any Loan (as defined herein) or advance in excess of $1,000,000 or renew any (i) existing Loan in excess of $1,000,000 with a rating of Special Mention or lower or (ii) other existing Loan in excess of $2,500,000, in each case other than residential mortgage loans or

A-10

commercial mortgage loans in the ordinary course of business consistent with lending policies as in effect on the date hereof in an amount not to exceed $1,000,000 in the aggregate to any borrower or group of affiliated borrowers.

(o)         Adverse Actions. Take any action that is intended or is reasonably likely to result in (A) the representations and warranties of AC Financial or AC Bank set forth in this Agreement being or becoming untrue or incorrect in any respect, (B) any of the conditions to the Company Merger set forth in Article VII not being timely satisfied, or (C) a material breach of any provision of this Agreement, except, in each case, as may be required by applicable law.

(p)         Interest Rates. Increase the rate of interest paid by AC Bank or any of its Subsidiaries on any certificate of deposit with a term of more than fifteen (15) months.

(q)         Capital Expenditures. (1) Make any capital expenditures, or (2) other than in the ordinary course of business consistent with past practice, incur any other non-interest expense, individually in excess of $100,000 or in the aggregate in excess of $250,000, except as set forth in Section 4.01(q) of the Disclosure Schedules.

(r)          Severance or Other Agreements. Take steps prior to the Effective Date to terminate any director, officer or employee of, or independent contractor or consultant to, AC Financial or any of its Subsidiaries, or take steps that would entitle any such person to resign and receive severance or other benefits under any employment, change of control, severance, salary continuation or other agreement that provides benefits upon termination of employment or similar benefits, including acceleration or vesting or termination of risk of forfeiture of any equity award or compensation.

(s)         Commitments. Agree or commit to do, or enter into any contract regarding, anything that would be precluded by clauses (a) through (r).

4.02         SEC Documents. From the date hereof until the earlier of the termination of this Agreement and the Effective Time, AC Financial shall, and shall cause its Subsidiaries to, file or cause to be filed all AC Financial SEC Documents (as defined herein) required to be filed pursuant to the Securities Act (as defined herein) or the Exchange Act (as defined herein) (a) in compliance as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, (b) not containing any untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (c) where required by the Securities Act or the Exchange Act, as applicable, containing balance sheets and statements of condition of AC Financial that fairly present the financial position of AC Financial and its Subsidiaries as of their respective dates, and statements of income or results of operations and changes in stockholders’ equity and cash flows or equivalent statements of AC Financial that fairly present the results of operations, changes in stockholders’ equity and cash flows, as the case may be, of AC Financial and its Subsidiaries for periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, and subject in the case of unaudited statements to normal recurring year-end audit adjustments which are not material in nature or amount.

A-11

Article V
Representations and Warranties

5.01         Disclosure Schedules. On or prior to the date hereof, AC Financial and AC Bank have delivered to Bond Street, and Bond Street and FCB have delivered to AC Financial, schedules (respectively, the “Disclosure Schedules”) setting forth, among other things, items the disclosure of which is necessary or appropriate either (1) in response to an express disclosure requirement contained in a provision hereof or (2) as an exception to one or more representations or warranties contained in Sections 5.02 or 5.03, or to one or more of covenants contained in Article IV. Any item disclosed on any section of the Disclosure Schedule is deemed to be fully disclosed with respect to each other section of the Disclosure Schedule under which such item may be relevant as and to the extent that it is reasonably clear on the face of such disclosure that such item applies to such other section of the Disclosure Schedule.

5.02         Representations and Warranties of AC Financial and AC Bank. Except as set forth in the Disclosure Schedules (which Disclosure Schedules shall identify the specific section of this Agreement to which such disclosure pertains), AC Financial and AC Bank hereby represent and warrant, jointly and severally, to Bond Street and FCB as follows:

(a)          Organization and Capital Stock.

(1)         AC Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted. AC Financial is a savings and loan holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Home Owners’ Loan Act, as amended, duly licensed and authorized to conduct business under the laws of the State of Maryland. AC Financial is duly qualified to conduct business in each jurisdiction where the nature of AC Financial’s business requires such qualification under applicable law unless such failure would not have a Material Adverse Effect on AC Financial.

(2)         The authorized capital stock of AC Financial consists of (i) 100,000,000 shares of AC Financial Common Stock, of which 2,629,061 shares are issued and outstanding as of the date hereof, and (ii) 25,000,000 shares of AC Financial Preferred Stock, of which no shares are issued and outstanding as of the date hereof. All of the issued and outstanding AC Financial Shares are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding AC Financial Shares has been issued in violation of any preemptive or similar rights of the current or past stockholders of AC Financial or any other person.

(3)         Except as set forth in Section 5.02(a)(3) of the Disclosure Schedules, there are no shares of AC Financial Common Stock, AC Financial Preferred Stock, or other capital stock or equity securities of AC Financial outstanding and no outstanding options, warrants, rights to purchase or acquire for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, AC Financial Shares or other capital stock of AC Financial or

A-12

contracts, commitments, understandings or arrangements by which AC Financial is or may be obligated to issue additional shares of capital stock or options, warrants or rights to purchase or acquire or securities or rights convertible into or exchangeable for, any additional shares of capital stock.

(4)         Except as set forth in Section 5.02(a)(4) of the Disclosure Schedules, each certificate representing AC Financial Shares issued by AC Financial in replacement of any certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by AC Financial only upon receipt of an affidavit of lost stock certificate and indemnity agreement of such stockholder indemnifying AC Financial against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such replacement certificate.

(b)          Authorization and No Default.

(1)         AC Financial’s Board of Directors has, by all appropriate action, approved this Agreement and the Company Merger and authorized the execution of this Agreement on behalf of AC Financial by its duly authorized officers and the performance by AC Financial of its obligations hereunder. AC Bank’s Board of Directors and AC Financial, as the sole stockholder of AC Bank, have, by all appropriate action, approved this Agreement, the Subsidiary Merger Agreement and the Subsidiary Merger and authorized the execution hereof and of the Subsidiary Merger Agreement on behalf of AC Bank by its duly authorized officers and the performance by AC Bank of its obligations hereunder and under the Subsidiary Merger Agreement. Nothing in the articles of incorporation, charter or bylaws of AC Financial or AC Bank, as amended, as applicable, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which either AC Financial or AC Bank, as applicable, is bound or subject would prohibit either AC Financial or AC Bank, as applicable, from consummating this Agreement, the Company Merger or the Subsidiary Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by AC Financial and AC Bank and constitutes a legal, valid and binding obligation of AC Financial and AC Bank, enforceable against AC Financial and AC Bank in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by judicial discretion in applying principles of equity. No other corporate acts or proceedings are required to be taken by AC Financial (except for approval by AC Financial’s stockholders) or AC Bank to authorize the execution, delivery and performance of this Agreement and the Subsidiary Merger Agreement. Except for the requisite approval of the OCC and the Federal Reserve, no notice to, filing with, or authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution of this Agreement or consummation of the Company Merger by AC Financial or the Subsidiary Merger by AC Bank. Except as set forth in Section 5.02(b)(1) of the Disclosure Schedules, AC Financial and AC Bank are neither in default under, nor in violation of, any provision of their respective articles of incorporation, charter or bylaws, or any promissory note, indenture or any evidence of

A-13

indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement, except for defaults and violations which could not individually or in the aggregate have a Material Adverse Effect on AC Financial or AC Bank.

(2)         As used in this Agreement, the term “Material Adverse Effect” means (a) with respect to AC Financial, AC Bank or any of their respective Subsidiaries, any event, development, change or effect that (x) is material and adverse to the business, results of operations or financial condition of AC Financial and its Subsidiaries, taken as a whole or (y) prevents, materially delays or inhibits, or would be reasonably likely to prevent, materially delay or inhibit, AC Financial or AC Bank from consummating the transactions contemplated hereby, including the Company Merger and the Subsidiary Merger, and (b) with respect to Bond Street or FCB, any event, development, change or effect that prevents or materially delays or inhibits, or would be reasonably likely to prevent or materially delay or inhibit, Bond Street or FCB from consummating the transactions contemplated hereby, including, the Company Merger and the Subsidiary Merger; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect resulting from or attributable to (i) this Agreement (including the announcement thereof) or the transactions contemplated hereby, (ii) expenses and costs incurred in connection with the transactions contemplated hereby as permitted hereunder, (iii) changes in laws and regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies, (iv) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, and (v) actions or omissions of AC Financial (or any of its Subsidiaries) or Bond Street (or any of its Subsidiaries) taken with the prior written consent of the other party or otherwise specifically permitted by this Agreement, provided, in respect of clauses (iii), (iv) and (v), that such Person and its Subsidiaries, taken as a whole, are not adversely affected by such changes, actions or omissions, as applicable, disproportionately to their competitors.

(c)          Subsidiaries. AC Bank is a wholly-owned Subsidiary of AC Financial and is a federal savings bank duly organized and validly existing under the laws of the United States and has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as it is now being conducted. The number of authorized, issued and outstanding shares of capital stock of AC Bank is set forth in Section 5.02(c) of the Disclosure Schedules, all of which issued and outstanding shares are owned by AC Financial, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever. AC Financial has no other Subsidiaries, other than as set forth in Section 5.02(c) of the Disclosure Schedules. Section 5.02(c) of the Disclosure Schedules sets forth the number of authorized, issued and outstanding shares of capital stock of each Subsidiary of AC Financial other than AC Bank and the stockholder(s) thereof. Each Subsidiary of AC Financial other than AC Bank is duly qualified to conduct business in each jurisdiction where the nature of such Subsidiary’s business requires such qualification under applicable law. There are no options, warrants or rights outstanding to acquire any capital stock of any Subsidiary of AC Financial, and no person or entity has any other right to purchase or acquire any unissued shares of stock of any Subsidiary of AC Financial, nor does any Subsidiary of AC Financial have any obligation of any nature with respect to its unissued shares of stock. Except for the ownership of readily

A-14

marketable securities and Federal Home Loan Bank stock and as set forth in Section 5.02(c) of the Disclosure Schedules, neither AC Financial nor any of its Subsidiaries is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

(d)          Certain Regulatory Matters. Except as set forth in Section 5.02(d) of the Disclosure Schedules, neither AC Financial nor any of its Subsidiaries is subject to, or has received any notice that it may become subject to, any cease-and-desist or other order issued by, consent or other agreement or memorandum of understanding with, or commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any federal or state agency charged with the supervision or regulation of financial institutions or their holding companies or engaged in the insurance of financial institution deposits or any other Governmental Agency having supervisory or regulatory authority with respect to AC Financial or any of its Subsidiaries.

(e)          Regulatory Reports. Except as set forth in Section 5.02(e) of the Disclosure Schedules, since January 1, 2008, AC Financial and its Subsidiaries, and Atlantic Coast Federal Corporation, the predecessor to AC Financial (“AC Federal”), and its Subsidiaries, have filed all material reports and statements, together with any amendments required to be made with respect thereto, if any, that they were required to file with (i) the Office of Thrift Supervision, (ii) the OCC, (iii) the Federal Deposit Insurance Corporation (the “FDIC”), (iv) the Federal Reserve, (v) the Nasdaq Stock Market, and (vi) any other Governmental Authority with jurisdiction over AC Financial, AC Federal or any of their respective Subsidiaries, including the Securities and Exchange Commission (the “SEC”). As of their respective dates each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of this Agreement, “Governmental Authority” means any federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

(f)          SEC Documents; Off-Balance Sheet Arrangements; Controls. AC Financial’s Annual Report on Form 10-K for each of the fiscal years ended December 31, 2010 and 2011, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by AC Financial or any of its Subsidiaries subsequent to June 18, 2010 (including, for the avoidance of doubt, all reports, registration statements, definitive proxy statements or information statements filed by it or any of its Subsidiaries through the Effective Time), under the Securities Act of 1933, as amended (“Securities Act”), or under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), in the form filed (collectively the “AC Financial SEC Documents”), and AC Federal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and all other reports, registration statements, definitive proxy statements or information statements filed by AC Federal or any of its Subsidiaries subsequent to December 31, 2009 (collectively the “Predecessor SEC Documents” and together with the AC Financial SEC Documents, the “AC SEC Documents”), as of the date filed, (A) as to form complied in all material respects with the

A-15

applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition of AC Financial or AC Federal, as applicable, contained in or incorporated by reference into any of the AC SEC Documents (including the related notes and schedules thereto) fairly presents the financial position of AC Financial and its Subsidiaries, or AC Federal and its Subsidiaries, as applicable, as of its date, and each of the statements of income or results of operations and changes in stockholders’ equity and cash flows or equivalent statements of AC Financial or AC Federal, as applicable, contained in or incorporated by reference into any of the AC SEC Documents (including any related notes and schedules thereto), fairly presents the results of operations, changes in stockholders’ equity and cash flows, as the case may be, of AC Financial and its Subsidiaries, or AC Federal and its Subsidiaries, as applicable, for periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, and subject in the case of unaudited statements to normal recurring year-end audit adjustments which are not material in nature or amount (such balance sheets or statements of condition, statements of income or results of operations and changes in stockholders’ equity and cash flows or equivalent statements (in each case including the related notes and schedules thereto), in the case of AC Financial, the “AC Financial Financial Statements,” and in the case of AC Federal, the “AC Federal Financial Statements”).

(1)         Section 5.02(f)(1) of the Disclosure Schedules sets forth, and AC Financial has delivered to Bond Street, copies of all documentation creating or governing all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K promulgated under the Securities Act) effected by AC Financial or any of its Subsidiaries, or AC Federal and any of its Subsidiaries, since December 31, 2009. Each of Crowe Horwath LLP and McGladrey, L.L.P., which has expressed its opinion with respect to certain of the AC Financial Financial Statements (including the related notes), has advised AC Financial that throughout the relevant periods covered by such financial statements it has been (A) an independent registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002) and (B) “Independent” with respect to AC Financial within the meaning of Regulation S-X.

(2)         AC Financial has delivered to Bond Street copies in the form filed with the SEC, unless publicly available on the SEC’s website, of (A) the Annual Reports on Form 10-K for each fiscal year of AC Financial or AC Federal since the fiscal year ended December 31, 2009, (B) the Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of AC Financial or AC Federal referred to in clause (A) above, (C) all proxy statements relating to meetings of stockholders (whether annual or special) of AC Financial or AC Federal held, and all information statements relating to stockholder consents requested or obtained, since the beginning of the fiscal year ended December 31, 2009, (D) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to above, (E) all other forms, reports, registration statements and other

A-16

documents (other than preliminary materials if the corresponding definitive materials have been provided to Bond Street pursuant to this Section 5.02(f)), filed by AC Financial or AC Federal with the SEC since the beginning of the first fiscal year referred to above, and (F) all comment letters received by AC Financial or AC Federal from the Staff of the SEC since December 31, 2009, and all responses to such comment letters by or on behalf of AC Financial or AC Federal.

(3)         AC Financial maintains disclosure controls and procedures as defined in Rule 13a-15 or 15d-15 under the Exchange Act, which controls and procedures are effective to ensure that all material information concerning AC Financial and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of AC Financial’s filings with the SEC and other public disclosure documents. To AC Financial’s Knowledge, except as disclosed in the AC SEC Documents, each director and executive officer of AC Financial or AC Federal has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since December 31, 2009.

(4)         AC Financial has disclosed, based on its most recent evaluation prior to the date hereof, to AC Financial’s auditors and the audit committee of AC Financial’s Board of Directors, and set forth or referenced in Section 5.02(f)(4) of the Disclosure Schedules, (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect AC Financial’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in AC Financial’s internal controls over financial reporting.

(5)         Except as set forth in Section 5.02(f)(5) of the Disclosure Schedules, the records, systems, controls, data and information of AC Financial and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of AC Financial or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. As and to the extent described in the AC Financial SEC Documents filed with the SEC prior to the date hereof, AC Financial and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, and as of the date hereof, AC Financial has not identified any material weaknesses in the design or operation of internal controls over financial reporting.

(6)         Except as set forth in Section 5.02(f)(6), since December 31, 2011, AC Financial and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice or for legal, accounting, and

A-17

financial advisory fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement as permitted hereunder.

(7)         Except as set forth in Section 5.02(f)(7) of the Disclosure Schedules, since December 31, 2011, (A) AC Financial and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.02 or otherwise), is reasonably likely to have a Material Adverse Effect on AC Financial or any of its Subsidiaries.

(8)         Except as set forth in Section 5.02(f)(8) of the Disclosure Schedules, since December 31, 2011, AC Financial has not paid or declared any dividend or made any other distribution to stockholders or taken any action which if taken after the date of this Agreement would require the prior written consent of Bond Street pursuant to Section 4.01 hereof.

(g)          No Undisclosed Liabilities. Except as set forth in Section 5.02(g) of the Disclosure Schedules, neither AC Financial nor any of its Subsidiaries has any material liability, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due required in accordance with GAAP to be reflected in audited consolidated statements of financial condition of AC Financial or the notes thereto, except (i) for liabilities fully set forth or reserved against on the face of the balance sheet contained in the AC Financial Financial Statements as of and for the period ending September 30, 2012, (ii) for normal fluctuations in the amount of the liabilities referred to in clause (i) above or other liabilities occurring in the ordinary course of business of AC Financial or its Subsidiaries in accordance with past practice since the date of the most recent balance sheet included in the AC Financial Financial Statements, which such fluctuations in the aggregate are not material to AC Financial and its Subsidiaries taken as a whole, and (iii) for liabilities relating to the transactions contemplated by this Agreement.

(h)          Tax Matters. Except as set forth in Section 5.02(h) of the Disclosure Schedules:

(1)         (x) Each of AC Financial and its Subsidiaries has (i) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns (as defined herein) required to be filed by it, and such Tax Returns are correct and complete in all material respects, and (ii) paid in full or made adequate provision in the AC Financial Financial Statements (in accordance with GAAP) for all Taxes (as defined herein), whether or not shown as due on such Tax Returns; (y) no material deficiencies for any Taxes have been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of AC Financial or any of its Subsidiaries; and (z) there are no material Liens for Taxes upon the assets of AC Financial or any of its Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and

A-18

for which reserves adequate in accordance with GAAP have been provided in the AC Financial Financial Statements.

(2)         Neither AC Financial nor any of its Subsidiaries (A) is or has ever been a member of an affiliated group (other than a group the common parent of which is AC Financial or AC Federal) filing a consolidated Tax Return or (B) has any liability for Taxes of any person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise.

(3)         Except as set forth in Section 5.02(h) of the Disclosure Schedules, neither AC Financial nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement.

(4)         No closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to AC Financial or any of its Subsidiaries.

(5)         Neither AC Financial nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(6)         All Taxes required to be withheld, collected or deposited by or with respect to AC Financial and its Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

(7)         Neither AC Financial nor any of its Subsidiaries has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

(8)         Neither AC Financial nor any of its Subsidiaries filed a consent prior to January 1, 2004 to the application of Section 341(f) of the Code.

(9)         For purposes of this Agreement, “Taxes” shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state or local or foreign taxing authority, including income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest or penalties attributable thereto.

(10)        For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

A-19

(i)          Legal Proceedings. Except (i) as set forth in Section 5.02(i) of the Disclosure Schedules and (ii) for foreclosure and other collection proceedings commenced in the ordinary course of business consistent with past practice by AC Bank and its Subsidiaries with respect to Loans in default with respect to which no claims have been asserted against AC Financial or any of its Subsidiaries, there is no litigation, claim or other proceeding before any arbitrator or Governmental Authority pending or, to the Knowledge of AC Financial or any of its Subsidiaries, threatened, against AC Financial or any of its Subsidiaries, or to which the property of AC Financial or any of its Subsidiaries is or would be subject involving the payment of a monetary amount, individually or in the aggregate, in excess of $100,000, or a request for specific performance, injunctive relief or other equitable relief. No litigation, claim or other proceeding set forth in Section 5.02(i) of the Disclosure Schedules is material to AC Financial or any of its Subsidiaries. As of the date hereof, neither AC Financial nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of AC Financial, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against AC Financial or any of its Subsidiaries that are reasonably likely to have a Material Adverse Effect on the ability of AC Financial or AC Bank to consummate the Company Merger or the Subsidiary Merger, as applicable. The term “Knowledge” when used with respect to a party means the actual knowledge and belief, after due inquiry, of such party’s directors, chief executive officer, chief financial officer and executive vice presidents and the directors, chief executive officers, chief financial officers and executive vice presidents of such party’s Subsidiaries.

(j)          Loan Matters. To the Knowledge of AC Financial, each loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) payable to AC Financial or any of its Subsidiaries (i) has been made for good, valuable and adequate consideration in the ordinary course of business, (ii) is evidenced by Loan Documentation (as defined herein) that is genuine and what it purports to be, (iii) represents the valid and legally binding obligation of the obligor, maker, co-maker, guarantor, endorser or debtor (each such person, an “Obligor”) thereunder, and is enforceable against the Obligor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and (iv) is secured, to the extent AC Financial or any of its Subsidiaries has or is said to have a security interest in collateral or a mortgage securing such Loan, by a perfected security interest or recorded mortgage naming AC Financial or such Subsidiary as the secured party or mortgagee. For the purposes of this Agreement, “Loan Documentation” means, with respect to any Loan, all Loan files material to such Loan and all documents included in AC Financial’s or its applicable Subsidiary’s file or imaging system with respect to, and material to, such Loan, including loan applications, notes, security agreements, deeds of trust, collectors notes, appraisals, credit reports, disclosures, titles to collateral, verifications (including employment verification, deposit verification and similar documentation), mortgages, loan agreements, including building and loan agreements, guarantees, pledge agreements, financing statements, intercreditor agreements, participation agreements, sureties and insurance policies (including title insurance policies) and all modifications, waivers and consents relating to any of the foregoing.

(1)         Each Loan (including Loans held for resale to investors) has been solicited and originated and is administered and serviced, and the relevant Loan files are

A-20

being maintained, in all material respects in accordance with the relevant Loan Documentation, AC Bank’s underwriting standards (and, in the case of Loans held for resale to investors, with the underwriting standards, if any, of the applicable investors) and applicable requirements of law.

(2)         Except as set forth in Section 5.02(j)(2) of the Disclosure Schedules, none of the agreements pursuant to which AC Financial or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the Obligor on any such Loan.

(3)         AC Financial and each of its Subsidiaries, to the extent applicable, is approved and is in good standing as a supervised mortgagee by the Department of Housing and Urban Development (“HUD”) to originate Title I FHA mortgage loans.

(4)         Neither AC Financial nor any of its Subsidiaries is now subject to any fine, suspension, settlement or other agreement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, HUD, Ginnie Mae, the VA, Fannie Mae, Freddie Mac or any other investor, or any federal or state agency relating to the origination, sale or servicing of mortgage or consumer Loans. Neither AC Financial nor any of its Subsidiaries has received any notice, nor do they have any reason to believe, that Fannie Mae or Freddie Mac proposed to limit or terminate the underwriting authority of AC Financial or any of its Subsidiaries or to increase the guarantee fees payable to such investor.

(5)         AC Financial and each of its Subsidiaries is in compliance in all material respects with all applicable laws including the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and all HUD, Ginnie Mae, Fannie Mae, Freddie Mac, and other investor and mortgage insurance company requirements relating to the origination, sale and servicing of mortgage and consumer Loans.

(6)         To the Knowledge of AC Financial, (i) each Loan included in a pool of Loans originated, acquired or serviced by AC Financial or any of its Subsidiaries (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool, (ii) all such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, except where the time for certification or recertification has not yet expired, and (iii) no Pools have been improperly certified, and no Loan has been bought out of a Pool without all required approvals of the applicable investors.

(7)         Except as set forth in Section 5.02(j)(7) of the Disclosure Schedules, as of September 30, 2012, neither AC Financial nor any of its Subsidiaries had a Loan in excess of $250,000 that has been classified by regulatory examiners or management of AC Bank as “Substandard,” “Doubtful” or “Loss” or a Loan in excess of

A-21

$250,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. The most recent Loan watch list of AC Financial and each of its Subsidiaries and a list of all Loans in excess of $250,000 that any of them has determined to be ninety (90) days or more past due with respect to principal or interest payments or has placed on nonaccrual status, are set forth in Section 5.02(j)(7) of the Disclosure Schedules.

(8)         The reserves, the allowance for Loan and lease losses and the carrying value for real estate owned that are shown in the AC Financial Financial Statements are adequate in all respects under the requirements of GAAP to provide for possible losses on items for which reserves were made, on Loans and leases outstanding and real estate owned as of the respective dates of such AC Financial Financial Statements.

(9)         Except as set forth in Section 5.02(j)(9) of the Disclosure Schedules and except for Federal Home Loan Bank stock, none of the investments reflected in the AC Financial Financial Statements as of and for the nine months ended September 30, 2012, and none of the investments made by AC Financial or any of its Subsidiaries since September 30, 2012, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of AC Financial or such Subsidiary to dispose freely of such investment at any time.

(10)        Set forth in Section 5.02(j)(10) of the Disclosure Schedules is an accurate and complete list of all Loans in which AC Financial or any of its Subsidiaries has any participation interest or that have been made with or through another financial institution on a recourse basis against AC Financial or any such Subsidiary.

(k)          Properties, Contracts and Other Agreements. Section 5.02(k) of the Disclosure Schedules sets forth and in all material respects accurately describes the following:

(1)         Each contract or agreement requiring payments to be made by AC Financial or any of its Subsidiaries in excess of $50,000 per annum or $100,000 over the remaining term of such contract or agreement;

(2)         Each parcel of real property owned by AC Financial or any of its Subsidiaries and the principal buildings and structures located thereon;

(3)         Each lease of real property to which AC Financial or any of its Subsidiaries is a party, including the parties thereto, the annual rental payable, the term and expiration date thereof and a brief description of the property covered;

(4)         Each loan or credit agreement, indenture, conditional sales contract or other title retention agreement or security agreement relating to money borrowed by AC Financial or any of its Subsidiaries;

(5)         Each guaranty by AC Financial or any of its Subsidiaries of any obligation for the borrowing of money or otherwise (excluding any endorsements and guarantees in the ordinary course of business consistent with past practice and letters of

A-22

credit issued by AC Bank in the ordinary course of business consistent with past practice) or any warranty or indemnification agreement (excluding customary indemnification provisions included in contracts with vendors entered into in the ordinary course of business consistent with past practice);

(6)         Each agreement between AC Financial or any of its Subsidiaries and any present and former officer, director or holder of greater than 5% of the AC Financial Common Stock;

(7)         Each lease or license with respect to personal property to which AC Financial or any of its Subsidiaries is a party, whether as lessee or lessor or licensee or licensor, providing for an annual payment in excess of $50,000;

(8)         The name and annual salary and other compensation, in effect as of the date hereof, of each director, officer and employee of, or independent contractor or consultant to, AC Financial and each of its Subsidiaries and any employment or consulting agreement or arrangement, written or oral, with respect to each such person; and

(9)         Each agreement, loan, contract, lease, guaranty, letter of credit, line of credit or commitment of AC Financial or any of its Subsidiaries not referred to elsewhere in this Section 5.02 that (i) involves payment by AC Financial or such Subsidiary (other than as disbursement of loan proceeds to customers) of more than $50,000 annually or over the remaining term thereof unless, in either case, terminable within thirty (30) days without premium or penalty; (ii) involves payments based on revenues or profits of AC Financial or such Subsidiary, unless terminable within thirty (30) days without premium or penalty; (iii) relates to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes; or (iv) was not made in the ordinary course of business consistent with past practice.

Final and complete copies of each document, plan or contract set forth in Section 5.02(k) of the Disclosure Schedules have been provided to Bond Street. In addition, (i) each such document, plan or contract is valid and binding on AC Financial or its applicable Subsidiary and, to the Knowledge of AC Financial, each other party thereto, and is in full force and effect, except to the extent such document, plan or contract or any portion thereof has expired in accordance with its terms, (ii) AC Financial or such Subsidiary has performed all material obligations required to be performed by it to date under each such document, plan or contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default on the part of AC Financial or such Subsidiary or, to the Knowledge of AC Financial, any other party thereto, under any such document, plan or contract.

(l)          Absence of Certain Changes. Except as set forth in 5.02(l) of the Disclosure Schedules, since September 30, 2012, the business of AC Financial and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any action taken, or committed to be taken, by AC Financial or any of its

A-23

Subsidiaries that, if taken or committed to be taken between the date hereof and the Effective Time, would require the prior consent of Bond Street pursuant to Section 4.01.

(m)          Compliance with Law. AC Financial and each of its Subsidiaries have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses and to conduct such businesses in material compliance with, and AC Financial and each of its Subsidiaries have conducted their businesses at all times in material compliance with, all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Consent Order, dated August 10, 2012, by and between AC Bank and the OCC.

(n)          Employment Agreements. Except as set forth in Section 5.02(n) of the Disclosure Schedules, neither AC Financial nor any of its Subsidiaries is a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any director, officer, employee, agent, independent contractor, consultant or other person or entity which, by its terms, is not terminable by AC Financial or such Subsidiary on thirty (30) days’ written notice or less without the payment of any amount or other benefits by reason of such termination, including the acceleration or vesting or termination of risk of forfeiture of any equity or other award or compensation.

(o)          Employee Matters and ERISA.

(1)         Except as set forth in Section 5.02(o)(1) of the Disclosure Schedules, neither AC Financial nor any of its Subsidiaries has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of AC Financial or any of its Subsidiaries and, to the Knowledge of AC Financial, there is no present effort or existing proposal to attempt to unionize any group of employees of AC Financial or any of its Subsidiaries.

(2)         Except as set forth in Section 5.02(o)(2) of the Disclosure Schedules: (i) AC Financial and each of its Subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and to their Knowledge neither AC Financial nor any of its Subsidiaries is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against AC Financial or any of its Subsidiaries pending or, to the Knowledge of AC Financial, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the Knowledge of AC Financial, threatened against or directly affecting AC Financial or any of its Subsidiaries; and (iv) neither AC Financial nor any of its Subsidiaries has experienced any work stoppage or other such labor difficulty during the past five (5) years.

(3)         Except as set forth in Section 5.02(o)(3) of the Disclosure Schedules, neither AC Financial nor any of its Subsidiaries maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section

A-24

3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including any multiemployer plan (as defined in Section 3(37) of ERISA), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of AC Financial or any of its Subsidiaries (the “AC Financial Employee Plans”). To the Knowledge of AC Financial, no present or former director or employee of AC Financial or any of its Subsidiaries has been charged with breaching a fiduciary duty under any of the AC Financial Employee Plans. Except as set forth in Section 5.02(o)(3) of the Disclosure Schedules, neither AC Financial nor any of its Subsidiaries participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan. AC Financial has provided to Bond Street an accurate and complete copy of each written plan or program set forth in Section 5.02(o)(3) of the Disclosure Schedules. AC Financial has also provided or made available to Bond Street, with respect to each such plan or program to the extent available to AC Financial or its Subsidiaries, all (i) amendments or supplements thereto, (ii) summary plan descriptions, (iii) descriptions of all current participants in such plans and programs and all participants with benefit entitlements under such plans and programs, (iv) contracts with third party administrators, trustee(s), investment advisors and custodians relating to plan documents, (v) actuarial valuations for any defined benefit plan, (vi) valuations for any plan as of the most recent available date, (vii) the most recent determination letters from the IRS, (viii) the most recent annual reports filed with the IRS, (ix) registration statements on Form S-8 and prospectuses thereunder and (x) trust agreements.

(4)         All liabilities of the AC Financial Employee Plans have been funded or accrued on the basis of consistent methods in accordance with GAAP. No actuarial assumptions with respect thereto have been changed since the last written report of actuaries on such AC Financial Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) with respect thereto have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the AC Financial Financial Statements, to the Knowledge of AC Financial, neither AC Financial nor any of its Subsidiaries has contingent or actual liabilities under Title IV of ERISA as of September 30, 2012. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to any of the AC Financial Employee Plans to which said Section 302 of ERISA or Section 412 of the Code apply, whether or not waived, nor does AC Financial or any of its Subsidiaries have any liability or potential liability as a result of the underfunding of, or termination of, or withdrawal from, any plan by AC Financial or by any person which may be aggregated with AC Financial for purposes of Section 412 of the Code. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any of the AC Financial Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. To the Knowledge of AC Financial, no claim is pending or threatened or imminent with respect to any AC Financial Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which AC Financial or any of its Subsidiaries would be liable after December 31, 2011, except as is fully

A-25

reflected in the AC Financial Financial Statements. Neither AC Financial nor any of its Subsidiaries has liability for excise taxes under Sections 4971, 4975, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof, 4976 (provided, however, that this shall not include any excise tax imposed under regulations under the Health Reform Act respecting employer payment of premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), if such regulations have not been promulgated by the Effective Time), 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any AC Financial Employee Plan. All AC Financial Employee Plans have been operated, administered and maintained in accordance with the terms thereof and in material compliance with the requirements of all applicable laws, including ERISA and the Code.

(p)          Title to Properties; Insurance. Except as set forth in Section 5.02(p) of the Disclosure Schedules: (i) AC Financial and each of its Subsidiaries have good and marketable title, free and clear of all liens, charges and encumbrances (except liens, charges or encumbrances reflected in the AC Financial Financial Statements and easements, rights-of-way and other restrictions that do not have a Material Adverse Effect on AC Financial and each Subsidiary, taken as a whole) to all of their owned real properties; (ii) all leasehold interests for real property and any material personal property used by AC Financial or any of its Subsidiaries in its businesses are held pursuant to lease agreements that are valid and enforceable in accordance with their terms; and (iii) to the Knowledge of AC Financial, all such properties comply in all material respects with all applicable private agreements, and zoning requirements and other applicable laws relating thereto and there are no condemnation proceedings pending or, to the Knowledge of AC Financial, threatened with respect to such properties. All insurable properties owned or held by AC Financial and its Subsidiaries are adequately insured by reputable insurers against fire and other risks customarily insured against, including public liability insurance, in customary and sufficient amounts appropriate for the operations of AC Financial and its Subsidiaries. Section 5.02(p) of the Disclosure Schedules sets forth, for each policy of insurance maintained by AC Financial and each of its Subsidiaries, the amount and type of insurance, the name of the insurer and the amount of the annual premium.

(q)          Environmental Matters.

(1)         As used in this Agreement, “Environmental Laws” means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which AC Financial or any of its Subsidiaries has done business or owned, leased or operated property, including, without limitation, the Federal Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act and the Federal Occupational Safety and Health Act.

(2)         Except as set forth in Section 5.02(q) of the Disclosure Schedules, to the Knowledge of AC Financial, neither the conduct nor operation of AC Financial or any of its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by AC Financial or any of its Subsidiaries violates or violated Environmental Laws in any respect material to the business of AC Financial or any of its

A-26

Subsidiaries and no condition has existed or event has occurred with respect to it or any such property that, with notice or the passage of time, or both, would constitute a violation of Environmental Laws or obligate (or potentially obligate) AC Financial or any of its Subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property. Except as set forth in Section 5.02(q) of the Disclosure Schedules, neither AC Financial nor any of its Subsidiaries has received any notice from any person or entity that AC Financial or such Subsidiary or the operation or condition of any property ever owned, leased or operated by AC Financial or any of its Subsidiaries is or was in violation of any Environmental Laws or that it is responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

(r)          Intellectual Property.

(1)         Section 5.02(r)(1) of the Disclosure Schedules lists: (i) all registered Trademarks, and all pending applications for Trademarks; (ii) all Domain Names; (iii) issued Patents and any pending applications for Patents; and (iv) all registered Copyrights or any pending applications for Copyrights, in each case, owned by AC Financial or any of its Subsidiaries (collectively, the “Owned Intellectual Property Rights”).

(2)         Patents. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AC Financial or any of its Subsidiaries:

A.           All of the issued Patents, and pending applications for Patents, of AC Financial and each of its Subsidiaries are currently in material compliance with all filing and fee requirements of the applicable Governmental Authority.

B.           To the Knowledge of AC Financial, no Patent of AC Financial or any of its Subsidiaries has been or is currently involved in any interference, reissue or reexamination proceeding and no such action is threatened with respect to any of such Patents.

C.           No Patent of AC Financial or any of its Subsidiaries is currently alleged to infringe any Patent of any third party, and to the Knowledge of AC Financial, no Patent of AC Financial or any of its Subsidiaries is currently being infringed.

(3)         Trademarks. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AC Financial or any of its Subsidiaries:

A.           All registered Trademarks, and pending applications for Trademarks, of AC Financial and its Subsidiaries are currently in material compliance with all filing and fee requirements of the applicable Governmental Authority.

A-27

B.           To the Knowledge of AC Financial, no Trademark of AC Financial or any of its Subsidiaries is currently involved in any opposition, infringement, cancellation or other proceeding and no such proceeding is currently threatened with respect to any of such Trademarks.

C.           No Trademark of AC Financial or any of its Subsidiaries is currently alleged to infringe, misappropriate or otherwise violate any Trademark of any other third party, and to the Knowledge of AC Financial, no Trademark of AC Financial or any of its Subsidiaries is currently infringed, misappropriated or otherwise violated.

(4)         Copyrights. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AC Financial or any of its Subsidiaries:

A.           No Copyright of AC Financial or any of its Subsidiaries is currently the subject of any proceeding and, to the Knowledge of AC Financial, no such proceeding is currently threatened with respect to any Copyright of AC Financial or any of its Subsidiaries.

B.           To the Knowledge of AC Financial, no Copyright of AC Financial or any of its Subsidiaries is currently alleged to infringe, misappropriate or otherwise violate any Copyright of any other third party, and no Copyright of AC Financial or any of its Subsidiaries is currently infringed, misappropriated or violated.

(5)         Domain Names. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AC Financial or any of its Subsidiaries:

A.           All registered Domain Names of AC Financial and its Subsidiaries are currently in material compliance with all filing and fee requirements of the applicable registry.

B.           No Domain Name of AC Financial or any of its Subsidiaries is currently the subject of any dispute resolution or other proceeding and, to the Knowledge of AC Financial, no such proceeding is currently threatened with respect to any such Domain Name.

(6)         Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AC Financial or any of its Subsidiaries:

A.           AC Financial and its Subsidiaries are the sole owners of all Owned Intellectual Property Rights and hold all right, title and interest in and to all Owned Intellectual Property Rights, free and clear of any Liens. The Licensed Intellectual Property Rights and the Owned Intellectual Property Rights together constitute all the material Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business

A-28

of AC Financial and each of its Subsidiaries as currently conducted. The consummation of the transactions contemplated by this Agreement will not terminate any material Owned Intellectual Property Rights or any material Licensed Intellectual Property Rights.

B.           None of the Owned Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part, and, to the Knowledge of AC Financial, all such Owned Intellectual Property Rights are valid and enforceable.

For purposes of this Agreement, “Intellectual Property Rights” means (i) all domestic and foreign copyrights, whether registered or unregistered, including all registrations and applications therefor, all moral rights, and all rights to register and obtain renewals and extensions of copyright registrations (“Copyrights”); (ii) all domestic and foreign patents (including certificates of invention and other patent equivalents), provisional applications, applications and patents issuing therefrom, all inventions and improvements described therein, any division, continuation or continuation in part, reissue, extension, reexamination, certification, revival or renewal of any patent (“Patents”); (iii) all domestic and foreign trademarks, trade dress, service marks, trade names, logos, slogans, designs, and any other indicia of source or sponsorship of goods or services related to the above, in any and all forms, all registrations and applications therefor and all goodwill related to the foregoing (“Trademarks”); (iv) all domain name registrations (“Domain Names”); (v) any proprietary formula, design, know-how, methods, techniques, computer programs and/or software programs (including all source code, object code, firmware, programming tools and/or documentation), vendor lists, customer lists, databases and compilations, including any and all data and collections of data and all documentation and media constituting, describing or relating to the above, including memoranda, manuals, technical specifications and other records wherever created throughout the world (“Trade Secrets”); and (vi) the right to sue for past, present, or future infringement and to collect and retain all damages and profits related to the foregoing. For purposes of this Agreement, “Licensed Intellectual Property Rights” means all Intellectual Property Rights owned by a third party and licensed or sublicensed to AC Financial or any of its Subsidiaries.

(s)          Brokerage. With the exception of fees payable to Stifel, Nicolaus & Company, Incorporated or its affiliates pursuant to arrangements previously disclosed to Bond Street, there are no existing claims or agreements for brokerage commissions, finders’ fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by AC Financial or any of its Subsidiaries.

(t)          Statements True and Correct. None of the information supplied or to be supplied by AC Financial or any of its Subsidiaries for inclusion in (i) the Proxy Statement (as defined herein), and (ii) any other documents to be filed with any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of AC Financial and at the time of the AC Financial Stockholders Meeting (as defined herein), contain any untrue statement of a material fact, or omit to state any material fact

A-29

necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that AC Financial or any of its Subsidiaries is responsible for filing with any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

(u)          Books and Records. The books and records of AC Financial and its Subsidiaries have been fully, properly and accurately maintained in all material respects and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(v)         Deposit Insurance. The deposits of AC Bank are insured by the FDIC up to applicable limits and in accordance with the Federal Deposit Insurance Act, as amended, and AC Bank has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

(w)          Takeover Laws and Provisions. AC Financial has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other antitakeover laws and regulations of any state or any provision in any document applicable to AC Financial.

(x)          401(k) Plan. The AC Financial 401(k) Plan (as defined herein) has no outstanding indebtedness.

(y)          Covered Security. AC Financial Common Stock is a “covered security” as defined in Section 18(b)(1)(A) of the Securities Act.

(z)          Related Party Transactions. AC Financial has filed with the AC Financial SEC Documents all agreements with affiliates of AC Financial that are required to be so filed by the Securities Act and the rules and regulations of the SEC promulgated thereunder, or the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable. As of the date hereof, no Loans to any affiliate of AC Financial are presently in default or, during the three year period prior to the date of this Agreement, have been in default or have been restructured, modified or extended. As of the date hereof, neither AC Financial nor any of its Subsidiaries has been notified that principal and interest with respect to any such Loan will not be paid when due or that the Loan grade classification accorded such Loan by AC Financial or any of its Subsidiaries is considered incorrect by any applicable Governmental Authority.

(aa)         Interest Rate Risk Management Instruments. (i) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of AC Financial or any of its Subsidiaries or for the account of any customer of AC Financial or any of its Subsidiaries (each, a “Derivatives Contract”), were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable rules, regulations and policies of all applicable Governmental Authorities and with counterparties reasonably believed to be financially responsible at the time, and are legal, valid and binding obligations of AC Financial or such

A-30

Subsidiary and, to the Knowledge of AC Financial, each of the counterparties thereto, are enforceable in accordance with their terms, and are in full force and effect, (ii) AC Financial or such Subsidiary and, to the Knowledge of AC Financial, the counterparties thereto, have duly performed their respective obligations thereunder to the extent that such obligations to perform have accrued, and (iii) to the Knowledge of AC Financial, there are no breaches, violations or defaults or allegations or assertions thereof by any party thereunder.

(bb)         Community Reinvestment Act. AC Bank received a rating of at least “Satisfactory” in connection with its last Community Reinvestment Act examination, and is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act.

(cc)         Credit Card Accounts. Except as set forth in Section 5.02(cc) of the Disclosure Schedules, neither AC Financial nor any of its Subsidiaries originates, maintains or administers credit card accounts.

(dd)         Merchant Processing. Except as set forth in Section 5.02(dd) of the Disclosure Schedules, neither AC Financial nor any of its Subsidiaries provides merchant credit card processing services to any merchants.

5.03         Representations and Warranties of Bond Street and FCB. Except as set forth in Section 5.03 of the Disclosure Schedules (which Disclosure Schedules shall identify the specific section of this Agreement to which such disclosure pertains), Bond Street and FCB hereby represent and warrant, jointly and severally, to AC Financial and AC Bank as follows:

(a)          Organization. Bond Street is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted. Bond Street is a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956, as amended.

(b)          Authorization and No Default. Bond Street’s Board of Directors has, by all appropriate action, approved this Agreement and the Company Merger, and the Subsidiary Merger Agreement and Subsidiary Merger (on behalf of Bond Street as the sole shareholder of FCB), and authorized the execution of this Agreement on behalf of Bond Street by its duly authorized officers and the performance by Bond Street of its obligations hereunder. FCB’s Board of Directors has, by all appropriate action, approved this Agreement, the Subsidiary Merger Agreement and the Subsidiary Merger and authorized the execution hereof and of the Subsidiary Merger Agreement on behalf of FCB by its duly authorized officers and the performance by FCB of its obligations hereunder and under the Subsidiary Merger Agreement. Nothing in the certificate of incorporation, articles of association or bylaws of Bond Street or FCB, as amended, as applicable, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which Bond Street or FCB, as applicable, is bound or subject would prohibit Bond Street or FCB, as applicable, from consummating this Agreement, the Company Merger or the Subsidiary Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Bond Street and FCB and constitutes a legal, valid and binding

A-31

obligation of Bond Street and FCB, enforceable against Bond Street and FCB in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by judicial discretion in applying principles of equity. No other corporate acts or proceedings are required to be taken by Bond Street or FCB, as applicable, to authorize the execution, delivery and performance of this Agreement and the Subsidiary Merger Agreement. Except for the requisite approval of and notice to, the OCC and any required notice or application to the Federal Reserve, no notice to, filing with, or authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution of this Agreement or consummation of the Company Merger by Bond Street or the Subsidiary Merger by FCB. Bond Street and FCB are neither in default under, nor in violation of, any provision of their respective certificate of incorporation or articles of association or bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement, except for defaults and violations which could not individually or in the aggregate have a Material Adverse Effect on the ability of Bond Street or FCB to consummate the Company Merger or the Subsidiary Merger, as applicable.

(c)          FCB. FCB is a wholly-owned Subsidiary of Bond Street and is a national banking association duly organized and validly existing under the laws of the United States and has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as it is now being conducted.

(d)          Statements True and Correct. None of the information supplied or to be supplied by Bond Street or FCB for inclusion in (i) the Proxy Statement, and (ii) any other documents to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of AC Financial and at the time of the AC Financial Stockholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that Bond Street or FCB are responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

(e)          Legal Proceedings. As of the date hereof, neither Bond Street nor FCB is a party to any, and there are no pending or, to the Knowledge of Bond Street or FCB, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Bond Street or FCB that are reasonably likely to have a Material Adverse Effect on the ability of Bond Street or FCB to consummate the Company Merger or the Subsidiary Merger, as applicable.

(f)          Certain Regulatory Matters. Neither Bond Street nor FCB is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Authority that is reasonably likely to have a Material Adverse Effect on the ability

A-32

of Bond Street or FCB to consummate the Company Merger or the Subsidiary Merger, as applicable.

(g)          Financing. Bond Street will have available to it at the Effective Time immediately available funds in an amount necessary to consummate the transactions contemplated by this Agreement.

Article VI

Covenants

6.01         Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of AC Financial, AC Bank, Bond Street and FCB agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Company Merger and the Subsidiary Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end.

6.02         Regulatory Matters. (a) AC Financial shall, as soon as reasonably practicable following the date of this Agreement, prepare and file with the SEC a proxy statement relating to the matters to be submitted to the stockholders of AC Financial at the AC Financial Stockholders Meeting (such proxy statement, and any amendments or supplements thereto, the “Proxy Statement”).

(b)          Subject to the other provisions of this Agreement, the parties hereto shall cooperate with each other and use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Company Merger and the Subsidiary Merger) and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Authorities. AC Financial and Bond Street shall have the right to review in advance, and to the extent practicable each will consult the other regarding, in each case subject to applicable laws relating to the exchange of information, all the information relating to AC Financial and its Subsidiaries, Bond Street and FCB, as the case may be, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties or Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each of AC Financial and its Subsidiaries on one hand, and Bond Street and FCB, on the other hand, will keep the other reasonably apprised of the status of matters relating to consummation of the transactions contemplated hereby.

(c)          Bond Street and AC Financial shall, upon request, furnish each other with all information concerning themselves, FCB and AC Bank, respectively, their respective

A-33

Subsidiaries, their respective directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the preparation of the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Bond Street, FCB, AC Financial or AC Bank to any Governmental Authority in connection with the Company Merger and Subsidiary Merger and the other transactions contemplated by this Agreement, and each of Bond Street and AC Financial, as applicable, will promptly correct any such information in the event it becomes materially false or misleading.

(d)          Bond Street and AC Financial shall promptly furnish each other with copies of all written communications received by Bond Street and AC Financial, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authority in respect of the transactions contemplated by this Agreement.

6.03         Access to Information. Upon reasonable notice and subject to applicable laws relating to the exchange of information, AC Financial shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Bond Street access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (other than minutes discussing the transactions contemplated by this Agreement), and to its officers, employees, accountants, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of AC Financial or such Subsidiary, and, during such period, AC Financial shall, and shall cause each of its Subsidiaries to, make available to Bond Street all other information concerning its business, properties and personnel as Bond Street may reasonably request. In addition, during the period prior to the Effective Time, AC Financial shall permit employees of Bond Street reasonable access to and participation in material discussions relating to problem Loans, Loan restructurings, Loan workouts and similar matters and other activities of AC Financial and each of its Subsidiaries relating to their respective assets and liabilities; provided that neither Bond Street nor any Bond Street employee shall have any decision-making authority with respect to such matters.

6.04         Stockholder Approval. AC Financial shall duly schedule and call a meeting of its stockholders as promptly as reasonably practicable following the date of this Agreement (the “AC Financial Stockholders Meeting”) for the purpose of obtaining the approval of the AC Financial stockholders at the AC Financial Stockholders Meeting with respect to this Agreement and the transactions contemplated hereby and, except as specifically provided hereby, shall take all lawful action, including retaining a nationally recognized proxy solicitation firm acceptable to Bond Street, to solicit the approval and adoption of this Agreement and the transactions contemplated hereby by such stockholders. The Board of Directors of AC Financial shall recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of AC Financial (the “AC Financial Recommendation”); provided, however, that the Board of Directors of AC Financial may (x) withdraw, modify, qualify in any manner adverse to Bond Street, condition or refuse to make such recommendation (collectively, a “Change in AC Financial Recommendation”) or (y) take any other action or make any other public statement in connection with the AC Financial Stockholders Meeting inconsistent with such recommendation, in each case only if the Board of Directors of AC Financial determines in good faith, based upon the opinion of counsel and after consultation with its outside financial

A-34

advisors, that the failure to take such action is reasonably likely to result in a breach of its fiduciary obligations under the MGCL.

6.05         Acquisition Proposals. From the date of this Agreement: (a) AC Financial agrees that neither it nor any of its Subsidiaries nor any of their respective officers and directors shall, or shall authorize any of their respective employees, agents or representatives (including any investment banker, attorney or accountant retained by any of them) to, directly or indirectly, (i) initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization (which, for the avoidance of doubt, shall for all purposes of this Agreement be deemed to include any rights offering, issuance or sale of securities of AC Financial (other than issuances permitted pursuant to Section 4.01(b)) or similar transaction), liquidation, dissolution or similar transaction involving AC Financial or any of its Subsidiaries, other than any such transaction permitted by Section 4.01, or any sale of any capital stock of AC Bank or any other Subsidiary of AC Financial or 20% or more of the consolidated assets (including in such calculation stock of Subsidiaries of AC Financial) of AC Financial and its Subsidiaries, taken as a whole, or any issuance or sale of, or tender or exchange offer for, voting securities of AC Financial or any of its Subsidiaries that, if consummated, would result in any person (or the stockholders of any person) beneficially owning securities representing 10% or more of total voting power of the securities of AC Financial (or of the surviving parent entity in such transaction) or any of its Subsidiaries (any such proposal or offer (other than a proposal or offer made by Bond Street) being hereinafter referred as an “Acquisition Proposal”), (ii) have any discussions with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt by any person to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or publicly propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or publicly propose or agree to do any of the foregoing. Notwithstanding the foregoing provisions of this Section 6.05(a), in the event that, prior to the date of the AC Financial Stockholders Meeting, AC Financial receives an unsolicited bona fide Acquisition Proposal, AC Financial may, prior to the AC Financial Stockholders Meeting, (1) furnish or cause to be furnished confidential information or data, (2) participate in such negotiations or discussions, (3) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (4) approve or recommend, or publicly propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal if AC Financial’s Board of Directors concludes in good faith after consultation with its financial advisors and outside legal counsel that, in the case of any action described in clause (3) or (4) above, such Acquisition Proposal constitutes a Superior Proposal (as defined herein) and, in the case of any action described in clause (1) or (2) above, such action is reasonably likely to result in an Acquisition Proposal that constitutes a Superior Proposal; provided that prior to providing (or causing to be provided) any confidential information or data permitted to be provided pursuant to this sentence, AC Financial shall have entered into a confidentiality agreement with such third party on terms no less favorable to AC Financial than the Confidentiality Agreement, dated August 17, 2012, by and

A-35

between Bond Street and Stifel, Nicolaus & Company, Incorporated, on behalf of AC Financial (the “Confidentiality Agreement”).

(b)          Notwithstanding anything in this Agreement to the contrary, if, at any time prior to the adoption of this Agreement by AC Financial’s stockholders in accordance with this Agreement, AC Financial’s Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an Acquisition Proposal that was not solicited in violation of Section 6.05(a), that such proposal is a Superior Proposal, AC Financial or its Board of Directors may terminate this Agreement; provided, however, that AC Financial shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no force or effect, unless AC Financial prior to or concurrently with such termination pursuant to this Section 6.05(b) pays to Bond Street the fee payable pursuant to Section 9.03; and provided, further, however, that AC Financial shall not exercise its right to terminate this Agreement pursuant to this Section 6.05(b) until after five (5) Business Days following the provision of written notice to Bond Street advising Bond Street that AC Financial’s Board of Directors intends to cause AC Financial to accept such Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and that AC Financial shall, during such five (5) Business Day period, negotiate in good faith with Bond Street to make such adjustments to the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal.

(c)          For purposes of this Agreement, “Superior Proposal” with respect to AC Financial means a bona fide written Acquisition Proposal which the Board of Directors of AC Financial concludes in good faith, after consultation with its financial advisors and outside legal counsel, advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including the amount and form of consideration, timing of payment, any break-up fees, expense reimbursement provisions, the conditions to consummation and the likelihood of consummation), is more favorable to the stockholders of AC Financial from a financial point of view than the transactions contemplated by this Agreement.

(d)          AC Financial will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Bond Street with respect to any Acquisition Proposal or other transaction similar to or as an alternative to or in substitution for the transactions contemplated by this Agreement. AC Financial will promptly (and in any event within one (1) Business Day) following the receipt of any Acquisition Proposal, or of any inquiry which could reasonably be expected to lead to an Acquisition Proposal, advise Bond Street of the material terms thereof, including the name of the person making such Acquisition Proposal or inquiry, and will keep Bond Street reasonably apprised of any material developments related thereto.

(e)          Nothing contained in this Agreement shall prevent AC Financial or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to an Acquisition Proposal.

A-36

6.06         Press Releases. Each of AC Financial and Bond Street agrees that it will not, without the prior approval of the other party, issue any press release or make any other public statement relating to the transactions contemplated hereby (except for any release or statement that, in the opinion of outside legal counsel to such party, is required by law or regulation and as to which such party has used its best efforts to discuss with the other party in advance, provided that such release or statement has not been caused by, or is not the result of, a previous disclosure by or at the direction of such party or any of its representatives that was not permitted by this Agreement).

6.07         Title Insurance and Surveys. AC Financial shall deliver to Bond Street prior to the Effective Date copies of the most recent owner’s closing title insurance binder or abstract and surveys on each parcel of real estate set forth in Section 5.02(k)(2) of the Disclosure Schedules, or such other evidence of title as may be reasonably acceptable to Bond Street. AC Financial will also provide to Bond Street upon request any updates or new policies, abstracts or surveys on any such real estate as Bond Street shall reasonably request. Bond Street shall make any such requests for new policies, abstracts or surveys within twenty (20) days after the date hereof, and agrees to pay the reasonable costs of any such policies, abstracts or surveys so requested.

6.08         Notification of Certain Matters. Each of AC Financial and AC Bank, on one hand, and Bond Street and FCB, on the other hand, shall give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (2) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

6.09         Employee Benefits. AC Financial and AC Bank, on the one hand, and Bond Street and FCB, on the other hand, will cooperate fully with each other to ensure an orderly transition with respect to the Employee Plans in connection with the Company Merger and Subsidiary Merger.  Without limiting the foregoing, AC Financial will comply with any request by Bond Street to (a) timely amend each of the Employee Plans, as necessary, to exclude Bond Street or FCB employees from eligibility to participate in any such AC Financial Employee Plan on and after the Effective Date; (b) terminate, effective on the Effective Date, any Employee Plan designated by Bond Street; (c) provide any notice or execute any amendment necessary or appropriate to effect the substitution of Bond Street as the sponsor of (and, if applicable, contract holder with respect to) any Employee Plan designated by Bond Street; and (d) in accordance with written instructions from Bond Street, provide information to, and solicit elections from, employees of AC Financial and AC Bank with respect to their participation in Bond Street benefit plans on and after the Effective Date.  In addition, AC Financial will take such steps as may be necessary or appropriate to cause the Merger Consideration paid to the ESOP trustee with respect to the shares of AC Financial Common Stock held in the ESOP suspense account that are not allocable to participants' accounts as a result of loan payments made by the ESOP trustee prior to the Effective Date to be used to pay indebtedness of the ESOP.

A-37

6.10       Compliance. AC Financial and AC Bank will comply with applicable law and the terms of the relevant Employee Plan with respect to the voting of any AC Financial Common Stock held by any such plan.

6.11       Employment Agreements. Certain employment agreements or arrangements to which AC Financial or AC Bank are parties shall be amended or terminated and replaced as of the Effective Time as described in Section 6.11 of the Disclosure Schedules.

6.12       Employee Matters.

(a)          Following the Effective Time, Bond Street will give each employee of the AC Financial or AC Bank as of the Effective Time who continues employment with the Surviving Corporation or the Surviving Bank (each, a “Continuing Employee,” and collectively, the “Continuing Employees”) credit for prior service with AC Financial or AC Bank, to the extent described in Section 6.12(a) of the Disclosure Schedules, for purposes of (a) eligibility and vesting under any Surviving Entity Employee Plan (as defined below), (b) determination of benefit levels under any Surviving Entity Employee Plan or policy relating to vacation or severance and (c) determination of “retiree” status under any Surviving Entity Employee Plan, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such credit would result in a duplication of benefits. In addition, the Surviving Corporation and the Surviving Bank, as applicable, shall waive, or cause to be waived, as to Continuing Employees, any limitations on benefits relating to pre-existing conditions as of the Effective Date to the same extent such limitations are waived under any comparable plan of Bond Street or FCB, as applicable, and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs. For purposes of this Agreement, the term “Surviving Entity Employee Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA, each material employment, severance or similar contract, plan, arrangement or policy and each other written plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other material forms of incentive or deferred compensation, vacation benefits, health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits).

(b)          With respect to any accrued but unused vacation time to which any Continuing Employee is entitled pursuant to the vacation policy applicable to such Continuing Employee immediately prior to the Effective Time (the “AC Vacation Policy”), Bond Street and FCB, as applicable, shall allow such Continuing Employee to use such accrued and unused vacation time; provided, however, that if Bond Street or FCB determine that the AC Vacation Policy is more favorable to the Continuing Employees than the vacation policy maintained by Bond Street and FCB, as applicable, Bond Street and FCB may disallow a Continuing Employee from taking such accrued vacation and shall be liable for and pay in cash to each such Continuing Employee an amount equal to such accrued and unused vacation time in accordance with the AC Vacation Policy.

A-38

(c)          From the Effective Time through December 31, 2013, (i) the Surviving Corporation and the Surviving Bank, as applicable, shall provide to all Continuing Employees, to the extent they remain employed during such period, benefits (other than equity-based or other compensation) that are in the aggregate substantially comparable to the benefits provided by AC Financial and AC Bank, as applicable, to the Continuing Employees immediately prior to the Effective Time.

(d)          Notwithstanding the foregoing or any other provision in this Agreement, in no event shall anything in this Agreement be construed to (a) provide any Continuing Employee with a right to continued employment by the Surviving Corporation or the Surviving Bank, (b) preclude the Surviving Corporation or the Surviving Bank from amending or terminating any plan, program or arrangement following the Effective Time, or (c) confer any rights or benefits whatsoever on any person other than the parties to this Agreement.

6.13       Directors’ and Officers’ Indemnification and Insurance.

(a)          Bond Street and FCB agree that all rights to indemnification, advancement of expenses and exculpation by AC Financial now existing in favor of each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of AC Financial and its Subsidiaries (each an “Indemnified Party”), in each case as in effect on the date of this Agreement, or pursuant to any other contracts in effect on the date hereof, in each case to the extent fully disclosed in the Disclosure Schedules, shall be assumed by the surviving corporation in the Company Merger or the Subsidiary Merger, as the case may be, without further action, at the Effective Time and shall survive and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding subject thereto is pending or asserted or any claim subject thereto made during such period, until the final disposition of such proceeding or claim.

(b)          For six years after the Effective Date, to the fullest extent permitted under applicable law, the surviving corporation in the Company Merger or the Subsidiary Merger, as the case may be (each an “Indemnifying Party”), shall indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in such Indemnified Party’s capacity as such occurring at or prior to the Effective Time (including in connection with the transactions contemplated by this Agreement), and shall reimburse each Indemnified Party for any reasonable legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to the Indemnifying Party’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable law; provided, however, that the Indemnifying Party will not be liable for any settlement effected without the surviving corporation’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(c)          AC Financial shall obtain, at or prior to the Effective Time, and effective on and after the Effective Time, a prepaid, fully-earned and non-cancellable “tail” directors’ and

A-39

officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time with a claims period of six (6) years from the Effective Time, covering each person who is covered by any such policy of AC Financial on the date of this Agreement, in each case to the extent fully disclosed in the Disclosure Schedules, with the coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of AC Financial and its Subsidiaries than those of the directors’ and officers’ liability insurance policy in effect on the date of this Agreement; provided, however, that AC Financial shall not expend pursuant to this Agreement more than an amount equal to 300% of the annual premium paid by AC Financial for coverage for its current policy year for such insurance, and if the premium therefor would be in excess of such amount, AC Financial shall purchase such “tail” policy with the greatest coverage available as to matters occurring prior to the Effective Time as is available for a cost not exceeding that premium amount.

(d)          The obligations of the surviving corporations under this Section 6.13 shall survive the consummation of the Company Merger and the Subsidiary Merger and shall not be terminated or modified in such a manner as to materially adversely affect any Indemnified Party to whom this Section 6.13 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.13 applies shall be third party beneficiaries of this Section 6.13, each of whom may enforce the provisions of this Section 6.13).

(e)          In the event either of the surviving corporations or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any other person, then, in either such case, proper provision shall be made so that the successors and assigns of such surviving corporation shall assume all of the obligations of such surviving corporation set forth in this Section 6.13. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to AC Financial or its officers, directors and employees, it being understood and agreed that the indemnification provided or in this Section 6.13 is not prior to, or in substitution to, any such claims under any such policies.

Article VII
Conditions to Consummation of the Company Merger

7.01       Conditions to Each Party’s Obligation to Effect the Company Merger. The respective obligations of each of Bond Street and AC Financial to consummate the Company Merger are subject to the fulfillment, or written waiver by Bond Street and AC Financial prior to the Effective Time, of each of the following conditions:

(a)          Stockholder Approval. This Agreement and the actions and transactions contemplated hereby shall have been duly approved by the affirmative vote of the holders of the requisite number of the outstanding AC Financial Shares entitled to vote thereon in accordance with applicable law, and the articles of incorporation and bylaws of AC Financial.

A-40

(b)          Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the Company Merger and the Subsidiary Merger, shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction that would have a Material Adverse Effect on either Bond Street or AC Financial.

(c)          Third Party Consents. All consents and approvals set forth in Section 7.01(c) of the Disclosure Schedules shall have been obtained and shall be in full force and effect. All other consents or approvals of persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Company Merger and the Subsidiary Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bond Street or AC Financial, as applicable.

(d)          No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Agreement.

7.02       Conditions to Obligation of AC Financial. The obligation of AC Financial to consummate the Company Merger is also subject to the fulfillment, or written waiver by AC Financial prior to the Effective Time, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of Bond Street and FCB set forth in this Agreement which are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and the representations and warranties of Bond Street and FCB set forth in this Agreement which are not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and AC Financial shall have received a certificate, dated the Effective Time, signed on behalf of Bond Street by a member of the Office of Chief Executive Officer and the Chief Financial Officer of Bond Street to such effect.

(b)          Performance of Obligations of Bond Street and FCB. Bond Street and FCB shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and AC Financial shall have received a certificate, dated the Effective Time, signed on behalf of Bond Street by a member of the Office of Chief Executive Officer and the Chief Financial Officer of Bond Street to such effect.

A-41

(c)          Opinion of Counsel. AC Financial shall have received an opinion, dated the Effective Date, of Kramer Levin Naftalis & Frankel LLP and/or Willkie Farr & Gallagher LLP, Counsel to Bond Street, in substantially the same form as that attached hereto as Exhibit D.

(d)          Fairness Opinion. AC Financial’s Board of Directors shall have been issued by Stifel Nicolaus, financial advisor to AC Financial, as of the date of mailing of the Proxy Statement, a written opinion confirming the written fairness opinion delivered at or prior to the date hereof to the effect that the Merger Consideration to be received by the AC Financial stockholders in the Company Merger is fair to the AC Financial stockholders from a financial point of view.

7.03       Conditions to Obligation of Bond Street. The obligation of Bond Street to consummate the Company Merger is also subject to the fulfillment, or written waiver by Bond Street prior to the Effective Time, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of AC Financial and AC Bank set forth in this Agreement which are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and the representations and warranties of AC Financial and AC Bank set forth in this Agreement which are not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, as of the date of this Agreement and shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and Bond Street shall have received a certificate, dated the Effective Time, signed on behalf of AC Financial by the Chief Executive Officer and the Chief Financial Officer of AC Financial to such effect.

(b)          Performance of Obligations of AC Financial. AC Financial shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Bond Street shall have received a certificate, dated the Effective Time, signed on behalf of AC Financial by the Chief Executive Officer and the Chief Financial Officer of AC Financial to such effect.

(c)          Opinion of Counsel. Bond Street shall have received an opinion, dated the Effective Date, of Luse Gorman Pomerenk & Schick, P.C., Counsel to AC Financial, in substantially the same form as that attached hereto as Exhibit E.

Article VIII
Closing

8.01       Deliveries by AC Financial at Closing. At the closing of the Company Merger (the “Closing”), AC Financial shall deliver to Bond Street:

(a)          certified copies of the articles of incorporation, charter and bylaws of AC Financial and AC Bank, respectively;

(b)          the officers’ certificates required by Sections 7.03(a) and 7.03(b) hereof;

A-42

(c)          a certified copy of the resolutions of AC Financial’s Board of Directors, as required for valid approval of the execution of this Agreement and the consummation of the Company Merger;

(d)          a certified copy of the resolutions of AC Bank’s Board of Directors and written consent of the sole stockholder of AC Bank, as required for valid approval of the execution of this Agreement, the Subsidiary Merger Agreement and the consummation of the Subsidiary Merger;

(e)          a certificate of the Department of Assessments and Taxation of the State of Maryland, dated not more than five (5) Business Days prior to the Effective Date, stating that AC Financial is in good standing under the laws of the State of Maryland;

(f)          Certificates of the OCC and the FDIC, dated not more than five (5) Business Days prior to the Effective Date, affirming the valid existence and the FDIC insurance of deposits of AC Bank;

(g)          Certificates of Merger duly executed on behalf of AC Financial reflecting the terms and provisions of this Agreement in proper form for filing with the Secretary of State of the State of Delaware and the Department of Assessments and Taxation of the State of Maryland in order to cause the Company Merger to become effective pursuant to the DGCL and MGCL;

(h)          the Subsidiary Merger Agreement and Certificates of Merger relating to the Subsidiary Merger duly executed on behalf of AC Bank in proper form for filing with appropriate Governmental Authorities;

(i)          the opinion of Luse Gorman Pomerenk & Schick, P.C., Counsel to AC Financial, in substantially the same form as that attached hereto as Exhibit E; and

(j)          such other documents as Bond Street or its counsel may reasonably request.

8.02       Deliveries by Bond Street at the Closing. At the Closing, Bond Street shall deliver to AC Financial:

(a)          the officers’ certificates required by Section 7.02(a) and (b) hereof;

(b)          a certified copy of the resolutions of Bond Street’s Board of Directors authorizing the execution of this Agreement and the consummation of the Company Merger;

(c)          a certified copy of the resolutions of FCB’s Board of Directors and its sole stockholder authorizing the execution of this Agreement, the Subsidiary Merger Agreement and the consummation of the Subsidiary Merger;

(d)          Certificates of Merger duly executed on behalf of Bond Street reflecting the terms and provisions of this Agreement in proper form for filing with the Secretary of State of the State of Delaware and the Department of Assessments and Taxation of the State of

A-43

Maryland in order to cause the Company Merger to become effective pursuant to the DGCL and MGCL;

(e)          the Subsidiary Merger Agreement and Certificates of Merger relating to the Subsidiary Merger duly executed on behalf of FCB in proper form for filing with appropriate Governmental Authorities;

(f)          the opinion of Kramer Levin Naftalis & Frankel LLP and/or Willkie Farr & Gallagher LLP, Counsel to Bond Street, in substantially the same form as that attached hereto as Exhibit D;

(g)          Certificates of the OCC and the FDIC, dated not more than five (5) Business Days prior to the Effective Date, affirming the valid existence and the FDIC insurance of deposits of FCB; and

(h)          such other documents as AC Financial or its counsel may reasonably request.

Article IX
Termination

9.01       Termination. This Agreement may be terminated and the Company Merger and the Subsidiary Merger may be abandoned:

(a)          Mutual Consent. At any time prior to the Effective Time, by the mutual written consent of Bond Street and AC Financial.

(b)          Breach. At any time prior to the Effective Time, by Bond Street in writing if AC Financial or AC Bank has, or by AC Financial or AC Bank in writing if Bond Street or FCB has, breached in any material respect any covenant or undertaking contained herein or any representation or warranty contained herein such that the conditions set forth in Section 7.02(a) or 7.02(b), in the case of such a breach by Bond Street or FCB, or Section 7.03(a) or 7.03(b), in the case of such a breach by AC Financial or AC Bank, would not be satisfied, unless such breach has been or may be, and is, cured within thirty (30) days after written notice of such breach.

(c)          Delay. At any time prior to the Effective Time, (i) by Bond Street in the event that AC Financial shall not have filed a substantially complete Proxy Statement with the SEC within thirty (30) days after the date of this Agreement, (ii) by Bond Street in the event that the Company Merger is not consummated by June 30, 2013 (provided that if all conditions to consummation of the Company Merger have been fulfilled other than the approval of any Governmental Authority, and if the delay in approval by such Governmental Authority is not attributable to the actions, inactions or circumstances of AC Financial or AC Bank, such date shall be extended from June 30, 2013 to September 30, 2013), (iii) by Bond Street in the event that any Governmental Authority shall have issued a restraining order or injunction or taken any other action enjoining or otherwise prohibiting (x) the consummation of the Company Merger, the Subsidiary Merger or the other transactions contemplated by this Agreement, (y) the AC Financial Stockholders Meeting or the solicitation of proxies in connection therewith, or (z) any

A-44

other material action required to complete the transactions contemplated by this Agreement, and such order, injunction or other action shall not have been lifted, dissolved or terminated within twenty-one (21) days, or (iv) by either Bond Street or AC Financial in the event that the Company Merger is not consummated by September 30, 2013, in each case except to the extent that the failure of the Company Merger then to be consummated arises out of or results from the action or inaction of the party seeking to terminate pursuant to this Section 9.01(c).

(d)          No Approval. By AC Financial or Bond Street in the event (1) the approval of any Governmental Authority required for consummation of the Company Merger, the Subsidiary Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental Authority or (2) the stockholder approval contemplated by Section 6.04 is not obtained on or before May 24, 2013 (or on or before June 21, 2013 to the extent that mailing of the definitive Proxy Statement has been delayed by substantive review and comment by the SEC staff); provided, however, that neither AC Financial nor Bond Street shall be entitled to terminate this Agreement under this section unless it has complied with all of its obligations under this Agreement with respect to the Proxy Statement and the AC Financial Stockholder Meeting.

(e)          Failure to Recommend, Etc. By Bond Street if (1) the Board of Directors of AC Financial shall not have recommended approval of this Agreement to its stockholders within thirty (30) days after the date of this Agreement, or (2) at any time prior to the receipt of the approval of AC Financial’s stockholders contemplated by Section 6.04, AC Financial’s Board of Directors shall have withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of Bond Street (whether in accordance with Section 6.04 or otherwise).

(f)          Acceptance of Superior Proposal. By AC Financial, if AC Financial shall have entered into a definitive agreement with a third party with respect to a Superior Proposal; provided, that the right to terminate this Agreement under this Section 9.01(f) shall not be available to AC Financial if it has breached or is then in breach of Section 6.05.

(g)          Certain Events. By Bond Street if there shall have occurred (i) any general suspension of trading or limitation on prices on the Nasdaq Global Market or any national securities exchange, (ii) any banking moratorium or suspension in payments in respect of banks in the United States, or (iii) any material acceleration or worsening of any of the foregoing.

9.02       Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Company Merger and the Subsidiary Merger pursuant to this Article IX, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 9.03 and 10.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement or gross negligence, in each case giving rise to such termination, unless such party is obligated to pay and has paid the Fee pursuant to Section 9.03.

9.03       Liquidated Damages. If (1) Bond Street terminates this Agreement pursuant to Section 9.01(e) or (2) AC Financial terminates this Agreement pursuant to Section 9.01(f), then,

A-45

within five (5) Business Days of such termination, AC Financial shall pay Bond Street by wire transfer in immediately available funds, as agreed upon liquidated damages and not as a penalty and as the sole and exclusive remedy, the amount of $650,000 (the “Fee”). If (i) this Agreement is terminated by reason of the failure of AC Financial to receive stockholder approval of the Company Merger, and (ii) if, within twelve (12) months after the date of such termination, an Acquisition Proposal or any change in control of AC Financial is consummated, which had been proposed (or is with or involving a party that had proposed an Acquisition Proposal to AC Financial) at any time not more than twelve (12) months prior to such date of termination, then AC Financial shall pay the Fee to Bond Street by wire transfer in immediately available funds within three (3) Business Days of the consummation of such Acquisition Proposal or change in control. (For purposes of this Section 9.03, a “change in control” relating to an Acquisition Proposal of AC Financial shall be deemed to have taken place if: (w) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities representing more than twenty-five percent (25%) of the then-issued and outstanding common stock of AC Financial or the combined voting power of the then-outstanding AC Financial Shares, whether through a tender offer or otherwise; (x) there occurs any consolidation or merger in which AC Financial is not the continuing or surviving corporation (except for a merger in which the holders of AC Financial’s Common Stock and/or other voting stock immediately prior to the merger have the same proportionate ownership of common and/or other voting stock of the surviving corporation immediately after the merger); (y) there occurs any consolidation or merger in which AC Financial is the surviving corporation but in which shares of its common and/or other voting stock would be converted into cash or securities of any other corporation or other property or if its stockholders own less than fifty percent (50%) of the outstanding common stock immediately after the transaction; or (z) there occurs any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or a majority of the capital stock of AC Bank or all or substantially all of the assets of AC Financial.

Article X
Miscellaneous

10.01       Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except (i) for those covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time (including, without limitation, the obligation of AC Financial to pay the Fee in accordance with Section 9.03), and (ii) for this Article X.

10.02       Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

10.03       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder

A-46

shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to Bond Street or FCB, to:

Bond Street Holdings, Inc.

2500 Weston Road, Suite 300

Weston, FL 33331

Attn: Paul Burner

Phone: 954-984-3350

Facsimile: 954-389-3120

With a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attn: Peter G. Smith, Esq.

Phone: 212-715-9100

Facsimile: 212-715-8000

If to AC Financial or AC Bank, to:

Atlantic Coast Financial Corporation

10151 Deerwood Park Blvd

Building 200, Suite 100

Jacksonville, Florida 32258

Attn: G. Thomas Frankland

Phone: 904-998-5000

Facsimile: 904-564-4084

With copies to:

McGuireWoods LLP
Bank of America Tower
50 North Laura Street, Suite 3300
Jacksonville, Florida 32202-3661
Attn: Halcyon E. Skinner, Esq.

Phone: 904-798-2626

Facsimile: 904-360-6324

and

Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, NW, Suite 780
Washington, D.C. 20015

Attn: Richard S. Garabedian, Esq.

A-47

Phone: 202-274-2030
Facsimile: 202-362-2902

10.04       Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Reference to “applicable law” shall include all applicable federal, state and local law (whether statutory or common), rules and regulations. No provision of this Agreement shall be construed to require AC Financial, AC Bank, Bond Street, FCB or any of their affiliates to take any action which would violate or conflict with any applicable law.

10.05       Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.06       Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Company Merger by the stockholders of AC Financial; provided, however, that after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.07       Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.08       Entire Agreement. This Agreement (together with the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms.

10.09       Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

A-48

10.10       Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

10.11       Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except as otherwise expressly provided for herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

10.12       Specific Performance; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware and (iv) consents to service being made through the notice procedures set forth in Section 10.03. Each of AC Financial and Bond Street hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10.03 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

[Remainder intentionally blank; Signatures follow.]

A-49

[Page intentionally blank; Signatures follow.]

A-50

IN WITNESS WHEREOF, Bond Street, FCB, AC Financial and AC Bank have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

BOND STREET HOLDINGS, INC.

By:	/s/ Kent S. Ellert
Name: Kent S. Ellert
Title: President and Chief Operating Officer

FLORIDA COMMUNITY BANK, N.A.

By:	/s/ Kent S. Ellert
Name: Kent S. Ellert
Title: President and Chief Executive Officer

ATLANTIC COAST FINANCIAL CORPORATION

By:	/s/ G. Thomas Frankland
Name: G. Thomas Frankland
Title: President and Chief Executive Officer

ATLANTIC COAST BANK

By:	/s/ G. Thomas Frankland
Name: G. Thomas Frankland
Title: President and Chief Executive Officer

A-51

Each of the undersigned directors of AC Financial hereby agrees in his individual capacity but not as a director, subject to his fiduciary obligations as a director, to vote all AC Financial Shares which he has a right to vote (and to use his best efforts to cause all additional AC Financial Shares owned jointly with any other person or by his spouse or over which he has voting influence or control to be voted) in favor of this Agreement and the Company Merger. In addition, each of the undersigned directors hereby agrees not to make any transfers of AC Financial Shares with the purpose of avoiding his agreements set forth in the preceding sentence. This provision shall be of no further force or effect upon the termination of the Agreement pursuant to Section 9.01.

Name:

Name:

Name:

Name:

Name:

Name:

Name:

A-52

EXHIBIT A

Certificate of Merger and Articles of Merger in customary form for transactions of this nature consistent with this Agreement and Plan of Merger, including a Plan of Merger to the extent required, prepared by Bond Street and reasonably acceptable to AC Financial.

EXHIBIT B

Agreement and Plan of Subsidiary Merger in customary form for transactions of this nature consistent with this Agreement and Plan of Merger, prepared by Bond Street and reasonably acceptable to AC Financial.

Exhibit C

Summary Terms of Escrow Agreement

1. Escrow Agent:	A nationally recognized bank or trust company appointed by Bond Street and reasonably acceptable to AC Financial.

2. Escrow Fund:	An amount in cash sufficient to make all payments of the Escrowed Merger Consideration of $2.00 per share, as and when due.

3. Application of Escrow Fund:	The Escrow Fund shall be disbursed as follows:

(a) First, to Bond Street from time to time to the extent, if any, of any losses (including without limitation all expenses of contesting, investigating, defending or settling any such matter, reasonable attorneys’ fees and any indemnification of officers and directors) incurred by Bond Street or AC Financial or any of their respective Affiliates arising out of or relating to any claims (including without limitation any form of judicial or regulatory proceeding) by or on behalf of any holder or former holder of AC Financial Common Stock or other securities of AC Financial, or any Affiliate of any such holder or former holder, whether relating to the transactions contemplated by the Merger Agreement or otherwise, net of any payments actually received under insurance policies covering such losses.

(b) Second, the balance (the “Escrow Payment Amount”) to the former holders of AC Financial Common Stock otherwise entitled to receive Escrowed Merger Consideration in accordance with the terms of the Merger Agreement.

4. Duration of Escrow:	Until the later of (i) one (1) year after the Closing, or (ii) in the event of any pending claim subject to 3(a) above, until the final resolution of such claim.

Exhibit D

Form of Legal Opinion – Bond Street Counsel

1.	Bond Street is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.

2.	FCB is a national banking association formed under the laws of the United States and is authorized to transact the business of banking.

3.	Each of Bond Street and FCB has the corporate power to execute and deliver each of the Transaction Documents[1] to which it is a party and to perform its respective obligations thereunder.

4.	Each of the Transaction Documents to which it is a party and the transactions contemplated thereby have been duly authorized by each of Bond Street and FCB.

5.	Each of the Transaction Documents to which it is a party has been duly executed and delivered by each of Bond Street and FCB and constitutes a valid and binding obligation of each of Bond Street and FCB, enforceable against each of them in accordance with its terms.

6.	The execution and delivery by Bond Street and FCB of each of the Transaction Documents to which it is a party, and the consummation by Bond Street and FCB of the transactions contemplated thereby, do not: (i) result in the violation of the certificate of incorporation, bylaws or charter, as applicable, of Bond Street or FCB; or (ii) result in the violation of any Relevant Law (as hereinafter defined).

7.	The execution and delivery by Bond Street and FCB of each of the Transaction Documents to which it is a party, and the consummation by Bond Street and FCB of the transactions contemplated thereby, do not require approval from or any filings with any Governmental Agency under any Relevant Law, other than [●].

1 Definition of “Transaction Documents” to consist of Merger Agreement and Escrow Agreement.

Exhibit E

Form of Legal Opinion – AC Financial Counsel

1.	AC Financial is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (b) a savings and loan holding company registered with the Board of Governors of the Federal Reserve System under the Home Owners’ Loan Act, as amended, and (c) duly licensed and authorized to conduct business under the laws of the State of Maryland.

2.	AC Bank is a federal savings bank duly organized and validly existing under federal law.

3.	Each of AC Financial and AC Bank has the corporate power to execute and deliver each of the Transaction Documents[2] to which it is a party and to perform its respective obligations thereunder.

4.	Each of the Transaction Documents to which it is a party and the transactions contemplated thereby have been duly authorized by each of AC Financial and AC Bank.

5.	Each of the Transaction Documents to which it is a party has been duly executed and delivered by each of AC Financial and AC Bank and constitutes a valid and binding obligation of each of AC Financial and AC Bank, enforceable against each of them in accordance with its terms.

6.	The execution and delivery by AC Financial and AC Bank of each of the Transaction Documents to which it is a party, and the consummation by AC Financial and AC Bank of the transactions contemplated thereby, do not: (a) result in the violation of the certificate of incorporation, bylaws or charter, as applicable, of AC Financial or AC Bank; (b) result in the violation of any Relevant Law (as hereinafter defined); or (c) breach or result in a default under any agreement, instrument or other document filed or incorporated by reference as an exhibit to AC Financial’s Annual Report on Form 10-K for the year ended December 31, 2011, or any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed in respect of a period subsequent to December 31, 2011, or result in the acceleration of (or entitle any party to accelerate) any indebtedness of AC Financial or AC Bank or creation or imposition of a lien on any property or assets of AC Financial or AC Bank thereunder.

7.	The execution and delivery by AC Financial and AC Bank of each of the Transaction Documents to which it is a party, and the consummation by AC Financial and AC Bank of the transactions contemplated thereby, do not require approval from or any filings with any Governmental Agency under any Relevant Law, other than [●].

8.	[Except as set forth on Schedule [●], and] to our knowledge, neither AC Financial nor AC Bank is party to any action or proceeding pending or threatened in writing with respect to any of the Transaction Documents to which it is a party or any of the transactions contemplated thereby.

2 Definition of “Transaction Documents” to consist of Merger Agreement and Escrow Agreement.

9.	The authorized capital stock of AC Financial consists of 100,000,000 shares of common stock, par value $0.01 per share (“AC Financial Common Stock”), of which 2,629,061 shares are issued and outstanding as of the date hereof, and 25,000,000 shares of preferred stock, par value $0.01, of which no shares are issued and outstanding as of the date hereof.

10.	The authorized capital stock of AC Bank consists of 9,000,000 shares of common stock, par value $0.01 per share (“AC Bank Common Stock”), of which 1,000 shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, par value $0.01, of which no shares are issued and outstanding as of the date hereof.

11.	The shares of AC Financial Common Stock and AC Bank Common Stock issued and outstanding immediately prior to the Effective Time are validly issued, fully paid and nonassessable.

12.	The deposit accounts of AC Bank are insured by the Federal Deposit Insurance Corporation under the provisions of the Federal Deposit Insurance Act.

APPENDIX B

AMENDMENT NUMBER 1 TO THE

AGREEMENT AND PLAN OF MERGER

by and among

ATLANTIC COAST FINANCIAL CORPORATION,

ATLANTIC COAST BANK,

BOND STREET HOLDINGS, INC.

and

FLORIDA COMMUNITY BANK, N.A.

April 22, 2013

AMENDMENT NUMBER 1 TO THE AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NUMBER 1 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”) is dated as of April 22, 2013, by and among Atlantic Coast Financial Corporation, a Maryland corporation (“AC Financial”), Atlantic Coast Bank, a federal savings bank (“AC Bank”), Bond Street Holdings, Inc., a Delaware corporation (“Bond Street”), and Florida Community Bank, N.A., a national banking association (“FCB”).

W I T N E S S E T H:

A. AC Financial, AC Bank, Bond Street and FCB are parties to the Agreement and Plan of Merger, dated as of February 25, 2013 (the “Original Agreement”), providing, inter alia, for the merger of AC Financial with and into Bond Street and the merger of AC Bank with and into FCB;

B. The parties have now agreed to eliminate any provision for the escrow of a portion of the Merger Consideration as contemplated by the Original Agreement and to treat the entire amount of the Merger Consideration as Immediate Merger Consideration for purposes thereof; and

C. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Original Agreement;

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

Article I
Merger Consideration

1.01          Payment of Merger Consideration.

The parties hereby agree that the entire amount of the Merger Consideration shall be paid as Immediate Merger Consideration and that no amount of Merger Consideration shall be treated as Escrowed Merger Consideration.

Article II
Elimination of Escrow

2.01          Elimination of Escrow.

The parties hereby agree that no Merger Consideration shall be placed in escrow and that all references to an escrow as it relates to the Merger Consideration, to the Escrow Agreement, to the Escrow Agent and to the Escrow Fund are hereby deemed to be deleted, in all respects, from the Original Agreement and of no further force and effect.

B-1

Article III
Representations and Warranties

3.01          Representations and Warranties of AC Financial and AC Bank. AC Financial and AC Bank hereby represent and warrant, jointly and severally, to Bond Street and FCB as follows:

AC Financial’s Board of Directors has, by all appropriate action, approved this Amendment and authorized the execution of this Amendment on behalf of AC Financial by its duly authorized officers and the performance by AC Financial of its obligations hereunder. AC Bank’s Board of Directors and AC Financial, as the sole stockholder of AC Bank, have, by all appropriate action, approved this Amendment and authorized the execution hereof on behalf of AC Bank by its duly authorized officers and the performance by AC Bank of its obligations hereunder. Nothing in the articles of incorporation, charter or bylaws of AC Financial or AC Bank, as amended, as applicable, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Amendment or the Original Agreement) by or to which either AC Financial or AC Bank, as applicable, is bound or subject would prohibit either AC Financial or AC Bank, as applicable, from consummating the transactions contemplated by this Amendment. This Amendment has been duly and validly executed and delivered by AC Financial and AC Bank and constitutes a legal, valid and binding obligation of AC Financial and AC Bank, enforceable against AC Financial and AC Bank in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by judicial discretion in applying principles of equity. No other corporate acts or proceedings are required to be taken by AC Financial (except for approval by AC Financial’s stockholders of the Original Agreement as amended by this Amendment) or AC Bank, as applicable, to authorize the execution, delivery and performance of this Amendment.

3.02          Representations and Warranties of Bond Street and FCB. Bond Street and FCB hereby represent and warrant, jointly and severally, to AC Financial and AC Bank as follows:

Bond Street’s Board of Directors has, by all appropriate action, approved this Amendment and authorized the execution of this Amendment on behalf of Bond Street by its duly authorized officers and the performance by Bond Street of its obligations hereunder. FCB’s Board of Directors has, by all appropriate action, approved this Amendment and authorized the execution hereof on behalf of FCB by its duly authorized officers and the performance by FCB of its obligations hereunder. Nothing in the certificate of incorporation, articles of association or bylaws of Bond Street or FCB, as amended, as applicable, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Amendment or the Original Agreement) by or to which Bond Street or FCB, as applicable, is bound or subject would prohibit Bond Street or FCB, as applicable, from consummating the transactions contemplated by this Amendment. This Amendment has been duly and validly executed and delivered by Bond Street and FCB and constitutes a legal, valid and

B-2

binding obligation of Bond Street and FCB, enforceable against Bond Street and FCB in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by judicial discretion in applying principles of equity. No other corporate acts or proceedings are required to be taken by Bond Street or FCB, as applicable, to authorize the execution, delivery and performance of this Amendment.

Article IV
Miscellaneous

4.01          Expenses. All costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby shall be paid by the party incurring such expense.

4.02          Counterparts. This Amendment may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

4.03          Amendment. Subject to compliance with applicable law, this Amendment may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Company Merger by the stockholders of AC Financial; provided, however, that after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Amendment may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

4.04          Entire Agreement. The Original Agreement, as amended by this Amendment, constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms. Except as specifically amended by this Amendment, the terms of the Original Agreement shall remain in full force and effect. Any reference therein to “this Agreement” shall mean the Original Agreement as amended by this Amendment.

4.05          Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

4.06          Severability. Any term or provision of this Amendment which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction, and if any provision of this Amendment is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any

B-3

such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

4.07          Assignment; Third Party Beneficiaries. Neither this Amendment nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Amendment will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except as otherwise expressly provided for herein, this Amendment (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[Remainder intentionally blank; Signatures follow.]

B-4

IN WITNESS WHEREOF, Bond Street, FCB, AC Financial and AC Bank have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the date first above written.

BOND STREET HOLDINGS, INC.

By:	/s/ Paul D. Burner
Name: Paul D. Burner
Title: Executive Vice President and Chief Financial Officer

FLORIDA COMMUNITY BANK, N.A.

By:	/s/ Paul D. Burner
Name: Paul D. Burner
Title: Executive Vice President and Chief Financial Officer

ATLANTIC COAST FINANCIAL CORPORATION

By:	/s/ G. Thomas Frankland
Name: G. Thomas Frankland
Title: President and Chief Executive Officer

ATLANTIC COAST BANK

By:	/s/ G. Thomas Frankland
Name: G. Thomas Frankland
Title: President and Chief Executive Officer

B-5

APPENDIX C

February 25, 2013

The Board of Directors

Atlantic Coast Financial Corporation

10151 Deerwood Park Blvd

Jacksonville, FL 32256

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of Atlantic Coast Financial Corporation (“ACFC”) of the Merger Consideration (as defined below) in the proposed merger (the “Merger”) of ACFC with and into with Bond Street Holdings, Inc. (“Bond Street”) as the surviving corporation, and ACFC’s subsidiary, Atlantic Coast Bank, a federal savings bank (“AC Bank”) with and into Bond Street’s subsidiary, Florida Community Bank, N.A., a national banking association (“FCB”), with FCB being the surviving entity in such merger. The terms of the Merger are set forth in the Agreement and Plan of Merger, dated as of February 22, 2013, between ACFC and Bond Street (the “Agreement”). Pursuant to the terms of the Agreement, each outstanding share of common stock, par value $0.01 per share, of ACFC (the “Common Shares”) (excluding dissenting shares and any cancelled shares as defined in the Agreement), will be converted into the right to receive $5.00 per Common Share in cash (the “Merger Consideration”); including (i) $3.00 per share in cash payable upon Closing and (ii) $2.00 per share in cash to be placed in escrow by Bond Street pursuant to an Escrow Agreement, subject to adjustment and on terms and conditions more fully set forth in the Agreement.

Keefe, Bruyette & Woods, Inc., and Stifel, Nicolaus & Company, Incorporated, an affiliate of Keefe, Bruyette & Woods, Inc., have acted as advisor to ACFC and together referred to herein as “we”, and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, ACFC and Bond Street, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of ACFC for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to ACFC. We have acted exclusively for the Board of Directors of ACFC in rendering this fairness opinion and will receive a fee from ACFC for our services. A portion of our fee is contingent upon the successful completion of the Merger.

During the past two years we have provided investment banking and financial advisory services to ACFC and received compensation for such services including Stifel, Nicolaus & Company, Incorporated acting as sole financial advisor and marketing agent in 2011 in connection with ACFC’s second step conversion offering for which we have received customary fees. We have not received compensation for investment banking services from Bond Street Holdings, Inc. in the past two years. Mr. Daniel Healey, a member of the Board of Directors of Bond Street Holdings, Inc., served as a member of the Board of Directors of KBW, Inc., the predecessor holding company of Keefe, Bruyette & Woods, Inc. prior to its acquisition by Stifel Financial Corp. on February 15, 2013. We also may in the future provide investment banking and financial advisory services to Bond Street and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of ACFC and the Merger, including among other things, the following: (i) a draft of the Agreement dated February 22, 2013 (the most recent draft made available to us); (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2011 of ACFC; (iii) certain interim reports to stockholders and Quarterly

Keefe, Bruyette & Woods, Inc. • 787 Seventh Avenue, New York, NY 10019

C-1

The Board of Directors - Atlantic Coast Financial Corporation

February 25, 2013

Reports on Form 10-Q of ACFC, certain other communications from ACFC to stockholders, and regulatory call reports; and (iv) other financial information concerning the businesses and operations of ACFC furnished to us by ACFC for purposes of our analysis. We have also held discussions with senior management of ACFC and Bond Street regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for ACFC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility for such verification or accuracy. We have relied upon the management of ACFC as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent that the aggregate allowances for loan and lease losses for ACFC are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property, assets or liabilities of ACFC, nor have we examined any individual credit files.

We have assumed that, in all respects material to our analyses, the following: (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which will not differ in any respect material to our analyses from the draft reviewed) with no additional payments or adjustments to the Merger Consideration; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied without any waivers or modifications to the Agreement; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of ACFC; (ii) the assets and liabilities of ACFC; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Our opinion does not address the underlying business decision of ACFC to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to ACFC.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Common Shares of the Merger Consideration in the Merger. We express no view or opinion as to any terms or other aspects of the Merger.

Further, we are not expressing any opinion about the fairness of the amount or nature of the compensation to any of ACFC’s officers, directors or employees, or any class of such persons, relative to the compensation to the public shareholders of ACFC in connection with the Merger.

C-2

The Board of Directors - Atlantic Coast Financial Corporation

February 25, 2013

In addition, we express no view or opinion as to how the stockholders of ACFC should vote at the stockholders meeting to be held in connection with the Merger.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the Merger is fair, from a financial point of view, to holders of the Common Shares.

Very truly yours,

/s/ Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette & Woods, Inc.

C-3

REVOCABLE PROXY

ATLANTIC COAST FINANCIAL CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
___________, 2013

The undersigned hereby appoints ___________ and _____________, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Atlantic Coast Financial Corporation (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at _________________, Jacksonville, Florida, at ____, local time, on _______, 2013. ___________ and _____________ are authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN
1.

To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 25, 2013 and as amended on April 22, 2013, by and among Atlantic Coast Financial Corporation, Atlantic Coast Bank, Bond Street Holdings, Inc. and Florida Community Bank, N.A., pursuant to which Atlantic Coast Financial Corporation will merge with and into Bond Street Holdings, Inc., and Atlantic Coast Bank will merge with and into Florida Community Bank, N.A., and each of the outstanding shares of Atlantic Coast Financial Corporation common stock will be converted into the right to receive $5.00 in cash at closing, as more fully described in the accompanying proxy statement;

		☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	To consider and vote upon a non-binding, advisory proposal to approve the compensation to be paid to the named executive officers of Atlantic Coast Financial Corporation in connection with the merger that will be implemented if the Merger Agreement is consummated; and	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	The adjournment of the special meeting of stockholders if necessary or appropriate to solicit additional proxies.	☐	☐	☐

The board of directors recommends a vote “FOR” each of the above-listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AT THE DISCRETION OF _____________ AND _______________. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Special Meeting, a proxy statement dated _______, 2013.

Dated: _________________, 2013	☐ Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.